CERTAIN INFORMATION, MARKED IN THIS EXHIBIT WITH BRACKETS, HAS BEEN EXCLUDED FROM THIS EXHIBIT IN RELIANCE ON REGULATION S-K, ITEM 601(B) (10)(IV) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT, dated as of June 18, 2026 (this “Amendment”), by and among Construction Partners, Inc., a Delaware corporation (“Construction Partners”), Wiregrass Construction Company, Inc., an Alabama corporation (“Wiregrass Construction”), FSC II, LLC, a North Carolina limited liability company (“FSC”), C. W. Roberts Contracting, Incorporated, a Florida corporation (“Roberts Contracting”), King Asphalt, Inc., a South Carolina corporation (“King Asphalt”), The Scruggs Company, a Georgia corporation (“Scruggs”) and Asphalt Inc., LLC (d/b/a Lone Star Paving), a Texas limited liability company (“Asphalt”) (Asphalt, collectively with Construction Partners, Wiregrass Construction, FSC, Roberts Contracting, King Asphalt and Scruggs, the “Borrowers”, and each, individually, a “Borrower”), each Amendment No. 1 Refinancing Term Loan Lender (as defined below) party hereto, each Amendment No. 1 Incremental Term Loan Lender (as defined below) and Bank of America, N.A., as administrative agent (the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to that certain Term Loan Credit Agreement, dated as of November 1, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, the Borrowing Agent has requested that, pursuant to Section 3.7 of the Existing Credit Agreement and the terms hereof, the Amendment No. 1 Refinancing Term Loan Lenders provide Refinancing Loans (the “Amendment No. 1 Refinancing Term Loans”), the proceeds of which will be used to refinance and replace in full all outstanding Term Loans under the Existing Credit Agreement on the Amendment No. 1 Effective Date (as defined below) (the “Existing Loans”; the Lenders holding the Existing Loans, the “Existing Lenders”; the refinancing of the Existing Loans, the “Amendment No. 1 Refinancing”) and pay accrued interest and fees in respect thereof;
WHEREAS, the Borrowing Agent has further requested that, pursuant to Section 3.6 of the Existing Credit Agreement and the terms hereof, the Amendment No. 1 Incremental Term Loan Lenders provide Incremental Loans (the “Amendment No. 1 Incremental Term Loans”, and the Amendment No. 1 Term Loans, together with the Amendment No. 1 Refinancing Term Loans, the “Amendment No. 1 Term Loans”), the proceeds of which will be used for repayment of certain outstanding borrowings under the revolving credit facility of the Existing Credit Agreement, working capital and general corporate purposes and which shall constitute part of the same Class as the Amendment No. 1 Refinancing Term Loans;
WHEREAS, subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to provide Amendment No. 1 Refinancing Term Loans (each such Person, an “Amendment No. 1 Refinancing Term Loan Lender”) has agreed to provide a commitment (the “Amendment No. 1 Refinancing Term Loan Commitments”) in the amount set forth on Schedule A hereto to make an Amendment No. 1 Refinancing Term Loan (it being understood that certain Lenders who hold Existing Loans (the “Converting Lenders”) may agree to exchange, continue or rollover all or a portion of their Existing Loans to or for Amendment No. 1 Refinancing Term Loans);

WHEREAS, subject to the terms and conditions set forth herein, each Person party hereto who has delivered a signature page as a Lender agreeing to provide Amendment No. 1 Incremental Term Loans (each such Person, an “Amendment No. 1 Incremental Term Loan Lender”, and together with the Amendment No. 1 Refinancing Term Loan Lenders, the “Amendment No. 1 Term Loan Lenders”) has agreed to provide a commitment (the “Amendment No. 1 Incremental Term Loan Commitments”) in the amount set forth on Schedule A hereto to make an Amendment No. 1 Incremental Term Loan;
WHEREAS, pursuant to Section 12.1 of the Existing Credit Agreement, the Borrowers have requested, and each of the Amendment No. 1 Term Loan Lenders party hereto (which shall constitute all of the Lenders under the Existing Credit Agreement after giving effect to the Amendment No. 1 Refinancing and the establishment of the Amendment No. 1 Incremental Term Loan Commitments) have agreed, to make certain other modifications to the Existing Credit Agreement as further set forth herein; and
WHEREAS, Goldman Sachs Bank USA, BofA Securities, Inc., PNC Bank, National Association, TD Securities (USA) LLC, Regions Capital Markets and Royal Bank of Canada are acting as joint lead arrangers and joint bookrunners, in each case, for this Amendment, the Amendment No. 1 Refinancing Term Loans and the Amendment No. 1 Incremental Term Loans.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Amendment No. 1 Refinancing Term Loans.
(a)Each Amendment No. 1 Refinancing Term Loan Lender party hereto hereby commits to provide its respective Amendment No. 1 Refinancing Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below. This Amendment constitutes the Refinancing Loan Request required under Section 3.7(a) of the Existing Credit Agreement. The Borrowers shall prepay all or a portion of the Existing Loans outstanding on the Amendment No. 1 Effective Date and accrued interest thereon with a portion of the gross cash proceeds of the Amendment No. 1 Refinancing Term Loans.
(b)The Amendment No. 1 Refinancing Term Loans shall (i) constitute a new Class of Loans from the Closing Date Loans, but be a part of the same Class of Loans as the Amendment No. 1 Incremental Term Loans and (ii) have the same terms, rights and obligations as the Closing Date Loans as set forth in the Existing Credit Agreement and Loan Documents, except as modified by this Amendment.
(c)The Amendment No. 1 Refinancing Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents, as modified and supplemented by this Amendment. Subject to the terms and conditions set forth herein, pursuant to Section 3.7(c) of the Credit Agreement, effective as of the Amendment No. 1 Effective Date, for all purposes of the Loan Documents, (i) the Amendment No. 1 Refinancing Term Loan Commitments shall constitute “Commitments” and “Refinancing Commitments”, (ii) the Amendment No. 1 Refinancing Term Loans shall constitute “Loans” and “Refinancing Loans” and (iii) each Amendment No. 1 Refinancing Term Loan Lender shall become a “Refinancing Lender” and a “Lender” (if such Amendment No. 1 Refinancing Term Loan Lender is not already a Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Commitment (or, following the making of an Amendment No. 1 Refinancing Term Loan, a Loan).

SECTION 2.Amendment No. 1 Incremental Term Loans.
(a)Each Amendment No. 1 Incremental Term Loan Lender party hereto hereby commits to provide its respective Amendment No. 1 Incremental Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below. The Borrowers shall use the proceeds of the Amendment No. 1 Incremental Term Loans for repayment of certain outstanding borrowings under the revolving credit facility of the Existing Credit Agreement, working capital and general corporate purposes.
(b)The Amendment No. 1 Incremental Term Loans shall (i) be treated as the same Class of Loans as the Amendment No. 1 Refinancing Term Loans and (ii) have the same terms, rights and obligations as the Amendment No. 1 Refinancing Term Loans.
(c)The Amendment No. 1 Incremental Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents, as modified and supplemented by this Amendment. Subject to the terms and conditions set forth herein, pursuant to Section 3.6(f) of the Credit Agreement, effective as of the Amendment No. 1 Effective Date, for all purposes of the Loan Documents, (i) the Amendment No. 1 Incremental Term Loan Commitments shall constitute “Commitments” and “Incremental Commitments”, (ii) the Amendment No. 1 Incremental Term Loans shall constitute “Loans” and “Incremental Loans” and (iii) each Amendment No. 1 Incremental Term Loan Lender shall become an “Incremental Lender” and a “Lender” (if such Amendment No. 1 Incremental Term Loan Lender is not already a Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding a Commitment (or, following the making of an Amendment No. 1 Incremental Term Loan, a Loan).
SECTION 3.Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 4 hereof, the Existing Credit Agreement is amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.
SECTION 4.Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied or waived by the Amendment No. 1 Term Loan Lenders:
(a)Amendment. The Administrative Agent (or its counsel) shall have received a counterpart signature page of this Amendment, duly executed by each of the Loan Parties, the Administrative Agent and the Amendment No. 1 Term Loan Lenders.
(b)Representations and Warranties. The representations and warranties of the Loan Parties set forth in Article 6 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects as of the Amendment No. 1 Effective Date (unless qualified by materiality or reference to the absence of a Material Adverse Effect, in which event they shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of such earlier date, except that the representations and warranties contained in Section 6.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1 of the Existing Credit Agreement.
(c)No Event of Default. No Event of Default or Default shall have occurred and be continuing or would result from the transactions contemplated by this Amendment or the application of the proceeds of the Amendment No. 1 Refinancing Term Loans or the Amendment No. 1 Incremental Term Loans.
(d)No Contravention. The making of the Amendment No. 1 Incremental Term Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders.
(e)No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent.
(f)Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate dated as of the Amendment No. 1 Effective Date signed by a Responsible Officer of the Borrowing Agent certifying, before and after giving effect to the transactions contemplated by this Amendment or the application of the proceeds of the Amendment No. 1 Refinancing Term Loans or the Amendment No. 1 Incremental Term Loans, to the matters set forth in clauses (b) through (e) above.
(g)Solvency Certificate. The Administrative Agent (or its counsel) shall have received a certificate of the chief financial officer of the Borrowing Agent as to the Solvency of each of the Loan Parties taken as a whole as of the Amendment No. 1 Effective Date and after giving effect to the transactions contemplated by this Amendment, that is substantially in the form attached as Exhibit I to the Credit Agreement.
(h)Responsible Officer’s Certificate. The Administrative Agent (or its counsel) shall have received a certificate dated as of the Amendment No. 1 Effective Date and signed by a Responsible Officer of each of the Loan Parties, certifying as appropriate as to: (x) all action taken by each Loan Party to validly authorize, duly execute and deliver this Amendment and attaching copies of such resolution or other corporate or organizational action; (y) the names, authority and capacity of the Responsible Officers authorized to sign the Loan Documents (including this Amendment) and a specimen signature; and (z) copies of its Organization Documents, in each case, as in effect on the Amendment No. 1 Effective Date, to the extent applicable, certified as of a sufficiently recent date prior to the Amendment No. 1 Effective Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of each Loan Party in the state of its organization.
(i)Legal Opinion. The Administrative Agent (or its counsel) shall have received written opinions of (x) Haynes and Boone, LLP, as Delaware, Texas and North Carolina counsel for the Loan Parties, (y) Johnston Hinesley PC, as Alabama, Florida, Georgia and South Carolina counsel to the Loan Parties, (z) Maynard Nexsen PC, as Tennessee counsel to the Loan Parties, and (zz) McAfee & Taft, as Oklahoma counsel to the Loan Parties, in each case, as of the Amendment No. 1 Effective Date, addressed to the Administrative Agent, the Amendment No. 1 Refinancing Term Loan Lenders and the Amendment No. 1 Incremental Term Loan Lenders and in form and substance satisfactory to the Administrative Agent.
(j)Loan Request. The Administrative Agent (or its counsel) shall have received an executed Loan Request with respect to the Amendment No. 1 Refinancing Term Loans to be made on the Amendment No. 1 Effective Date meeting the requirements of Section 3.2(a) of the Existing Credit Agreement.
(k)The Administrative Agent (or its counsel) shall have received an executed notice of prepayment with respect to the Existing Loans as required by Section 5.2(a) of the Existing Credit Agreement.
(l)Patriot Act, Know Your Customer Regulation. Upon the reasonable request of any Amendment No. 1 Term Loan Lender made in writing at least five (5) business days prior to the Amendment No. 1 Effective Date, the Borrowers shall have provided to such Amendment No. 1 Term Lender, and such Amendment No. 1 Term Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, in each case at least three (3) business days prior to the Amendment No. 1 Effective Date.
(m)Fees and Expenses. All fees required to be paid on the Amendment No. 1 Effective Date pursuant to that certain Amended and Restated Engagement Letter, dated as of June 3, 2026, by and among, among others, the Borrowers and Goldman Sachs Bank USA, that certain Amended and Restated Fee Letter, dated as of June 3, 2026, by and among, among others, the Borrowers and Goldman Sachs Bank USA and any other Loan Document or letter agreement entered into in connection therewith, and reasonable and documented out-of-pocket costs and expenses due to the Administrative Agent in accordance with Section 12.3 of the Credit Agreement, in each case to the extent invoiced at least three (3) Business Days prior to the Amendment No. 1 Effective Date, shall have been paid, or shall be paid substantially concurrently with, the Borrowings hereunder (which amounts may, at the Borrower’s option, be offset against the proceeds of the Amendment No. 1 Incremental Term Loans).
(n)Beneficial Ownership. The Administrative Agent, on behalf of the Amendment No. 1 Term Lenders, shall have received a Certificate of Beneficial Ownership for each Borrower to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
For purposes of determining compliance with the conditions specified in this Section 4 on the Amendment No. 1 Effective Date, each Amendment No. 1 Refinancing Term Loan Lender and/or Amendment No. 1 Incremental Term Loan Lender, as applicable, that has funded an Amendment No. 1 Refinancing Term Loan and/or Amendment No. 1 Incremental Term Loan, as applicable, under this Amendment on such date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to an Amendment No. 1 Refinancing Term Loan Lender and/or Amendment No. 1 Incremental Term Loan Lender, as applicable.

SECTION 5.Reaffirmation. As of the Amendment No. 1 Effective Date, each Loan Party hereby consents to the terms of this Amendment and confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” (including, for the avoidance of doubt, the Amendment No. 1 Term Loans) under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document). As of the Amendment No. 1 Effective Date, each Loan Party acknowledges and agrees that any of the Loan Documents (as they may be modified by this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity, and shall not be impaired or limited by the execution or effectiveness of this Amendment other than to the extent expressly contemplated hereby.
SECTION 6.Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Existing Credit Agreement as in effect immediately prior to giving effect hereto or any of the Loan Documents; provided, that, the Amendment No. 1 Term Loans amend and restate the corresponding converted Existing Loans and, from and after the Amendment No. 1 Effective Date, such converted Existing Loans shall be governed by and payable in accordance with the terms of the Credit Agreement and the other Loan Documents applicable to the Amendment No. 1 Term Loans. For the avoidance of doubt, on and after the Amendment No. 1 Effective Date, this Amendment shall for all purposes constitute a Loan Document. On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
SECTION 7.Acknowledgments.
(a)The Administrative Agent and the Borrowers acknowledge that the amendments to the Existing Credit Agreement contained in this Amendment are necessary or appropriate to effect the provisions of Section 3.6 and Section 3.7 of the Existing Credit Agreement in respect of the Amendment No. 1 Incremental Term Loans and the Amendment No. 1 Refinancing Term Loans, respectively.
(b)All parties hereto acknowledge that this Amendment constitutes (i) a Refinancing Amendment, (ii) a Refinancing Loan Request, (iii) an Incremental Loan Request and (iv) an Incremental Amendment.
(c)The Borrowing Agent hereby notifies the Administrative Agent that to the extent any terms, provisions and documentation in respect of the Amendment No. 1 Term Loans are not identical to the Closing Date Loans, the Borrowing Agent has reasonably determined in good faith that such terms, provisions and documentation reflect current market terms and conditions for such type of Indebtedness (taken as a whole) as of the Amendment No. 1 Effective Date.
SECTION 8.New Term Loan Lenders. To the extent not already a Lender, each Amendment No. 1 Term Loan Lender acknowledges and agrees that upon its execution of this Amendment and the making of the Amendment No. 1 Term Loans that such Amendment No. 1 Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the intercreditor agreements, as applicable, pursuant to Section 12.15 of the Credit Agreement.
SECTION 9.Credit Agreement Governs. The Amendment No. 1 Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents, as modified and supplemented by this Amendment.
SECTION 10.Notice. For purposes of the Credit Agreement, to the extent not already a Lender, the initial notice address of each Amendment No. 1 Term Loan Lender shall be as set forth below its signature below.
SECTION 11.Tax Forms. For each relevant Amendment No. 1 Term Loan Lender, delivered herewith to the Administrative Agent and the Borrowers are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Amendment No. 1 Term Loan Lender may be required to deliver to the Administrative Agent and/or the Borrowers pursuant to Section 5.9 of the Credit Agreement.
SECTION 12.Recordation of the New Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Amendment No. 1 Refinancing Term Loans and the Amendment No. 1 Incremental Term Loans made by each Amendment No. 1 Term Loan Lender in the Register.
SECTION 13.Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
SECTION 14.Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.
SECTION 15.GOVERNING LAW, ETC. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 12.3, 12.9 and 12.11 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis.
SECTION 16.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 17.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, the Administrative Agent and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.
SECTION 18.Post-Closing Obligations. As soon as practical, but in any event no later than three (3) Business Days after the Amendment No. 1 Effective Date (or such longer period as agreed by Administrative Agent in its sole discretion), (i) the Borrowing Agent shall have delivered to the Administrative Agent (or its counsel) an affidavit from a Responsible Officer of the Borrowing Agent setting forth the calculation of the Tennessee Recording Tax, (ii) the Borrowing Agent shall have provided to the Administrative Agent (or its counsel) evidence of payment of the Tennessee Recording Tax and (iii) the Borrowing Agent shall caused the applicable UCC-3 amendments to be filed concurrently with the payment of the Tennessee Recording Tax.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

THE BORROWERS

CONSTRUCTION PARTNERS, INC., as the Borrowing Agent and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Senior Vice President and Chief Financial Officer

WIREGRASS CONSTRUCTION COMPANY, INC., as a Borrower and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

FSC II, LLC, as a Borrower and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

C. W. ROBERTS , INCORPORATED, as a Borrower and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

KING ASPHALT, INC., as a Borrower and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

THE SCRUGGS COMPANY, as a Borrower and a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

ASPHALT INC., LLC, as a Borrower and a Guarantor
By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President
THE GUARANTORS

CONSTRUCTION PARTNERS RISK SERVICES, INC., as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

ACE AGGREGATES, LLC, as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

PELICAN ASPHALT COMPANY LLC, as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

LONE STAR MATERIALS & ASPHALT, LLC, as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

OVERLAND CORPORATION, as a Guarantor

By:    /s/ Gregory A. Hoffman
Name: Gregory A. Hoffman
Title:    Vice President

OVERLAND MATERIALS AND MANUFACTURING, INC., as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

PAVEMENT RESTORATIONS, INC., as a Guarantor
By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

PRI OF EAST TENNESSEE INC., as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

DURWOOD GREENE CONSTRUCTION CO., as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

G&S ASPHALT, INC., as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President

P & S PAVING, LLC, as a Guarantor

By:    /s/ Gregory A. Hoffman
Name:    Gregory A. Hoffman
Title:    Vice President
[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA,
as Amendment No. 1 Refinancing Term Loan
Lender and Amendment No. 1 Incremental Term
Loan Lender

By:    /s/ Dana Siconolfi
Name:    Dana Siconolfi
Title:    Authorized Signatory

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Jessica Hunnicutt
Name:    Jessica Hunnicutt
Title:    AVP

BANK OF AMERICA, N.A.,
as an Amendment No. 1 Term Loan Lender

By:    /s/ Anna Schroeder
Name:    Anna Schroeder
Title:    Director

[Signature Page to Amendment No. 1 to Term Loan Credit Agreement]

[OTHER LENDER SIGNATURE PAGES INTENTIONALLY OMITTED]

SCHEDULE A
TO AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

[Omitted.]

EXHIBIT A
to Amendment No. 1 to Term Loan Credit Agreement

AMENDMENTS TO THE CREDIT AGREEMENT

(see attached)

EXHIBIT A TO AMENDMENT NO. 1
TO TERM LOAN CREDIT AGREEMENT
Deal CUSIP Number: 21043XAG7
Term Facility CUSIP Number: ~~21043XAH5~~21043XAJ1

$850,000,000
TERM LOAN CREDIT AGREEMENT
by and among
CONSTRUCTION PARTNERS, INC.,
WIREGRASS CONSTRUCTION COMPANY, INC.,
FSC II, LLC,
C. W. ROBERTS CONTRACTING, INCORPORATED,
KING ASPHALT, INC.,
THE SCRUGGS COMPANY~~,~~
~~FEREBEE CORPORATION,~~
~~FEREBEE ASPHALT CORPORATION~~
and
ASPHALT INC., LLC,
each, as a BORROWER,
and
THE GUARANTORS PARTY HERETO
and
THE LENDERS PARTY HERETO
and
BANK OF AMERICA, N.A.,
as Administrative Agent
BOFA SECURITIES, INC., PNC CAPITAL MARKETS LLC,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK and
TD SECURITIES (USA) LLC,
each, as a Joint Lead Arranger and Joint Bookrunner
and
RBC CAPITAL MARKETS, LLC, FIFTH THIRD BANK, NATIONAL ASSOCIATION, HANCOCK WHITNEY BANK and KEYBANC CAPITAL MARKETS INC.,
each, as a Co-Manager

Dated as of November 1, 2024

as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of June 18, 2026

Page
ARTICLE 1 CERTAIN DEFINITIONS    ~~2~~1
1.1    Certain Definitions    ~~2~~1
1.2    Construction    ~~42~~44
1.3    Accounting Principles; Changes in GAAP    ~~42~~44
1.4    Term SOFR and Notification~~.    43~~45
1.5    Pro Forma Calculations    ~~43~~45
1.6    Rounding    ~~43~~46
1.7    Times of Day    ~~44~~46
1.8    Limited Condition Transactions    ~~44~~46
1.9    LLC Divisions    ~~45~~47
ARTICLE 2 [RESERVED]    ~~45~~47
ARTICLE 3 THE CREDITS    ~~45~~47
3.1    Initial Commitments    ~~45~~47
3.2    Borrowings, Conversions and Continuations of Loans~~.    46~~48
3.3    Repayment Terms of Loans    ~~47~~49
3.4    Notes    ~~47~~50
3.5    Defaulting Lenders    ~~47~~50
3.6    Incremental Commitments    ~~49~~51
3.7    Refinancing Amendments    ~~53~~55
3.8    Extension of Loans    ~~56~~58
ARTICLE 4 INTEREST RATES    ~~58~~60
4.1    Interest Rates    ~~58~~60
4.2    [Reserved]    ~~59~~61
4.3    Interest After Default    ~~59~~61
4.4    Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting    ~~60~~61
ARTICLE 5 PAYMENTS; TAXES; YIELD MAINTENANCE    ~~64~~66
5.1    Payments    ~~64~~66
5.2    Voluntary Prepayments    ~~65~~67
5.3    Mandatory Prepayments    ~~66~~68
5.4    Pro Rata Treatment of Lenders    ~~69~~71
5.5    Sharing of Payments by Lenders    ~~70~~71
5.6    Administrative Agent’s Clawback    ~~69~~72
5.7    Interest Payment Dates    ~~70~~73
5.8    Increased Costs    ~~70~~73
5.9    Taxes    ~~72~~74
5.10    Indemnity    ~~75~~78
5.11    Failure to Satisfy Conditions Precedent    ~~76~~78
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Page
5.12    Obligations of Lenders Several    ~~76~~78
5.13    Replacement of a Lender    ~~76~~78
5.14    Designation of a Different Lending Office    ~~77~~79
ARTICLE 6 REPRESENTATIONS AND WARRANTIES    ~~77~~79
6.1    Existence, Qualification and Power; Compliance with Laws    ~~77~~80
6.2    Authorization; No Contravention    ~~78~~80
6.3    Governmental Authorization; Other Consents    ~~78~~80
6.4    Binding Effect    ~~79~~80
6.5    Financial Statements; No Material Adverse Effect~~.    79~~81
6.6    Litigation    ~~79~~82
6.7    No Default    ~~79~~82
6.8    Ownership of Property; Liens; Investments    ~~79~~82
6.9    Environmental Compliance    ~~80~~83
6.10    Insurance    ~~81~~84
6.11    Taxes    ~~82~~84
6.12    ERISA Compliance    ~~82~~84
6.13    Subsidiaries; Equity Interests; Loan Parties    ~~82~~84
6.14    Changes in Name, Jurisdiction of Formation and Structure; Tradenames    ~~82~~85
6.15    Margin Regulations; Investment Company Act    ~~83~~85
6.16    Disclosure    ~~83~~85
6.17    Intellectual Property; Licenses, Etc.    ~~83~~85
6.18    Solvency    ~~83~~86
6.19    Casualty, Etc    ~~83~~86
6.20    Collateral Matters    ~~83~~86
6.21    Labor Matters    ~~84~~86
6.22    Deposit or Securities Accounts    ~~84~~86
6.23    Material Contracts    ~~84~~86
6.24    Sanctions, International Trade Laws and Anti-Corruption Laws; Compliance with Laws    ~~84~~86
6.25    Use of Proceeds    ~~85~~87
6.26    Beneficial Ownership Certification    ~~85~~87
6.27    Affected Financial Institution and Covered Entity ~~/Bank/FSI    85~~    88
6.28    Loan Party ERISA Status    ~~85~~88
6.29    Holding Company    ~~85~~88
ARTICLE 7 CONDITIONS OF LENDING    ~~85~~88
7.1    Closing Date Loans    ~~85~~88
7.2    Conditions Precedent to all Borrowings after the Closing Date~~..    90~~91
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Page
ARTICLE 8 AFFIRMATIVE COVENANTS    ~~90~~91
8.1    Financial Statements~~.    90~~91
8.2    Certificates; Other Information~~.    90~~93
8.3    Notices    ~~92~~95
8.4    Payment of Obligations ~~;    93~~95
8.5    Preservation of Existence, Etc    ~~93~~96
8.6    Maintenance of Properties    ~~93~~96
8.7    Insurance and Disaster Recovery    ~~94~~96
8.8    Compliance with Laws    ~~95~~97
8.9    Books and Records    ~~95~~97
8.10    Inspection Rights    ~~95~~97
8.11    Use of Proceeds    ~~95~~98
8.12    Covenant to Guarantee Obligations and Give Security    ~~96~~98
8.13    Compliance with Environmental Laws    ~~97~~99
8.14    Further Assurances and Security    ~~97~~100
8.15    Cash Management Systems and Bank Accounts    ~~99~~100
8.16    Material Contracts    ~~100~~101
8.17    Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws    ~~99~~101
8.18    Maintenance of Ratings    ~~99~~101
8.19    Lender Calls~~.    99~~101
8.20    Post-Closing    ~~99~~102
ARTICLE 9 NEGATIVE COVENANTS    ~~101~~103
9.1    Liens    ~~101~~103
9.2    Indebtedness    ~~103~~106
9.3    Investments    ~~105~~108
9.4    Fundamental Changes and Dispositions    ~~107~~109
9.5    Acquisitions    ~~107~~110
9.6    Restricted Payments    ~~108~~110
9.7    Change in Nature of Business    ~~109~~112
9.8    Transactions with Affiliates    ~~109~~112
9.9    Burdensome Agreements    ~~110~~113
9.10    Amendments of Organization Documents and Management Services Agreement    ~~110~~113
9.11    Accounting Changes    ~~110~~114
9.12    [Reserved]    ~~111~~114
9.13    Partnerships, Etc    ~~111~~114
9.14    Formation of Subsidiaries    ~~111~~114
9.15    Changes in Locations; Name, etc    ~~111~~114
9.16    [Reserved]    ~~111~~114
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Page
9.17    ERISA    ~~111~~114
9.18    Cash Management    ~~111~~114
9.19    OFAC; USA Patriot Act    ~~111~~114
9.20    Sale and Leaseback Transactions    ~~111~~115
9.21    Prepayments, Etc~~. of Indebtedness    112~~    115
9.22    Amendment of Indebtedness    ~~112~~115
ARTICLE 10 DEFAULT    ~~112~~115
10.1    Events of Default    ~~112~~115
10.2    Remedies Upon Event of Default    ~~114~~118
10.3    [Reserved]    ~~116~~119
10.4    Application of Funds    ~~116~~119
ARTICLE 11 THE ADMINISTRATIVE AGENT    ~~117~~120
11.1    Appointment and Authority    ~~117~~120
11.2    Rights as a Lender    ~~117~~120
11.3    Exculpatory Provisions    ~~117~~120
11.4    Reliance by Administrative Agent    ~~118~~121
11.5    Delegation of Duties    ~~119~~122
11.6    Resignation of Administrative Agent    ~~119~~122
11.7    Non-Reliance on Administrative Agent, any Lead Arranger and Other Lenders    ~~120~~123
11.8    No Other Duties, Etc~~.    120~~123
11.9    Administrative Agent’s Fee    ~~120~~124
11.10    Administrative Agent May File Proofs of Claim; Credit Bidding    ~~121~~124
11.11    Collateral and Guaranty Matters    ~~122~~125
11.12    No Reliance on Administrative Agent’s Customer Identification Program    ~~123~~126
11.13    Secured Cash Management Agreements and Hedge Agreements    ~~123~~126
11.14    ERISA Matters~~.    123~~126
11.15    Erroneous Payments    ~~125~~128
ARTICLE 12 MISCELLANEOUS    ~~127~~130
12.1    Modifications, Amendments or Waivers    ~~127~~130
12.2    No Implied Waivers; Cumulative Remedies    ~~129~~132
12.3    Expenses; Indemnity; Damage Waiver    ~~129~~132
12.4    Holidays    ~~131~~134
12.5    Notices; Effectiveness; Electronic Communication    ~~132~~135
12.6    Severability    ~~134~~137
12.7    Duration; Survival    ~~134~~137
12.8    Successors and Assigns    ~~134~~137
12.9    Confidentiality    ~~139~~142
12.10    Counterparts; Integration; Effectiveness; Electronic Execution    ~~140~~143
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12.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL    ~~141~~144
12.12    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~142~~145
12.13    USA PATRIOT Act Notice    ~~143~~146
12.14    Acknowledgement Regarding Any Supported QFCS~~.    143~~146
12.15    First Lien Intercreditor Agreement~~.    143~~147
~~-~~v~~-~~

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1        -    INITIAL COMMITMENTS
SCHEDULE 6.13    -    LOAN PARTIES
SCHEDULE 9.1    -    EXISTING LIENS
SCHEDULE 9.2    -    EXISTING INDEBTEDNESS
SCHEDULE 11        -    ADMINISTRATIVE AGENT’S OFFICE

EXHIBITS
EXHIBIT A    -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B    -    GUARANTOR JOINDER
EXHIBIT C    -    FORM OF LOAN REQUEST
EXHIBIT D    -    FORM OF TERM NOTE
EXHIBIT E    -    FORM OF ADMINISTRATIVE QUESTIONNAIRE
EXHIBIT F    -    [RESERVED]
EXHIBIT G-1    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-2    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-3    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-4    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT H    -    COMPLIANCE CERTIFICATE
EXHIBIT I    -    FORM OF SOLVENCY CERTIFICATE
EXHIBIT J    -    AUCTION PROCEDURES

4936-7899-1549 v.1

TERM LOAN CREDIT AGREEMENT
THIS TERM LOAN CREDIT AGREEMENT is dated as of November 1, 2024 and is made by and among Construction Partners, Inc., a Delaware corporation (“Construction Partners”)~~;~~, Wiregrass Construction Company, Inc., an Alabama corporation (“Wiregrass Construction”)~~;~~, FSC II, LLC, a North Carolina limited liability company (“FSC”)~~;~~, C. W. Roberts Contracting, Incorporated, a Florida corporation (“Roberts Contracting”)~~;~~, King Asphalt, Inc., a South Carolina corporation (“King Asphalt”)~~;~~, The Scruggs Company, a Georgia corporation (“Scruggs”~~), Ferebee Corporation, a North Carolina corporation (“Ferebee”), Ferebee Asphalt Corporation, a North Carolina corporation (“Ferebee Asphalt”~~) and the Target (as defined below) (the Target, collectively with Construction Partners, Wiregrass Construction, FSC, Roberts Contracting, King Asphalt~~,~~ and Scruggs~~, Ferebee and Ferebee Asphalt~~, the “Borrowers”, and each, individually, a “Borrower”), the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent (as hereinafter defined).
WHEREAS, on the date hereof, Construction Partners intends to acquire, directly or indirectly, all of the outstanding membership units of Asphalt Inc., LLC (doing business as Lone Star Paving), a Texas limited liability company (the “Target”) (the “LSP Acquisition”), pursuant to a unit purchase agreement, dated as of October 20, 2024, by and among Construction Partners, the Target and the individual sellers party thereto (together with all schedules, exhibits and annexes attached thereto, the “LSP Acquisition Agreement”), and immediately following the consummation of the LSP Acquisition, (a) the Target and its subsidiaries that are acquired by the Borrowing Agent (as defined below) pursuant to the LSP Acquisition will become Subsidiaries of the Borrowing Agent, (b) the Target shall be a Borrower under this Agreement and the Existing Credit Agreement and the respective loan documents hereto and thereto, and (c) such newly acquired subsidiaries of the Target that are owned by the Borrowing Agent shall be Guarantors under this Agreement and the Existing Credit Agreement and the respective loan documents hereto and thereto;
WHEREAS, to consummate the Transactions (as defined below), the Borrowers will, among other things, (a) enter into this Agreement to borrow Closing Date Loans in an aggregate principal amount of $850,000,000, and (b) enter into the Existing Credit Agreement Amendment;
WHEREAS, the Borrowers will use a portion of the net cash proceeds of the Closing Date Loans made on the Closing Date, together with shares of Class A common stock of the Borrowing Agent to be issued to the Sellers (as defined in the LSP Acquisition Agreement), to consummate the Transactions as set forth herein; and
WHEREAS, the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
1.1Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Additional Lender” means any Person that is not an existing Lender and has agreed to provide Incremental Commitments pursuant to Section 3.6 or Refinancing Commitments pursuant to Section 3.7.
“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent and as collateral agent hereunder or any successor administrative agent and as collateral agent.
“Administrative Agent Fee Letter” means that certain letter agreement, dated as of October 20, 2024, by and between Borrowing Agent and the Administrative Agent.
“Administrative Agent’s Fee” means as is specified in Section 11.9.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit E attached hereto or in any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” means as is specified in Section 12.5(d)(ii).
“Agreement” means this Term Loan Credit Agreement, dated as of the date hereof, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.
“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of June 18, 2026 (the “Amendment No. 1 Effective Date”), by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 Incremental Term Loan Commitment” means, in the case of each Amendment No. 1 Incremental Term Loan Lender on the Amendment No. 1 Effective Date, the amount set forth opposite such Amendment No. 1 Incremental Term Loan Lender’s name on Schedule A to

Amendment No. 1 as such Amendment No. 1 Incremental Term Loan Lender’s Amendment No. 1 Incremental Term Loan Commitment. The aggregate amount of the Amendment No. 1 Incremental Term Loan Commitments as of the Amendment No. 1 Effective Date is $300,000,000.
“Amendment No. 1 Incremental Term Loan Lenders” means the Lenders with an Amendment No. 1 Incremental Term Loan Commitment or an outstanding Amendment No. 1 Incremental Term Loan.
“Amendment No. 1 Incremental Term Loans” means the Incremental Loans established pursuant to Section 2 of Amendment No. 1 on the Amendment No. 1 Effective Date.
“Amendment No. 1 Lead Arrangers” means each of Goldman Sachs Bank USA, BofA Securities, Inc., PNC Bank, National Association, TD Securities (USA) LLC, Regions Capital Markets and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, in each case, for Amendment No. 1 and the Amendment No. 1 Term Loans.
“Amendment No. 1 Refinancing” has the meaning assigned to such term in Amendment No. 1.
“Amendment No. 1 Refinancing Term Loan Commitment” means, in the case of each Amendment No. 1 Refinancing Term Loan Lender on the Amendment No. 1 Effective Date, the amount set forth opposite such Amendment No. 1 Refinancing Term Loan Lender’s name on Schedule A to Amendment No. 1 as such Amendment No. 1 Refinancing Term Loan Lender’s Amendment No. 1 Refinancing Term Loan Commitment. The aggregate amount of the Amendment No. 1 Refinancing Term Loan Commitments as of the Amendment No. 1 Effective Date is $839,375,000.
“Amendment No. 1 Refinancing Term Loan Lenders” means Lenders with an Amendment No. 1 Refinancing Term Loan Commitment or an outstanding Amendment No. 1 Refinancing Term Loan.
“Amendment No. 1 Refinancing Term Loans” means the Term Loans established pursuant to Section 1 of Amendment No. 1 on the Amendment No. 1 Effective Date. For the avoidance of doubt, the Amendment No. 1 Incremental Term Loans shall be of the same Class as, and fungible (including for U.S. federal income tax purposes) and treated as a single Series with, the existing Amendment No. 1 Refinancing Term Loans.
“Amendment No. 1 Term Loan Lenders” means the Amendment No. 1 Incremental Term Loan Lenders and the Amendment No. 1 Refinancing Term Loan Lenders.
“Amendment No. 1 Term Loans” means the Amendment No. 1 Incremental Term Loans and the Amendment No. 1 Refinancing Term Loans.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Margin” means, in respect to the Loan Facility, ~~1.50% per annum for Base Rate Loans and 2.50% per annum for Term SOFR Loans.~~ the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Consolidated First Lien Net Leverage Ratio:

Applicable Margin
Pricing Level	Consolidated First Lien Net Leverage Ratio	Term SOFR Rate Loans and Daily Simple SOFR Loans	Base Rate Loans
I	Greater than or equal to 2.95 to 1.00	2.00%	1.00%
II	Less than 2.95 to 1.00	1.75%	0.75%

For purposes of determining the Applicable Margin:
(a)    The Applicable Margin shall be based on Level I from (and including) the Amendment No. 1 Effective Date until recomputed pursuant to subsection (b) below.
(b)    The Applicable Margin shall be recomputed as of the end of each Fiscal Quarter ending after the Amendment No. 1 Effective Date, commencing with the Fiscal Quarter ending September 30, 2026, based on the Consolidated First Lien Net Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.2. If a Compliance Certificate is not delivered when due in accordance with such Section 8.2, then the rates in Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
(c)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowing Agent or the Lenders determine that (i) the Consolidated First Lien Net Leverage Ratio as calculated by the Borrowing Agent as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated First Lien Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender under Section 4.3 or Article 10. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Applicable Percentage” means, with respect to any Lender, a percentage (carried out to the ninth decimal place) equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders, subject to adjustment as provided in Section 3.5. The initial Applicable Percentage of each Lender in respect of the Loan Facility is set forth opposite the name of such Lender on Schedule 1 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class of Loans.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8) and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Auction” means as is specified in Section 12.8(h).
“Auction Manager” means either the Administrative Agent or any of its respective Affiliates.
“Auction Procedures” has the meaning specified in Exhibit J.
“Available Amount” means at any time, the excess if any, of:
(a)the sum (without duplication) of:
(i)the greater of (x) $75,000,000 and 25% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries;
(ii)an amount equal to 50% of cumulative Consolidated Net Income starting with the first day of the first full fiscal quarter of the Borrowers and their respective Subsidiaries ended after the Closing Date;
(iii)the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Equity Interests by the Borrowers (other than any such issuance to any Subsidiary of the Borrower);

(iv)the Net Cash Proceeds of Indebtedness (including, for the avoidance of doubt, Disqualified Equity Interests) of the Borrowers, in each case incurred or issued after the Closing Date, which have been exchanged or converted into Qualified Equity Interests;
(v)to the extent not included in clause (ii) above, the Net Cash Proceeds of Dispositions of investments made using the Available Amount on or after the Closing Date; provided that such Net Cash Proceeds added pursuant to this clause (v), together with amounts added pursuant to clause (vi) below, shall be no greater than the portion of the Available Amount used to make such investment;
(vi)returns, profits, distributions and similar amounts received in cash or Investments permitted by Section 9.3 using the Available Amount; provided that amounts added pursuant to this clause (vi), together with amounts added pursuant to clause (v) above, shall be no greater than the portion of the Available Amount used to make such investment; minus
(2) the sum of all Restricted Payments made on or after the Closing Date and prior to such time in reliance on Section 9.6(i), plus all investments made on or after the Closing Date and prior to such time in reliance on Section 9.3(p), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment or investment.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate, plus 1/2%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (iii) Term SOFR Rate plus 1.00% and (iv) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark Replacement” means as is specified in Section 4.4(e).
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Property” means any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause violation by the Lenders or Administrative Agent of any applicable International Trade Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Borrowers” means as is specified in the introductory paragraph.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 3.1.
“Borrowing Agent” means Construction Partners.
“Borrowing Tranche” means specified portions of Loans outstanding as follows: (a) any Term SOFR Loans which have the same Interest Period shall constitute one Borrowing Tranche and (b) all Base Rate Loans shall constitute one Borrowing Tranche.
“BRI Purchase” means the Acquisition, after the Closing Date, of all of the Equity Interests of Burnet Ranch Investments, LLC, a Texas limited liability company, as described in the LSP Acquisition Agreement as in effect on October 20, 2024, and pursuant to the BRI Conditional Purchase Agreement (as defined in the LSP Acquisition Agreement) as in effect on the Closing Date.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

~~“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), as determined in accordance with GAAP.~~
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Captive Insurance Company” means Construction Partners Risk Management, Inc., a corporation organized under the laws of the State of Alabama (“CP Risk”) but only so long as (a) CP Risk remains a wholly-owned Subsidiary of a Borrower or a Guarantor, (b) CP Risk does not engage in any business other than the provision of commercial general liability, commercial automobile liability, commercial auto physical damage or workers compensation, representation and warranty insurance, employers liability insurance and bonding and surety services to the Borrowers and the Guarantors, (c) the Equity Interests in CP Risk are pledged pursuant to the Security Agreement, (d) CP Risk has not and shall not (i) transfer any funds to any Person other than (w) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Borrowers and the Guarantors, (x) payment of its own business expenses in the ordinary course of business and on customary market terms, (y) distributions to any Borrower or any Guarantor, and (z) payments of premium or contributions of capital to one or more Sponsored Captive Insurance Companies providing insurance to one or more Borrowers of a type permitted by clause (b) above; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in Construction Partner’s reasonable business judgment) in any Person, including, without limitation, in one or more Sponsored Captive Insurance Companies providing insurance to one or more Borrowers of a type permitted by clause (b) above; (iii) incur any Indebtedness (other than Indebtedness from time to time owed to any Borrower or any Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to any Borrower or any Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above and as security for the obligations in connection with the Existing Credit Agreement or any Permitted Refinancing thereof, (e) CP Risk and the Borrowers use commercially reasonable efforts to cause any re-insurance agreement between CP Risk and any Sponsored Captive Insurance Company to provide for direct access to such re-insurer by the Administrative Agent (on behalf of the Secured Parties) as insured or lender’s loss payee, as applicable, (f) CP Risk is not the subject of any bankruptcy or similar insolvency proceeding and (g) CP Risk is not a guarantor or other obligor of any obligations in connection with the Existing Credit Agreement or any other obligations subject to the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) with maturities of not more than one year from the date acquired; (b) time deposits and certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing having capital and surplus in excess of $500,000,000, and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; and (c) investments in money market funds (i) which mature not more than ninety (90) days from the date acquired and are payable on demand, (ii) with respect to which there has been no failure to honor a request for withdrawal, (iii) which are registered under the Investment Company Act of 1940, (iv) which have net assets of at least $500,000,000 and (v) which maintain a stable share price of not less than one dollar ($1.00) per share and are either (A) directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States is pledged in support thereof) or (B) maintain a rating of at least A-2 or better by S&P and are maintained with an investment fund manager that is otherwise acceptable at all times and from time to time to Administrative Agent in its discretion; provided, however, that, notwithstanding the foregoing, no asset, agreement, or investment maintained or entered into with, or issued, guaranteed by, or administered by a Lender that has been a Defaulting Lender for more than 3 days after notice to Borrowing Agent (which notice may be given by telephone or e-mail) shall be a “Cash Equivalent” hereunder.
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and other cash management services.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Certificate of Beneficial Ownership” means, for each applicable Loan Party, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying the beneficial ownership required by the Beneficial Ownership Regulation.
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
“Change of Control” means the occurrence after the Closing Date of any of the following: (a) Construction Partners ceases to own and Control, beneficially and of record, all of the Equity Interests in each Borrower (other than Construction Partners), unless all of the Equity Interests in such Borrower have been sold pursuant to a disposition otherwise expressly permitted by Section 9.4; (b) any Person or group of Persons, other than a SunTx Party, Controls Construction Partners; (c) a majority of the Board of Directors of Construction Partners is replaced over a two-year period from the directors who constituted such Board of Directors at the beginning of such period, and ~~such~~the election or nomination of the replacement directors shall not have been approved by a vote of at least a majority of the Board of Directors of Construction Partners then still in office who either were members of such Board of

Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (d) a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness of any of the Borrowers (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing).
“CIP Regulations” means as is specified in Section 11.12.
“Class” means (a) with respect to any Commitment, its character as an Commitment or any other group of Commitments (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Incremental Amendment and (b) with respect to any Loans, its character as an Loan or any other group of Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Incremental Amendment. Commitments or Loans that have different maturity dates, pricing (other than upfront fees) or other terms shall be designated separate Classes.
“Closing Date” means the Business Day on which the conditions specified in Section 7.1 shall be first satisfied.
“Closing Date Loans” means as is specified in Section 3.1(a) on the Closing Date; provided that the Closing Date Loans were refinanced in full by the Amendment No. 1 Refinancing Term Loans on the Amendment No. 1 Effective Date.
“Co-Managers” means RBC Capital Markets, LLC, Fifth Third Bank, National Association, Hancock Whitney Bank and Keybanc Capital Markets Inc., each in its respective capacity as co-managers for the applicable credit facility evidenced by this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that the Collateral shall not include an asset to extent that, but only so long as, such asset constitutes an Excluded Asset.
“Collateral and Diligence Questionnaire” means the Collateral & Diligence Questionnaire from the Loan Parties to the Administrative Agent, dated as of the Closing Date, and signed by a Responsible Officer of the Borrowers, together with all attachments contemplated thereby.
“Collateral Documents” means, collectively, the Security Agreements, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Landlord Waiver, collateral assignments, Security Agreement Supplements, intellectual property security agreements, security agreements, joinders, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 8.8, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means, as to (a) any Lender, such Lender’s Initial Commitment and/or such Lender’s Incremental Commitment and (b) as to all Commitments, means the aggregate of the Commitments of all of the Lenders.

“Communications” means as is specified in Section 12.5(d)(ii).
“Completed Specified Liquid Asphalt Terminal” means a Specified Liquid Asphalt Terminal for which the Specified Liquid Asphalt Terminal Completion Date has occurred and the Borrowing Agent has delivered a Specified Liquid Asphalt Terminal Certification to the Administrative Agent.
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity.
“Compliance Certificate” means a certificate substantially in the form of Exhibit H.
“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” means, for any period, for the Borrowing Agent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following, in each case to the extent deducted (or not included) in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income Taxes, paid or payable by the Borrowers and the Subsidiaries for such period (after giving effect to any tax credit or tax refunds for such period), (iii) depreciation and amortization expense, (iv) non-cash equity based compensation expense for such period, (v) management fees and expenses paid to SunTx Capital Management Corp. pursuant to the Management Services Agreement for such period, (vi) compensation expense and benefit expense for any employees or management of an entity acquired in a Permitted Acquisition that are (a) terminated, (b) hired at a reduced salary or (c) not hired following such Permitted Acquisition, during such period, provided that, in the case of each clause (a), (b) and (c), such compensation expense or benefit expense terminates within sixty (60) days after the date of such Permitted Acquisition, (vii) other non-recurring costs and expenses approved by Administrative Agent, in its sole discretion and (viii) with respect to each Completed Specified Liquid Asphalt Terminal, the

Specified Liquid Asphalt Terminal Increase; provided that (a) the Specified Liquid Asphalt Terminal Increase for any Specified Liquid Asphalt Terminal shall first be included in Consolidated Adjusted EBITDA for the Test Period that ends with the Specified Liquid Asphalt Terminal Completion Quarter for such liquid asphalt terminal, and such Specified Liquid Asphalt Terminal increase shall be determined on a pro forma basis as though such increase had been effective on the first day of such Test Period, (b) thereafter, the Specified Liquid Asphalt Terminal Increase for such liquid asphalt terminal shall be reduced by 25% of the original amount for each subsequent Test Period (i.e., at the end of each subsequent Fiscal Quarter), (c) the aggregate amount of Specified Liquid Asphalt Terminal Increases with respect to all Specified Liquid Asphalt Terminals permitted to be included in any measurement period shall not exceed the lesser of (i) 10% of Consolidated Adjusted EBITDA (before giving effect to such inclusion) or (ii) $7,500,000, (d) together with the Specified Liquid Asphalt Terminal Certification, Borrowing Agent shall provide certified projections describing each Specified Liquid Asphalt Terminal Increase in reasonable detail and such Specified Liquid Asphalt Terminal Increase shall be factually supportable, determined in good faith and reasonably anticipated to be realizable within twelve months following commencement of operations at such Specified Liquid Asphalt Terminal, and (e) the amount of any Specified Liquid Asphalt Terminal Increase shall be subject to the Administrative Agent’s review and approval.
“Consolidated First Lien Debt” means Consolidated Funded Secured Debt (other than Indebtedness secured by Liens that are subordinated to the Liens securing the Obligations).
“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Debt, minus Qualifying Cash, as of such date to (b) Consolidated Adjusted EBITDA for the period of the four (4) prior Fiscal Quarters ending on or most recently prior to such date.
“Consolidated Funded Debt” means, as at any date of determination, without duplication, the following Indebtedness of the Borrowing Agent and its Subsidiaries, determined on a consolidated basis: (i) the aggregate amount of all debt in clauses (a), (b), (c) and (d) of the definition of Indebtedness (other than (x) surety bonds, surety-backed letters of credit and similar instruments, and Guarantees of ~~such bonds~~the foregoing and (y) any portion of the Holdback Amount constituting Indebtedness); (ii) the aggregate outstanding amount of Attributable Indebtedness (other than any portion of the Holdback Amount constituting Attributable Indebtedness); (iii) all purchase money Indebtedness and (iv) all Guarantees in respect of any Indebtedness of the types described in clause (i), (ii) or (iii) above of any other Person (including any Person other than the Borrowing Agent or any of its Subsidiaries). The Consolidated Funded Debt of any Person shall include the Indebtedness described in clause (i), (ii), (iii) or (iv) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the equivalent limited liability entity in any foreign jurisdiction) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Consolidated Funded Secured Debt” means Consolidated Funded Debt of the Borrowing Agent and its Subsidiaries that is secured by a Lien.
“Consolidated Interest Charges” means, for any period, for the Borrowing Agent and its Subsidiaries on a consolidated basis, the sum of all interest, premium payments, if any, debt discount, if any, fees, charges and related expenses of the Borrowing Agent and its Subsidiaries in connection with Consolidated Funded Debt (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Borrowing Agent and its Subsidiaries on a consolidated basis, the net income of the Borrowing Agent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period in accordance with GAAP; provided that in any event (a) Consolidated Net Income shall exclude (without duplication) (i) any income (or loss) for such period for any Person that is not a Subsidiary except to the extent of the aggregate amount of such net income actually distributed in cash by such Person during such period to a Borrower or a Subsidiary as a dividend or other distribution and (ii) the net income (if positive) of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to a Borrower or any of its Subsidiaries of such net income (A) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (B) would be subject to any Taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or Taxes and (b) Consolidated Net Income shall include any cash distributions received from or on account of an Investment in a Person that is not a Subsidiary to the extent not otherwise included in calculating net income in accordance with GAAP for such period or any other period. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.5.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt, minus Qualifying Cash, as of such date to (b) Consolidated Adjusted EBITDA for the period of the four (4) prior Fiscal Quarters ending on or most recently prior to such date.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Secured Debt, minus Qualifying Cash, as of such date to (b) Consolidated Adjusted EBITDA for the period of the four (4) prior Fiscal Quarters ending on or most recently prior to such date.
“Contract Expenditures” has the meaning specified in the definition of Excess Cash Flow.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Account” means as is specified in Section 8.15(a)(ii).
“Covered Entity” means (a) each Borrower and each Borrower’s Subsidiaries; (b) each Guarantor and any Person who has pledged (or will pledge) Collateral hereunder or under the other Loan Documents; and (c) each Person that, directly or indirectly, controls a Person described in clauses (a) or (b) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Current Assets” means at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrowers and their respective Subsidiaries at such date.

“Current Liabilities” means at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrowers and their respective Subsidiaries at such date, but excluding (a) the current portion of any Consolidated Funded Debt of the Borrowers and their respective Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of revolving loans, Obligations in respect of letters of credit and swingline loans to the extent otherwise included therein.
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Defaulting Lender” means, subject to Section 3.5(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrowing Agent or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowing Agent, to confirm in writing to the Administrative Agent and the Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.5(b)) upon delivery of written notice of such determination to the Borrowing Agent and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any issuance of Equity Interests of a Subsidiary of such Person), in one transaction or in a series of transactions and whether effected pursuant to an LLC Division or otherwise, of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, none of (w) the issuance or sale of any Permitted Convertible Indebtedness by Construction Partners, (x) the purchase of any Permitted Bond Hedge Transaction by Construction Partners, (y) the sale of any Permitted Warrant Transaction by Construction Partners nor (z) the performance by Construction Partners of its rights and obligations under any Permitted Convertible Indebtedness, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, shall constitute a Disposition.
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the occurrence of the Termination Date), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the occurrence of the Termination Date), in whole or in part, (c) provide for the mandatory scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case prior to the date that is ninety one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests; provided that, only the portion of Equity Interests which so mature or are mandatorily redeemable, are redeemable at the option of the holder thereof, provide for the mandatory scheduled payment of dividends or which are or become convertible as described above shall be deemed to be Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control, any offering of Equity Interests or any Disposition occurring prior to the date that is ninety one (91) days after the Latest Maturity Date in effect at the time of issuance of such Equity Interests shall not constitute Disqualified Equity Interests if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the occurrence of the Termination Date; and provided further, however, that, notwithstanding the foregoing, (i) if such Equity Interests are issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrowers or any Subsidiary, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (ii) no Equity Interests held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of the Borrowers or any Subsidiary shall be considered Disqualified Equity Interests because such Equity Interests are redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Dividing Person” has the meaning assigned to it in the definition of “LLC Division.”
“Division Successor” means any Person that, upon the consummation of an LLC Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such LLC Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after an LLC Division shall be deemed a Division Successor upon the occurrence of such LLC Division.
“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means, in each case, lawful money of the United States of America.
“ECF Percentage” means 50%; provided, that (a) the ECF Percentage shall be reduced to 25% if the Consolidated Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to ~~3.50~~3.75 to 1.00 and (b) the ECF Percentage shall be reduced to 0% if the Consolidated Secured Net Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to ~~3.00~~3.25 to 1.00.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” means, as to any Indebtedness, the effective yield on such Loans or Indebtedness as determined by the Borrowing Agent and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account (a) the applicable interest rate margins, (b) interest rate floors, (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender). Each determination of the “Effective Yield” by the Borrowing Agent and the Administrative Agent shall be conclusive and binding on all Lenders and any other Persons absent manifest error.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.8(b)(v) and (vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).

“Engagement Letter” means the Amended and Restated Engagement Letter, dated as of October 29, 2024, among the Borrowers and the Lead Arrangers.
“Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions applicable to any Loan Party or any of its Subsidiaries or the operations of any Loan Party or any of its Subsidiaries and relating to pollution and the protection of the environment or the release of any harmful or deleterious materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock or convertible debentures of (or other ownership or profit interests in) such Person, all of the warrants, options, convertible debentures or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities (including convertible debentures) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights, convertible debentures or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, together with all voting, management and other rights pertaining to any of the foregoing~~.~~; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of Construction Partners prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan other than events for which the 30 day notice period has been waived; (b) the failure with respect to any Pension Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA as a result of the termination of any Pension Plan or Multiemployer Plan; (f) (i) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of a notice of determination that the PBGC intends to seek termination of any Pension Plan or to have a trustee appointed for any Pension Plan, or (ii) the filing by any Loan Party or any ERISA Affiliate of a notice of intent to terminate any Pension Plan under Section 4041(c) of ERISA; (g) the incurrence by any Loan Party or any ERISA Affiliate of any liability (i) with respect to a Pension Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; (i) the failure of any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (j) the imposition of any lien on any right, property or asset of any Loan Party or any Subsidiary pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 436(f) of the Code or to Sections 412 and 430 of the Code; (k) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof,; (l) the receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or notice of the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (m) the failure of any Pension Plan to be in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; or (n) the occurrence of a non-exempt “prohibited transaction” with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” or a “party in interest” (within the meaning of Section 4975 of the Code or Section 406 of ERISA, respectively) which is reasonably be expected to result in a material liability to any Loan Party or any ERISA Affiliate.
“ERISA Group” means, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.
“Erroneous Payment” means as is specified in Section 11.15(a).
“Erroneous Payment Deficiency Assignment” means as is specified in Section 11.15(d).
“Erroneous Payment Impacted Class” means as is specified in Section 11.15(d).
“Erroneous Payment Return Deficiency” means as is specified in Section 11.15(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 10.1.
“Excess Cash Flow” means for any Excess Cash Flow Period of the Borrowers, calculated on a consolidated basis with respect to the Borrowers and their respective Subsidiaries, the excess, if any, of:
(a)the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrowers and their respective Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) cash gains in respect of Swap Obligations during such period to the extent not included in arriving at Consolidated Net Income and (vi) non-cash expense related to pension and other post-employment benefits to the extent deducted in arriving at Consolidated Net Income, over
(b)the sum, without duplication, of
(i)the amount of all non-cash income included in arriving at such Consolidated Net Income,
(ii)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount actually paid by the Borrowers and their respective Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness (other than revolving loans or any other extensions of credit under any other revolving credit or similar facility) incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or the proceeds of any issuance of Equity Interests of the Borrowers),
(iii)the aggregate amount of (x) all voluntary prepayments, repurchases and redemptions of Consolidated Funded Debt (other than the Loans, any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereof and other Pari Passu Secured Indebtedness) of the Borrowers and their respective Subsidiaries made during such fiscal year (excluding any such prepayments financed with the proceeds of any issuance of Equity Interests of the Borrowers or the issuance of any Indebtedness (other than any extensions of credit under any revolving credit or similar facility)), and (y) all mandatory prepayments of the Loans pursuant to Section 5.3 made during such Excess Cash Flow Period as a result of any Disposition or Recovery Event, but only to the extent that such Disposition or Recovery Event resulted in a corresponding increase in Consolidated Net Income,
(iv)the aggregate amount of all regularly scheduled principal payments of Consolidated Funded Debt (including the Loans) of the Borrowers and their respective Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and voluntary prepayments of the Loans (including repurchases pursuant to Section 12.8)) and other Pari Passu Secured Indebtedness (other than any other extensions of credit under any other revolving credit or similar facility)),
(v)increases in Working Capital for such fiscal year, and, at the Borrowing Agents’ option, any anticipated increase, estimated by the Borrowing Agent in good faith, for the following Excess Cash Flow Period,

(vi)the aggregate net amount of non-cash gains on the Disposition of property by the Borrowers and their respective Subsidiaries during such fiscal year (other than Dispositions in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income,
(vii)to the extent not otherwise deducted from Consolidated Net Income, Taxes paid in cash during such fiscal year or that will be paid within six (6) months after the close of such Excess Cash Flow Period,
(viii)to the extent not otherwise deducted from Consolidated Net Income, interest expense and any cash payments in respect of premium, make-whole or penalty payments in respect of Indebtedness of the Borrowers and their respective Subsidiaries for such year,
(ix)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate amount of cash consideration paid by the Borrowers and their respective Subsidiaries during such Excess Cash Flow Period on account of Permitted Acquisitions or other Permitted Investments (including any earn-out payments or purchase price holdbacks, but excluding the principal amount of Indebtedness incurred in connection with such expenditures (other than any other extensions of credit under any other revolving credit or similar facility)),
(x)cash charges included in calculating Consolidated Net Income,
(xi)without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate cash consideration with respect to capital expenditures, Permitted Acquisitions and other Permitted Investments that any of the Borrowers or any of their respective subsidiaries, (x) shall become obligated during such Excess Cash Flow Period to pay (whether pursuant to binding contracts, commitments, letters of intent, purchase orders or otherwise) but that are not actually paid during such Excess Cash Flow Period (the “Contract Expenditures”) or (y) are expected in good faith to pay during a subsequent Excess Cash Flow Period in connection with any such planned capital expenditures, Permitted Acquisitions and other Permitted Investments (the “Planned Expenditures”); provided, however, that (x) if any such Contract Expenditure and/or such Planned Expenditure, as applicable, is not actually consummated during such Excess Cash Flow Period, then any such cash consideration may continue to be deducted from the calculation of the Excess Cash Flow for the next succeeding Excess Cash Flow Period, if (1) the Borrowing Agent continues to expect in good faith to consummate such Contract Expenditure or such Planned Expenditure, in each case, during such subsequent Excess Cash Flow Period, or (2) if the Borrowing Agent expects in good faith to use such amounts to fund another Contract Expenditure and/or another Planned Expenditure, in each case, during the subsequent Excess Cash Flow Period, and (y) to the extent the aggregate amount of cash consideration that is actually utilized to finance such Contract Expenditure and/or such Planned Expenditure, as applicable, during such Excess Cash Flow Period is less than the amount of aggregate cash consideration that have previously been deducted from Excess Cash Flow, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,
(xii)cash expenditures in respect of Swap Obligations during such period to the extent not deducted in arriving at such Consolidated Net Income,
(xiii)any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any such amortization or expense in such future period is added back to Excess Cash Flow in such future period) (excluding the principal amount of Indebtedness

(other than Revolving Loans or any other extensions of credit under any other revolving credit or similar facility) incurred in connection with such payment and any such payment financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds of any issuance of Equity Interests of the Borrowers),
(xiv)cash pension and other post-employment contributions or payments to the extent not deducted in arriving at such Consolidated Net Income,
(xv) (a) to the extent not funded with the proceeds of Indebtedness (other than any revolving credit facility) or deducted in determining Consolidated Net Income, Restricted Payments made under Sections 9.6(a), (b), (d) or (e) and (b) the proceeds from any Specified Dispositions to the extent Consolidated Net Income is increased thereby, and
(xvi)amounts constituting “matching contributions” in respect of 401(k) plans (or any similar plans) maintained by any Borrower that the Borrowing Agent shall, during such Excess Cash Flow Period, determine in good faith to contribute or pay to employees of any Borrower during the subsequent Excess Cash Flow Period; provided, that if such payments or contributions are not actually paid or contributed in cash within 12 months after the end of such Excess Cash Flow Period, such amount shall be added back to Excess Cash Flow for the subsequent Excess Cash Flow Period.
“Excess Cash Flow Application Date” has the meaning specified therefor in Section 5.3(d) of this Agreement.
“Excess Cash Flow Period” means each fiscal year of the Borrowing Agent, commencing with the fiscal year ending September 30, 2026.
“Exchange Act” means Securities Exchange Act of 1934, as amended.
“Excluded Assets” means (a) any contract rights (other than rights relating to the proceeds of accounts and rights to payments of any nature) to the extent and for so long as such contractual right, by its terms or because of applicable law, prohibits the creation or granting of a security interest (but only to the extent any such prohibition is not rendered ineffective by, or is not otherwise unenforceable under, the UCC or other applicable Law), (b) any equipment subject to any Lien securing purchase money Indebtedness or a capital lease to the extent (i) such Indebtedness or capital lease, and such Lien securing such Indebtedness or lease, are permitted hereunder and (ii) such Indebtedness or capital lease prohibits the Lien of the Administrative Agent on such equipment, (c) rights under governmental licenses and authorizations to the extent and for so long as the grant of a security interest therein is prohibited by law (but only to the extent any prohibition is not rendered ineffective by, or is not otherwise unenforceable under, applicable Law) ~~and~~, (d) any real property owned and any fixtures located thereon or affixed thereto and (e) any assets where the Administrative Agent reasonably determines that the cost or effort of obtaining or perfecting a security interest in any such asset is excessive in relation to the benefit afforded to the Secured Parties thereby. Notwithstanding the foregoing, no assets, property or rights securing any obligations in connection with the Existing Credit Agreement or otherwise subject to the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement shall constitute Excluded Assets.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Borrowing Agent under Section 5.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9(g), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Commitment or Loan or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9(g), and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of a Borrower to provide documentation or information to the IRS).
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2022, as amended ~~by~~through the date of the Existing Credit Agreement Amendment ~~(and as further amended, supplemented or otherwise modified from time to time)~~, by and among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and the Existing Credit Agreement Administrative Agent~~.~~, as further amended by that certain Fifth Amendment to Third Amended and Restated Credit Agreement, dated as of June 30, 2025 and as the same may be further amended, restated, supplemented, increased or otherwise modified from time to time (including any amendment and restatement thereof), including any agreement extending the maturity of, consolidating or otherwise restructuring all or any portion of the Indebtedness under any such agreement and whether or not increasing the amount of Indebtedness that may be incurred thereunder.
“Existing Credit Agreement Administrative Agent” means PNC Bank, National Association, as administrative agent under the Existing Credit Agreement.
“Existing Credit Agreement Amendment” means an amendment to the Existing Credit Agreement dated as of October 30, 2024 to (i) permit the (A) consummation of the LSP Acquisition and (B) the effectiveness of this Agreement and the incurrence of Loans hereunder and (ii) reflect other amendments to the Existing Credit Agreement as mutually agreed by the Borrowing Agent, the Existing Credit Agreement Administrative Agent and the lead arrangers party thereto.
~~“Existing Credit Agreement Administrative Agent” means PNC Bank, National Association, as administrative agent under the Existing Credit Agreement.~~
“Existing Loan Tranche” means as is specified in Section 3.8(a).

“Extended Loans” means as is specified in Section 3.8(a).
“Extending Lender” means as is specified in Section 3.8(c).
“Extension” means the establishment of a Loan Extension Series by amending a Commitment or Loan pursuant to Section 3.8 and the applicable Extension Amendment.
“Extension Amendment” means as is specified in Section 3.8(d).
“Extension Election” means as is specified in Section 3.8(c).
“Extension Minimum Condition” means a condition to consummating any Extension that a minimum amount (to be determined and specified in the relevant Loan Extension Request, in the Borrowing Agent’s sole discretion) of any or all applicable Classes be submitted for Extension.
“Extraordinary Receipt” means any proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related legislation, rules or official administrative guidance) implementing the foregoing.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means the Administrative Agent Fee Letter and any other fee letter entered into between the Borrowing Agent or any other Borrower and any Lead Arranger.
“Financial Model” means the financial model giving effect to the Transactions and based on the Loan Parties’ actual results through the end of June 30, 2024 that has been delivered to the Administrative Agent on or about the date hereof.
“First Lien Intercreditor Agreement” means the pari passu intercreditor agreement, dated as of the Closing Date, by and among the Borrowers and Guarantors party thereto from time to time, the Existing Credit Agreement Administrative Agent, the Administrative Agent and each additional agent from time to time party thereto, as may be further amended, restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Fiscal Quarter” means a fiscal quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrowing Agent and its Subsidiaries ending on September 30 of each year.
“Fixed Incremental Amount” has the meaning given to such term in the definition of “Incremental Cap”.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.3.
“Government Official” means any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and any agency or department that regulates or authorizes insurance brokers.
“Guarantee” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly. The amount of obligations under a guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor Joinder” means a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit B.
“Guarantors” means, collectively, each Borrower (other than with respect to its own Obligations) and each Borrower’s existing and future Subsidiaries (other than, in the case of future Subsidiaries after the Amendment No. 1 Effective Date, any Immaterial Subsidiary (subject to the definition thereof)) and each other Person that shall be required to execute and deliver a guaranty or guaranty supplement (other than the Captive Insurance Company) pursuant to Section 8.12. The Guarantors on the Closing Date are identified as such in Schedule 6.13 hereto.
“Guaranty Agreement” means that guaranty agreement, dated as of the Closing Date and entered into by each Guarantor, in favor of the Administrative Agent (as amended, modified, replaced, substituted for, superseded or restated from time to time), together with each other guaranty and guaranty supplement delivered pursuant to Section 8.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- or polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Agreement” means a Swap Contract permitted hereunder entered into with a person that is a Lender or a Lender Counterparty at the time entered into and as to which written notice is provided to the Administrative Agent. It is hereby understood that a Swap Contract may not be a Hedge Agreement to the extent it is similarly treated as such under the Existing Credit Agreement and if any such Swap Contract is permitted to both be treated as a “Hedge Agreement” (or similar term) under this Agreement and to be similarly treated under the Existing Credit Agreement, (x) if such Swap Contract is entered into after the Closing Date with a Person that acts as the Administrative Agent or an Affiliate thereof, such Swap Contract shall be deemed so designated under this Agreement and not under the Existing Credit Agreement unless otherwise elected by Borrowing Agent in writing to the Administrative Agent, (y) if such Swap Contract is entered into with a Person that acts as the administrative agent under the Existing Credit Agreement or any Affiliate thereof, such Swap Contract shall be deemed so designated under the Existing Credit Agreement and not under this Agreement unless otherwise elected by Borrowing Agent in writing to the Administrative Agent, and (z) except as set forth in the immediately preceding clauses (x) and (y), such Swap Contract shall be deemed so designated under this Agreement or the Existing Credit Agreement as elected by Borrowing Agent in writing to the Administrative Agent. Any such election by Borrowing Agent which results in a transfer of a Swap Contract between the Existing Credit Agreement and this Agreement will not be deemed a “credit support default” (or similar default) under the applicable Swap Contract. Notwithstanding the foregoing, in no event shall any agreement evidencing any Excluded Swap Obligation with respect to a Guarantor constitute a Hedge Agreement with respect to such Guarantor. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Hedge Agreement.
“Holdback Amount” has the meaning specified in the LSP Acquisition Agreement as in effect on October 20, 2024.
“Immaterial Subsidiary” means, at any date of determination, each Subsidiary of the Borrowing Agent that has been designated in writing by Borrowing Agent to Administrative Agent that does not have (i) total assets at the last day of the most recent Test Period in excess of 1.00% of the total consolidated assets of the Borrowing Agent and its Subsidiaries at such date and/or (ii) gross revenues for such Test Period in excess of 1.00% of the consolidated gross revenues of the Borrowing Agent and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, provided that, the total assets and/or gross revenues of all Subsidiaries designated as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries” in writing to the Administrative Agent) shall not at any time exceed (i) 3.00% of the total consolidated assets of the Borrowing Agent and its

Subsidiaries at such date and/or (ii) 3.00% of the consolidated gross revenues of the Borrowing Agent and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP and as at the last day of the most recent Test Period, then the Borrowing Agent shall promptly (but in any event within 10 Business Days thereof or such longer period agreed by the Administrative Agent in its sole discretion) redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice (including via email) to the Administrative Agent, such that, as a result thereof, the total assets and gross revenues of all Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Borrowing Agent may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition; and provided, further, that in no event shall a Subsidiary of the Borrowing Agent be classified as an “Immaterial Subsidiary” by the Borrowing Agent if such Subsidiary is a Borrower or Guarantor. Notwithstanding the foregoing, in no event shall any Immaterial Subsidiary own or otherwise have an exclusive license or any other exclusive rights to use (or owns or controls the Equity Interests of any Person that owns, exclusively licenses or otherwise has other exclusive rights to use) intellectual property or other assets that are material to the operation of the Borrowing Agent and its Subsidiaries.
“Incremental Amendment” has the meaning set forth in Section 3.6(f).
“Incremental Cap” means, at any date of determination, the sum of (a) an unlimited amount; provided that after giving pro forma effect to both (x) the making of Incremental Loans or any Incremental Equivalent Debt incurred at or prior to such time (but excluding any amounts incurred substantially concurrently in reliance on clause (b) and/or clause (c) below) and (y) any Specified Transactions consummated in connection therewith or substantially contemporaneously with the proceeds thereof (including (x) any repayment of Indebtedness, but without netting the cash proceeds of any borrowing under Incremental Loans or Incremental Equivalent Debt being incurred from the calculation of Consolidated Funded Secured Debt or Consolidated Funded Debt and (y) any re-classification of Indebtedness permitted hereunder), (1) if such Incremental Loans or Incremental Equivalent Debt ranks pari passu or junior in right of security with the Obligations, the Consolidated Secured Net Leverage Ratio calculated on a pro forma basis does not exceed ~~3.75~~4.00 to 1.00 or (2) if such Incremental Loans or Incremental Equivalent Debt is unsecured, the Consolidated Net Leverage Ratio calculated on a pro forma basis does not exceed ~~4.75~~5.00 to 1.00 (this clause (a), the “Ratio-Based Incremental Amount”); provided that pursuant to Section 1.8, in connection with any Incremental Amendment the primary purpose of which is to finance a Limited Condition Transaction, the foregoing Consolidated Secured Net Leverage Ratio and/or Consolidated Net Leverage Ratio may, at the Borrowing Agent’s election, be tested at the time such Limited Condition Transaction is entered into and will not be tested upon consummation thereof; plus (b) an amount equal to the sum of the greater of (x) $300,000,000 and (y) 100% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries (this clause (b), the “Fixed Incremental Amount”); plus (c) the amount of all voluntary prepayments of the Loans, the Incremental Loans and the Incremental Equivalent Debt (including, any revolving loan facility of the Borrowers or their respective Subsidiaries, solely to the extent accompanied by a permanent reduction of such commitments in respect thereof), in each case, (x) except to the extent such prepayment is funded with long-term Indebtedness and (y) with respect to any such prepayments and permanent reductions of Indebtedness or commitments, to the extent such Indebtedness or commitments are secured on a pari passu basis with the Obligations) (this clause (c), the “Prepayment-Based Incremental Amount”). Incremental Loans and Incremental Equivalent Debt may be incurred substantially concurrently under the Ratio-Based Incremental Amount (to the extent compliant therewith), the Prepayment-Based Incremental Amount and the Fixed Incremental Amount or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Borrowing Agent elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Amount (without inclusion of any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Amount or the Fixed Incremental Amount) and then calculating the incurrence under the Prepayment-Based Incremental Amount (without inclusion of any amounts utilized pursuant to the Fixed Incremental Amount) and then calculating the incurrence under the Fixed Incremental Amount. The Administrative Agent and any Person providing any Incremental Loans or Incremental Equivalent Debt may rely on the Borrowers’ certification of the Incremental Cap amount (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Incremental Loans or Incremental Equivalent Debt, as applicable.
“Incremental Commitments” has the meaning set forth in Section 3.6(a).
“Incremental Equivalent Debt” has the meaning set forth in Section 3.6(g).
“Incremental Facility Closing Date” has the meaning set forth in Section 3.6(d).
“Incremental Lenders” has the meaning set forth in Section 3.6(c).
“Incremental Loan” has the meaning set forth in Section 3.6(a).
“Incremental Loan Request” has the meaning set forth in Section 3.6(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the original specified due date thereof, or if such trade account payable has no specified due date, the date on which such trade account payable was created, (ii) any earn-out or similar obligation to the extent treated as a liability under GAAP, and (iii) accruals for payroll in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;

(g)     any Disqualified Equity Interests of such Person;
(h)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. Notwithstanding the foregoing, the obligations of Construction Partners under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under GAAP. For purposes hereof, the amount of any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation §1.1275-6.
“Indemnified Taxes” means (i) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
“Indemnitee” means as is specified in Section 12.3(b).
“Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.
“Initial Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1 in the column labeled “Amount of Commitment for Loans,” as such Commitment is thereafter assigned or modified and Initial Commitments means the aggregate Initial Commitments of all of the Lenders.
“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any Debtor Relief Law or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors undertaken under any Law.
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrowing Agent in its Loan Request; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)     no Interest Period shall extend beyond the Maturity Date.
“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.1 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but reduced by any dividend, distribution, interest payment, return of capital, repayment or other similar amount received in cash by the any Loan Party or Subsidiary in respect of such Investment.
“IP Rights” means as is specified in Section 6.17.
“IRS” means the United States Internal Revenue Service.
“Junior Lien Intercreditor Agreement” means an intercreditor agreement subordinating the Liens securing junior Indebtedness permitted hereunder to the Obligations in a form reasonably satisfactory to the Administrative Agent and the Borrowing Agent.
“Landlord Waiver” means each landlord waiver delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.
“Latest Maturity Date” means, at any date of determination and with respect to the specified Loans or Commitments (or in the absence of any such specification, all outstanding Loans and

Commitments hereunder), the latest Maturity Date applicable to any such Loans or Commitments hereunder at such time, including the latest maturity date of any Extended Loan, any Incremental Loans or any Refinancing Loans, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“LCT Test Date” has the meaning assigned thereto in Section 1.8(a).
“Lead Arrangers” means (i) with respect to the arrangement of the Closing Date Loans, BofA Securities, Inc., PNC Capital Markets LLC, Regions Capital Markets, ~~A~~a division of Regions Bank and TD Securities (USA) LLC, in their respective capacities as joint lead arrangers and joint bookrunners~~.~~ and (ii) with respect to the arrangement of the Amendment No. 1 Term Loans, the Amendment No. 1 Lead Arrangers
“Lender Counterparty” means any Lender or Affiliate of a Lender party to a Hedge Agreement or Secured Cash Management Agreement.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the financial institutions named on Schedule 1 and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.
“Lending Office” means, as to the Administrative Agent or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowing Agent and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), hypothec, charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means ~~(a) any incurrence or issuance of, or prepayment, repayment, redemption, repurchase, defeasance, acquisition, satisfaction and discharge, refinancing or similar payment of, Indebtedness or any Equity Interests, and (b)~~ any Acquisition, including by way of merger, amalgamation or consolidation or Investment, by one or more of the Borrowers or their Subsidiaries of any assets, business or Person, in each case, permitted by this Agreement, ~~in each case for~~

~~clauses (a) and (b),~~ whose consummation is not conditioned on the availability of, or on obtaining, third party financing, and is completed within 90 days of execution of the Limited Condition Transaction Agreement.
“Limited Condition Transaction Agreement” has the meaning assigned thereto in Section 1.8(a).
“LLC Division” means, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor (the “Dividing Person”) into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.
“Loans” means, collectively, (a) prior to the Amendment No. 1 Effective Date, the Closing Date Loans ~~and~~, (b) on and after the Amendment No. 1 Effective Date, the Amendment No. 1 Term Loans and (c) any Incremental Loans. As of the Amendment No. 1 Effective Date, the aggregate principal amount of Loans outstanding hereunder is $839,375,000.
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty Agreement, (iv) the Collateral Documents, (v) the Collateral and Diligence Questionnaire, (vi) the Fee Letters, (vii) any Refinancing Amendment, Incremental Amendment or Extension Amendment (including, for the avoidance of doubt, Amendment No. 1) (viii) and each other document or agreement entered into in connection with the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Extension Request” means as is specified in Section 3.8(a).
“Loan Extension Series” means as is specified in Section 3.8(a).
“Loan Facility” means (a) the ~~Initial~~ Commitments as of the Closing Date and the Closing Date Loans made thereunder ~~and~~, (b) the Amendment No. 1 Incremental Term Loan Commitments and the Amendment No. 1 Incremental Term Loans made thereunder, (c) the Amendment No. 1 Refinancing Term Loan Commitments and the Amendment No. 1 Refinancing Term Loans made thereunder and (d) the Incremental Loans, if any~~, it being understood that each~~. Each Class shall be a separate Loan Facility, it being understood that the Amendment No. 1 Refinancing Term Loans shall constitute a new Class of Loans from the Closing Date Loans but be a part of the same Class of Loans as the Amendment No. 1 Incremental Term Loans. Additional Loan Facilities may be established pursuant to Section 3.6 and/or Section 3.7.
“Loan Increase” means as is specified in Section 3.6(a).
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Loan Request” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 3.2, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrowers.
“LSP Acquisition” has the meaning specified in the recitals to this Agreement.
“LSP Acquisition Agreement” has the meaning specified in the recitals to this Agreement.
“Management Services Agreement” means that certain management services agreement dated as of October 1, 2006, between Borrowing Agent and SunTx Capital Management Corp. together with any applicable amendments, supplements or modifications thereto.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrowers and their respective Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of the Threshold Amount or more in any one year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.
“Material Indebtedness” means (i) all Indebtedness and other obligations with respect to the Existing Credit Agreement, and (ii) other Indebtedness (other than the Loans), Guarantees or obligations in respect of one or more Swap Obligations, of any one or more of the Borrowers and their respective Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any of the Borrowers or any Subsidiary in respect of any Swap Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers or such Subsidiary would be required to pay if such Swap Obligations were terminated at such time.
“Material Intellectual Property” means any IP Rights which are necessary to the business of the Borrowers and their respective Subsidiaries, taken as a whole, as determined by the Borrowing Agent in good faith.
“Material Subsidiary” means, as of any date, any Subsidiary of the Borrowing Agent that is not an Immaterial Subsidiary.
“Maturity Date” means (i) with respect to the Closing Date Loans, November 1, 2031, (ii) with respect to the Amendment No. 1 Term Loans, November 1, 2031, (iii) with respect to any Class of Extended Loans, the final maturity date as specified in the applicable Loan Extension Request accepted by the respective Lender or Lenders, (~~iii~~iv) with respect to any Refinancing Loans, the final maturity date as specified in the applicable Refinancing Amendment, (~~iv~~v) with respect to any Incremental Loans, the final maturity date as specified in the applicable Incremental Amendment, and (~~v~~vi) with respect to any Replacement Loans, the final maturity date as specified in the applicable agreement; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Moody’s” means Moody’s Ratings and any successor thereto.
“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is obligated to make contributions or has any material liability.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Borrower or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs that are required to be paid in connection with such transaction, (B) the out-of-pocket expenses incurred by such Borrower or such Subsidiary in connection with such transaction (including reasonable attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage and other customary fees actually incurred in connection therewith), (C) income Taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith and (D) in the case of any Disposition or transaction resulting in an Extraordinary Receipt by a non-wholly owned Subsidiary that is not a Loan Party, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrowers or a wholly owned Subsidiary as a result thereof, and
(b)    with respect to the incurrence or issuance of any Indebtedness by any Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by such Borrower or such Subsidiary in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” means collectively, and Note means separately, the promissory notes in the form of Exhibit D evidencing the Loans.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document, Hedge Agreement or Secured Cash Management Agreement or otherwise with respect to any Loan, Hedge Agreement or Secured Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties and their Subsidiaries under the Loan Documents, the Hedge Agreements and the Secured Cash Management Agreements include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party or by any Subsidiary, as applicable, under any Loan Document, Hedge Agreement or Secured Cash Management Agreement, (b) the obligation of any Loan Party or of any Subsidiary, as applicable, to reimburse any amount in respect of any of the foregoing that any Lender or any Lender Counterparty, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary, as applicable, and (c) the obligation to pay for early termination of any Hedge Agreements. Notwithstanding any other provision of any Loan Document, the Obligations of any Guarantor shall not include any Excluded Swap Obligations solely of such Guarantor. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.
“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Applicable Indebtedness” means as is specified in Section 5.3(f).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13).
“Pari Passu Secured Indebtedness” means Refinancing Loans and Incremental Equivalent Debt (and any Permitted Refinancing in respect of the foregoing), in each case that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Obligations.
“Participant” means as is specified in Section 12.8(d).
“Participant Register” means as is specified in Section 12.8(d).

“Payment Date” means~~.~~  the last Business Day of each March, June, September and December and the Maturity Date of the Loan Facility under which such Loan was made.
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which any Borrower or any member of the ERISA Group may have any liability (contingent or otherwise).
“Permitted Acquisition” means (i) the BRI Purchase and (ii) any other Acquisition that, with respect to any Acquisition to be made pursuant to clause (ii) only, meets all of the following requirements:
(a)    the board of directors or comparable governing body of the Person to be (or whose assets are to be) acquired has approved such Acquisition (and, if requested, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, of such approval) and the line or lines of business of the Person to be acquired are substantially the same as or reasonably related to one or more line or lines of business conducted by the Borrowers and shall not violate Section 9.7;
(b)    (i) no Default or Event of Default (and~~,~~  in the event that such Acquisition is a Limited Condition Transaction, no Default or Event of Default shall exist as of the LCT Test Date, and no Specified Event of Default) shall exist either immediately prior to or immediately after giving effect to such Acquisition and the Borrowers shall have furnished to Administrative Agent and the Lenders sufficient information for Administrative Agent and the Lenders to determine that no Default or Event of Default would, on a pro forma basis, be likely to occur after giving effect thereto; and (ii) at the time of such Acquisition~~,~~ (or in the event that such Acquisition is a Limited Condition Transaction, as of the LCT Test Date), (x) the Borrowers shall be in compliance with the requirements of Section 9.16 of the Existing Credit Agreement, on a pro forma basis and (y) the Borrowers shall be in compliance with any other requirements of a Permitted Acquisition (as defined in the Existing Credit Agreement), in each case of clauses (x) and (y), determined as of the last day of the last Test Period of Borrowers for which Borrowers have provided financial statements and the corresponding Compliance Certificate to the Administrative Agent and Lenders, as if such Acquisition had been made on the first day of such Test Period;
(c)     all transactions related thereto shall be consummated in accordance with applicable laws;

(d)     (i) the Person acquired shall be a Subsidiary, or be merged into a Loan Party or a wholly owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquirer shall be a Loan Party or a Subsidiary of a Loan Party), and such Person, if an acquired Subsidiary, shall ~~become a party to, and agree to be bound by the terms of, this Agreement and the other Loan Documents as a “Borrower” hereunder pursuant to a joinder agreement, in form and substance satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within thirty (30) days after the day of such Acquisition (or such longer period as the Administrative Agent may agree, in its sole discretion)~~comply with the requirements of Section 8.12, and (ii) in the case of an acquisition, merger or consolidation involving the Borrowing Agent, the Borrowing Agent is the surviving entity of such merger and/or consolidation; and
(e)     such Acquisition is consummated on a non-hostile basis.
Notwithstanding anything in this definition to the contrary, the Borrowers are permitted to enter into agreements governing such Acquisitions (but not consummate such Acquisitions) without any written notice to the Administrative Agent. For the avoidance of doubt, the conditions set forth in clauses (a) through (e) above shall not apply to the BRI Purchase. Any additional conditions to the BRI Purchase shall be included in the documentation for the financing to consummate the BRI Purchase.
“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to Construction Partners’ Class A common stock (or other securities or property following a merger event, reclassification or other change of the Class A common stock of Construction Partners) purchased by Construction Partners in connection with the issuance of any Permitted Convertible Indebtedness and settled in Class A common stock of Construction Partners (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Construction Partners’ Class A common stock or such other securities or property), and cash in lieu of fractional shares of Class A common stock of Construction Partners; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from Construction Partners from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by Construction Partners in connection with the issuance of any Permitted Convertible Indebtedness; provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by Construction Partners in good faith).
“Permitted Convertible Indebtedness” means (a) senior, unsecured Indebtedness of Construction Partners that (i) is convertible into or exchangeable for shares of Class A common stock of Construction Partners (or other securities or property following a merger event, reclassification or other change of the Class A common stock of Construction Partners), cash or a combination thereof (such amount of cash determined by reference to the price of Construction Partners’ Class A common stock or such other securities or property), and cash in lieu of fractional shares of Class A common stock of Construction Partners and (ii) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by Construction Partners in good faith) and (b) any unsecured guarantee by any Loan Party of Indebtedness of Construction Partners described in clause (a); provided that such Indebtedness is permitted to be incurred under Section 9.2(o).
“Permitted Investment” means an Investment permitted pursuant to Section 9.3.

“Permitted Lien” means a Lien described in Section 9.1.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, re-funding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, restructured, replaced or extended except by an amount equal to (x) unpaid accrued interest and premium (including tender premiums) thereon plus other amounts owing or paid related to such Indebtedness, and fees, commissions and expenses (including upfront fees and original issue discount) incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension plus (y) any existing commitments unutilized thereunder, except as otherwise permitted under Section 9.2, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 9.2(e), such modification, refinancing, refunding, renewal, restructuring, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) if such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is Subordinated Indebtedness, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms (1) that reflect market terms and conditions (as reasonably determined by the Borrowing Agent) at the time of incurrence or issuance of such Permitted Refinancing or (2) otherwise reasonably acceptable to the Administrative Agent, and (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, restructured, replaced or extended is secured by the Collateral, such modification, refinancing, refunding, renewal, restructuring, replacement or extension is either (1) unsecured or (2) secured and, if secured, subject to intercreditor arrangements reasonably acceptable to the Administrative Agent and the Borrowing Agent, as applicable. Any reference to a Permitted Refinancing in this Agreement or any other Loan Document shall be interpreted to mean (a) a Permitted Refinancing of the subject Indebtedness and (b) any further refinancings constituting a Permitted Refinancing of the Indebtedness resulting from a prior Permitted Refinancing.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Construction Partners’ Class A common stock (or other securities or property following a merger event, reclassification or other change of the Class A common stock of Construction Partners) sold by Construction Partners substantially concurrently with any purchase by Construction Partners of a Permitted Bond Hedge Transaction and settled in Class A common stock of Construction Partners (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Construction Partners’ Class A common stock or such other securities or property), and cash in lieu of fractional shares of Class A common stock of Construction Partners; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Construction Partners in good faith).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder.

“Planned Expenditures” has the meaning specified in the definition of Excess Cash Flow.
“Platform” means Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system.
 ~~“Post-Closing Permitted Acquisition” means a Permitted Acquisitions that is consummated after the Closing Date.~~
“Prepayment-Based Incremental Amount” has the meaning given to such term in the definition of “Incremental Cap”.
“Projections” means as is specified in Section 6.5(d).
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualifying Cash” means unrestricted cash and Cash Equivalents in an amount ~~of~~ up to the greater of (i) $325,000,000 and (ii) fifty percent (50%) of Consolidated Adjusted EBITDA for the immediately preceding four Fiscal Quarter period, which cash and Cash Equivalents are held by any Borrower or their domestic Subsidiaries in a deposit account or securities account maintained in the United States with a commercial bank that is organized under the Laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the Laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System and not subject to a Lien in favor of any Person other than the Administrative Agent or the Existing Credit Agreement Administrative Agent.
“Ratable Share” means, with respect to a Lender’s obligation to make Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Loans bears to the Loans of all of the Lenders, provided that if the Loans have not yet been funded, the computation in this clause shall be determined based upon the Commitments of the Lenders and not the amount of their Loans;
“Ratio-Based Incremental Amount” has the meaning set forth in the definition of “Incremental Cap”.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Recovery Event” means any settlement of or payment in respect of any Extraordinary Receipts to any Loan Party.
“Refinanced Debt” has the meaning set forth in Section 3.7(a).
“Refinancing Amendment” has the meaning set forth in Section 3.7(~~f~~c)(iii).
“Refinancing Commitments” has the meaning set forth in Section 3.7(a).
“Refinancing Debt Effective Date” has the meaning set forth in Section 3.7(b).
“Refinancing Debt” has the meaning set forth in Section 3.7(a).
“Refinancing Lenders” has the meaning set forth in Section 3.7(~~c~~b).

“Refinancing Loan Request” has the meaning set forth in Section 3.7(a).
“Refinancing Loan” has the meaning set forth in Section 3.7(~~b~~a).
“Refinancing Notes” has the meaning set forth in Section 3.7(a).
“Register” has the meaning set forth in Section 12.8(c).
“Reinvestment Deferred Amount” means, with respect to any Disposition or Recovery Event, the aggregate Net Cash Proceeds actually received by any Loan Party in connection therewith that are not applied to prepay the Loans pursuant to Section 5.3 as a result of the Borrowing Agent’s determination to reinvest such Net Cash Proceeds in the business of the Borrowers or any of their respective Subsidiaries.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.
“Removal Effective Date” means as is specified in Section 11.6(b).
“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Governmental Authority in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or would reasonably be expected to cause any Person hereunder (including the Administrative Agent, the Lead Arrangers, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any International Trade Law, Anti-Money Laundering Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Loan Facility/Loans hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any pledged Collateral qualifies as Blocked Property; or (d) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the International Trade Law, Anti-Money Laundering Law or Anti-Corruption Law specific representations and covenants herein.
“Repricing Transaction” means as it is specified in Section 5.2(c).
“Required Lenders” means, as of any date of determination, Lenders having Loans outstanding that represent more than 50.0% of all Loans outstanding on such date; provided that the portion of the Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders at any time.
“Resignation Effective Date” means as is specified in Section 11.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. For the avoidance of doubt, Restricted Payments shall not include any cash-settlement portion of ordinary compensation, including any compensation related to synthetic equity interests.
“Risk Services Subsidiary” means Construction Partners Risk Services, Inc., an Alabama corporation.
“S&P” means S&P Global Ratings, a business of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement (whether in a single transaction or a series of related transactions), directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell, transfer or otherwise Dispose of any property (whether personal or real), used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject of comprehensive U.S. sanctions.
“Sanctioned Person” means any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.
“Secured Cash Management Agreement” means a Cash Management Agreement permitted hereunder entered into with a Person that is a Lender or a Lender Counterparty at the time entered into and as to which written notice is provided to the Administrative Agent. It is hereby understood that a Cash Management Agreement may not be a Secured Cash Management Agreement to the extent it is similarly treated as such under the Existing Credit Agreement and if any such Cash Management Agreement is permitted to both be treated as a “Secured Cash Management Agreement” (or similar term) under this Agreement and to be similarly treated under the Existing Credit Agreement, (x) if such Cash Management Agreement is entered into after the Closing Date with a Person that acts as the Administrative Agent or an Affiliate thereof, such Cash Management Agreement shall be deemed so designated under this Agreement and not under the Existing Credit Agreement unless otherwise elected by Borrowing Agent in writing to the Administrative Agent, (y) if such Cash Management Agreement is entered into with a Person that acts as the administrative agent under the Existing Credit Agreement or any Affiliate thereof, such Cash Management Agreement shall be deemed so designated under the Existing Credit Agreement and not under this Agreement unless otherwise elected by Borrowing Agent in writing to the Administrative Agent and (z) except as set forth in the immediately preceding clauses (x) and (y), such Cash Management Agreement shall be deemed so designated under this Agreement or the Existing Credit Agreement as elected by Borrowing Agent in writing to the Administrative Agent.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents (including each Lender Counterparty with respect to any Hedge Agreement or Secured Cash Management Agreement).
“Security Agreement” means that certain Security Agreement, dated as of the date hereof by the Loan Parties in favor of the Administrative Agent (as amended, modified, replaced, substituted for, superseded or restated from time to time).
“Security Agreement Supplement” means as is specified in Section 24(b) of the Security Agreement.
“SOFR” means, for any day, a rate equal to the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Acquisition” means any Acquisition of a Person, division, business or asset or assets or, which Person, division, business or (in the case of the Acquisition of an asset or assets) the portion of a business represented by such asset or assets, as applicable, has a Consolidated Adjusted EBITDA of at least $500,000 during the Test Period most recently ended on or prior to the date of such Acquisition.
“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by or with respect to the Target or its subsidiaries or affiliates in the LSP Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such) (but only to the extent that the Borrowing Agent or its affiliates have the right to terminate their respective obligations under the LSP Acquisition Agreement, or to otherwise decline to consummate the LSP Acquisition pursuant to the LSP Acquisition Agreement, as a result of a breach of any such representations or any such representations not being accurate to the extent such accuracy is required (in each case, determined without regard to any notice requirement).
“Specified Debt Conditions” means, with respect to any Indebtedness (a) such Indebtedness does not (i) mature prior to the Latest Maturity Date, (ii) have a Weighted Average Life to Maturity shorter than the then-remaining Weighted Average Life to Maturity of the Loans then outstanding or (iii) have mandatory prepayment events or mandatory offer to purchase events prior to the Latest Maturity Date (other than customary asset sale or change of control mandatory prepayment or offer to purchase events), except that, to the extent that such Indebtedness is otherwise permitted to be secured on a pari passu basis pursuant to Section 9.1(v), such Indebtedness may require mandatory prepayments or mandatory offers to purchase on a pro rata or less than pro rata basis with the Loans, (b) the covenants, events of default, guarantees and other terms of such Indebtedness, when taken as a whole (other than interest rate (and other pricing terms) and redemption premiums), are either (i) substantially identical to, or are not materially more favorable (when taken as a whole) to such lenders providing such Indebtedness than those applicable to the Loans (when taken as a whole) (as reasonably determined in good faith by the Borrowing Agent), or (ii) on current market terms for such type of Indebtedness being incurred at the time of incurrence (as reasonably determined in good faith by the Borrowing Agent), except, in each case for clauses (i) and (ii) to the extent such covenant and other terms apply only to periods after the Latest Maturity Date; provided that, in any event, (x) such Indebtedness shall not contain a financial maintenance covenant and (y) a certificate of a Responsible Officer of the Borrowing Agent has been delivered to the Administrative Agent prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such indebtedness or drafts of the documentation relating thereto, stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirements, which shall be conclusive evidence that such terms and conditions satisfy the requirements of this clause (b), unless the Administrative Agent notifies the Borrowing Agent that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) immediately before and immediately after giving pro forma effect to the incurrence of such Indebtedness, no Event of Default exists and is continuing or would exist after giving effect thereto, (d) such Indebtedness shall (I) be unsecured, (II) rank pari passu or junior in right of payment with the Loans and shall have the same Guarantors or (III) to the extent that such Indebtedness is otherwise permitted to be secured on a pari passu basis, shall be secured by the Collateral on a pari passu or junior lien basis with the other Loans and Revolving Loans and shall have the same Guarantors; provided, that if such Indebtedness is (i) secured on a pari passu basis with the Obligations, then such Indebtedness shall be subject to the First Lien Intercreditor Agreement or (~~b~~ii) secured on a junior basis to the Obligations, then such Indebtedness shall be subject to a Junior Lien Intercreditor Agreement.
“Specified Disposition” means any Disposition of a Person, division, business or asset or assets or, which Person, division, business or (in the case of the Disposition of an asset or assets) the portion of a business represented by such asset or assets, as applicable, has a Consolidated Adjusted EBITDA of at least $500,000 during the Test Period most recently ended on or prior to the date of such Disposition.
“Specified Event of Default” means an Event of Default pursuant to Section 10.1(a), Section 10.1(f) ~~and~~or Section 10.1(g).
“Specified Liquid Asphalt Terminal Certification” means, with respect to any Specified Liquid Asphalt Terminal, a certification signed by the Borrowing Agent and delivered to the Administrative Agent, certifying that the Specified Liquid Asphalt Terminal Completion Date of such liquid asphalt terminal, and stating such Specified Liquid Asphalt Terminal Completion Date.

“Specified Liquid Asphalt Terminal Completion Date” means, with respect any Specified Liquid Asphalt Terminal, the date that construction of such liquid asphalt terminal has been completed and such liquid asphalt terminal is operational to store and ship liquid asphalt.
“Specified Liquid Asphalt Terminal Completion Quarter” means, with respect to any Specified Liquid Asphalt Terminal, the Fiscal Quarter during which the Administrative Agent has received the Specified Liquid Asphalt Termination Certification for such liquid asphalt terminal.
“Specified Liquid Asphalt Terminal Increase” means, with respect to any Specified Liquid Asphalt Terminal, an amount equal to the “run rate” pro forma projected Consolidated Adjusted EBITDA of such liquid asphalt terminal for the four-Fiscal Quarter period commencing with the Fiscal Quarter that includes the Specified Liquid Asphalt Terminal Completion Date of such liquid asphalt terminal.
“Specified Liquid Asphalt Terminals” means, collectively, (a) that certain in-process or to-be constructed liquid asphalt terminal located in Hanceville, Alabama and (b) that certain in-process or to-be constructed liquid asphalt terminal located in Benson, North Carolina.
~~“Specified Acquisition Agreement Representations” shall mean the representations and warranties made by or with respect to the Target or its subsidiaries or affiliates in the LSP Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such) (but only to the extent that the Borrowing Agent or its affiliates have the right to terminate their respective obligations under the LSP Acquisition Agreement, or to otherwise decline to consummate the LSP Acquisition pursuant to the LSP Acquisition Agreement, as a result of a breach of any such representations or any such representations not being accurate to the extent such accuracy is required (in each case, determined without regard to any notice requirement).~~
“Specified Representations” means (a) each of the representations made by the Loan Parties in Section 6.1, Section 6.2, Section 6.3, Section 6.4, Section 6.15, Section 6.20 and Section 6.24, and (b) the representation made by the Borrowing Agent in Section 6.18.
“Specified Transaction” means (a) any investment that results in a Person becoming a Subsidiary, (b) any Permitted Acquisition or other acquisition or investment outside the ordinary course of business, (c) any Disposition that results in a Subsidiary ceasing to be a Subsidiary of the Borrowers or any Disposition of a business unit, line of business or division of the Borrowers or a Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise and (d) any issuance, incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility), any Restricted Payment, and any or Incremental Loan.
“Sponsored Captive Insurance Company” means (a) CIRCA Sponsored Captive Insurance Company, a Vermont sponsored captive insurance company, (b) CIRCA Re, IC, a Vermont incorporated protected cell within CIRCA, or (c) any other sponsored captive insurance company that is approved by the Administrative Agent in its sole discretion from time to time.
“Statements” means as is specified in Section 6.5(b).
“Subordinated Indebtedness” means any Indebtedness of Borrowers or their respective Subsidiaries (other than intercompany Indebtedness owed among the Borrowers and their respective Subsidiaries) the payment of which is subordinated to payment of the obligations under the Loan Documents pursuant to terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary”, of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrowing Agent.
“SunTx Class B Holder” means: (a) Ned N. Fleming, III, (b) Mark R. Matteson, (c) Craig Jennings, (d) Charles E. Owens, (e) Fred J. Smith, III, (f) SunTx Capital Management Corp., (g) SunTx Capital II Management Corp., (h) SunTx Capital Partners, L.P., (i) SunTx Capital Partners II, L.P., (j) SunTx Fulcrum Fund Prime, L.P., (k) SunTx Fulcrum Dutch Investors Prime, L.P., (l) SunTx Capital Partners II Dutch Investors, L.P., (m) Malachi Holdings Limited Partnership, (n) CJCT Associates Limited Partnership, (o) AMDG Associates Limited Partnership, and (p) Boyle Fleming & Co. Inc.
“SunTx Party” means: (a) any SunTx Class B Holder; (b) any spouse, and any parent, child, sibling, parent-in-law or child-in-law of a SunTx Class B Holder; (c) the estate of any of the foregoing Persons; (d) any trust or family partnership established by any part of the foregoing persons primarily for the benefit of any of the foregoing Persons and Controlled by any such Person; or (e) any other Person with respect to which at least fifty-one percent (51%) of the equity and voting Equity Interests are owned by the foregoing Persons (or any combination thereof).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including, without limitation, Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person or any of its Subsidiaries, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Target Debt Refinancing” means the consummation of (i) the repayment in full of the Target Outstanding Indebtedness and (ii) the release of all liens, if any, securing obligations under the Target Outstanding Indebtedness, and the release of guarantees and all other security documents in connection therewith.
“Target Outstanding Indebtedness” means all indebtedness of the Target and its subsidiaries under (u) that certain Credit Agreement, dated as of October 29, 2021, by and between the Target and Wells Fargo Bank, National Association, as administrative agent and collateral agent (as further amended, restated, amended and restated, modified and supplemented from time to time prior to the Closing Date), (v) that certain Business Loan Agreement, dated November 1, 2022, by and between Lone Star Materials & Asphalt, LLC and Broadway National Bank, and the corresponding Promissory Note, made by Lone Star Materials & Asphalt, LLC in favor of Broadway National Bank on November 1, 2022, (w) the Promissory Notes, made by Lone Star Materials & Asphalt, LLC in favor of Broadway National Bank on February 27, 2023 and December 18, 2023 (as further amended, restated, amended and restated, modified and supplemented from time to time prior to the Closing Date), (x) that certain Master Loan and Security Agreement, dated December 14, 2022, by and between the Company and Wells Fargo Equipment Finance, Inc., (y) that certain Master Loan and Security Agreement, dated April 1, 2015, by and between the Company and Wells Fargo Equipment Finance, Inc.  and (z) that certain Credit Agreement, dated January 19, 2022, by and between ACE Aggregates, LLC and Wells Fargo Bank, National Association (as further amended, restated, amended and restated, modified and supplemented from time to time prior to the Closing Date).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan A Obligations” means as is specified in the definition of “TLA Termination Date.”
“Term SOFR Loan” means a Loan that bears interest based on clause (a) of the definition of Term SOFR Rate.
“Term SOFR Rate” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Reference Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then the Term SOFR Rate means the

Term SOFR Reference Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Reference Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then the Term SOFR Rate means the Term SOFR Reference Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case,;
provided that if the Term SOFR Rate determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR Rate shall be deemed zero for purposes of this Agreement.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Termination Date” means the first date upon which each of the following shall have occurred: (a) all Obligations (other than (i) contingent indemnification obligations for which no claims have been asserted and (ii) except as set forth in Section 10.4, Obligations in respect of Secured Cash Management Agreements and Hedge Agreements) hereunder or under the Loan Documents shall have been indefeasibly paid in full in cash; and (b) all Commitments shall have expired or been terminated.
“Test Period” means, for any date of determination under this Agreement, the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered (or are required to be delivered) pursuant to Section 8.1(a) or (b), as applicable.
“Threshold Amount” means, at any date of determination, the greater of (a) [*****] and (b) [*****] of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable.
“TLA Termination Date” means the first date upon which each of the following shall have occurred: (a) all obligations (other than contingent unmatured indemnification obligations) of the term loans and term loan commitments under the Existing Credit Agreement or under the loan documents thereof (collectively, the “Term Loan A Obligations”) shall have been indefeasibly paid in full in cash, (b) all of the Term Loan A Obligations shall have expired or been terminated, and (c) the release of all liens, if any, the Term Loan A Obligations and the release of guarantees and all other security documents in connection therewith.
“Transactions” means, collectively, any or all of the following (whether taking place prior to, on or substantially concurrently with, the Closing Date): (a) the entry into the LSP Acquisition Agreement and the consummation of the transactions and performance of the obligations contemplated thereby, including the LSP Acquisition, (b) the entry into this Agreement and the other Loan Documents and incurrence of Indebtedness hereunder, (c) the entry into, and effectiveness of, the Existing Credit Agreement Amendment, (d) the repayment of the outstanding borrowings under the revolving credit facility of the Existing Credit Agreement (the “Revolver Repayment”), (e) the consummation of the Target Debt Refinancing, (f) all other transactions relating to any of the foregoing (including payment of fees, premiums and expenses related to any of the foregoing), and (g) the payment of all fees, premiums and expenses incurred in connection with the foregoing.
“Type” means, with respect to a Loan, its character as a Base Rate Loan ~~or~~, a Term SOFR Loan or a Daily Simple SOFR Loan.
“UCC” means as is specified in the Security Agreement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” means as is specified in Section 5.9(g)(ii)(2)(III).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.

“Working Capital” means at any date, the excess of Current Assets on such date over Current Liabilities on such date.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Loan Document, means this Agreement or such other Loan Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Loan Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.3Accounting Principles; Changes in GAAP.
(a)Generally. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion (or exchange, as the case may be) or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof (or exchange therefor, as the case may be).
(b)Changes in GAAP. Notwithstanding the foregoing, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowing Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrowing Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the most recent Statements delivered to the Administrative Agent on or prior to the Closing Date for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Leases. Notwithstanding anything in the foregoing, all leases of the Borrowers and their Subsidiaries (whether of real or personal property) that are not or would not have been characterized as Capitalized Leases in accordance with GAAP as in effect prior to giving effect to Accounting Standards Update No. 2016-02, Leases (Topic 842) (whether or not such leases were in effect on such date) shall not be accounted for as Capitalized Leases for purposes of this Agreement regardless of any change in GAAP (including as a result of Accounting Standards Update No. 2016-02, Leases (Topic 842)) following such date that would otherwise require such leases to be recharacterized as Capitalized Leases.
(d)Exclusion of Captive Insurance Company. Notwithstanding anything to the contrary contained in this Agreement, the Captive Insurance Company shall be excluded from the calculation of any financial ratio (including the Consolidated First Lien Net Leverage Ratio, the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio) under this Agreement.
1.4Term SOFR and Notification. Section 4.4(e) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.
1.5Pro Forma Calculations.

(a)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, Consolidated Adjusted EBITDA will be calculated after giving pro forma effect to any Specified Dispositions or Specified Acquisitions occurring during the relevant period, as if such Dispositions or Acquisitions occurred on the first day of such period.
(b)If the calculation of Consolidated Adjusted EBITDA for any period gives pro forma effect to any Disposition or Acquisition, the other elements of the Consolidated Net Leverage Ratio and the Consolidated Secured Net Leverage Ratio will also be calculated after giving pro forma effect to such Acquisition or Disposition, as if such Acquisition or Disposition occurred on the first day of such period.
1.6Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.7Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.8Limited Condition Transactions. In the event that the Borrowing Agent notifies the Administrative Agent in writing that any proposed acquisition or investment is a Limited Condition Transaction and that the Borrowing Agent wishes to test the conditions to such acquisition or investment and, if applicable and solely with respect to an acquisition, the Indebtedness that is to be used to finance such acquisition in accordance with this Section 1.8, then the following provisions shall apply (other than with respect to any Incremental Loans and/or Incremental Commitments pursuant to Section 3.6 provided in connection with such acquisition if specified otherwise by the Incremental Lenders’ Incremental Loans and/or Incremental Commitments, as applicable):
(a)any condition to such Limited Condition Transaction or, solely with respect to an acquisition, such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution (the “LCT Test Date”) of the definitive purchase agreement, merger agreement, or other agreement governing such Limited Condition Transaction (any such agreement, a “Limited Condition Transaction Agreement”) and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and all other transactions in connection therewith (including the incurrence of such Indebtedness);
(b)any condition to such Limited Condition Transaction or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Transaction or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCT Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Transaction, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Transaction as are material to the lenders providing such Indebtedness (including, if applicable, the Lenders) shall be true and correct, but only to the extent that the Borrowers and their respective Subsidiaries have the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Transaction as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders (including, if applicable, the Lenders) providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)notwithstanding anything herein to the contrary, any financial ratio test or condition to be tested in connection with such Limited Condition Transaction and the availability of such Indebtedness will be tested as of the LCT Test Date, in each case after giving effect to the relevant Limited Condition Transaction and all other transactions in connection therewith (including the incurrence or assumption of any Indebtedness), on a pro forma basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Transaction and (ii) if any of such ratios are exceeded or conditions are not met following the LCT Test Date, but prior to the closing of such Limited Condition Transaction, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated Adjusted EBITDA of the Borrowers or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and
(d)except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the relevant Limited Condition Transaction Agreement is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin shall be calculated assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
    The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.
1.9LLC Divisions. For all purposes under the Loan Documents, in connection with any LLC Division or plan of LLC Division under Delaware law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE 2
[RESERVED]
ARTICLE 3
THE CREDITS
3.1Initial Commitments. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make a term loan to the Borrowers in Dollars (each such loan, a “Closing Date Loan” and together, the “Closing Date Loans”) on the Closing Date in an amount equal to such Lender’s Initial Commitment. The Initial Commitments in respect of the Closing Date Loans shall terminate automatically immediately after the making of the Closing Date Loans on the Closing Date. The Closing Date Loans may be Base Rate Loans or Term SOFR Loans as further provided herein. The Initial Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay or reborrow. The failure of any Lender to make Closing Date Loans shall not relieve any other Lender of its obligations to make Closing Date Loans on the Closing Date; nor shall it impose any additional liability on any other Lender hereunder. The Lenders shall have no obligation to make Closing Date Loans hereunder after the Closing Date, and any portion of the Initial Commitment not drawn on the Closing Date shall automatically expire.
3.2Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrowing Agent’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Request; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Request. Each such Loan Request must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to, or continuation of Term SOFR Loans shall be in a principal amount of $5,00,0000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Request shall specify (i) that all of the Borrowers are requesting such Borrowing, (ii) whether the Borrowers are requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Borrowing Agent fails to specify a Type of Loan in a Loan Request or if the Borrowing Agent fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Request, but fails to specify an Interest Period, such Borrowers will be deemed to have specified an Interest Period of one month.

(b)The Borrowing Agent may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
(c)In the case of a Borrowing each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Request. Upon satisfaction of the applicable conditions set forth in Section 7.1 (or, if the Borrowing Agent is requesting Incremental Loans, Section 3.6), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent.
(d)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.
(e)The Administrative Agent shall promptly notify the Borrowing Agent and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.
(f)After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Loan Facility.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowing Agent, the Administrative Agent, and such Lender.
(h)With respect to SOFR or the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowing Agent and the Lenders reasonably promptly after such amendment becomes effective.
(i)All Borrowers shall be jointly and severally liable as borrowers for any Borrowing of the Closing Date Loans, the Amendment No. 1 Term Loans, any Incremental Loans, any Refinancing Loans, and any Extended Loans (in each case, if any), regardless of which Borrower receives the proceeds thereof.

3.3Repayment Terms of Loans.
(a)    ~~(a)~~     The Borrowers shall, jointly and severally, repay the ~~Closing Date~~ Amendment No. 1 Term Loans on the last day of each March, June, September and December, beginning with the last day of the first full fiscal quarter ending after the ~~Closing~~ Amendment No. 1 Effective Date and ending with the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date equal to the aggregate principal amount of the ~~Closing Date~~ Amendment No. 1 Term Loans outstanding on the ~~Closing~~ Amendment No. 1 Effective Date multiplied by 0.25%. To the extent not previously repaid, all unpaid ~~Closing Date~~ Amendment No. 1 Term Loans shall be paid in full by the Borrowers on the Maturity Date applicable thereto.
(b)    ~~(b)~~    The amount of any then remaining scheduled payment set forth in clause (a) above shall be adjusted to account for the addition of any Incremental Loans, Extended Loans or Refinancing Loans by multiplying each such remaining scheduled payment by a fraction, the numerator of which is the aggregate principal amount of ~~Closing Date~~Amendment No. 1 Term Loans outstanding immediately after such transaction and the denominator of which is the aggregate principal amount of ~~Closing Date~~Amendment No. 1 Term Loans outstanding immediately prior to such transaction.
3.4Notes. The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Loans made to them by each Lender, together with interest thereon, shall be evidenced by a term Note, dated the Closing Date, in the form attached hereto as Exhibit D, and payable to such Lender or its registered assigns in a face amount equal to the Initial Commitment, as applicable, of such Lender.
3.5Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1 and specified in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise), or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowing Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions specified in Section 7.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments under the Loan Facility . Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)Defaulting Lender Cure. If the Borrowing Agent and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded to be held pro rata by the Lenders in accordance with the Commitments under the Loan Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
3.6     Incremental Commitments.
(a)Incremental Commitments. The Borrowing Agent may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request one or more new commitments which may be (i) of the same Class as any outstanding Loans (a “Loan Increase”) or (ii) a new Class of term loans under this Agreement (collectively with any Loan Increase, the “Incremental Commitments” and the loans thereunder, the “Incremental Loans”), and such Incremental Loan Request shall specify that all of the Borrowers are requesting such Incremental Commitments.
(b)Incremental Loans. Any Incremental Loans effected through the establishment of one or more new Classes of one or more new Loans (excluding through any Loan Increase) made on an Incremental Facility Closing Date shall be designated a separate Class of Loans for all purposes of this Agreement unless otherwise agreed by the Borrowing Agent and the Administrative Agent. On any Incremental Facility Closing Date on which any Incremental Commitments of any Class are effected (including through any Loan Increase), subject to the satisfaction (or waiver) of the terms and conditions in this Section 3.6, (i) each Incremental Lender with an Incremental Commitment that becomes effective on such date shall provide Incremental Loans to the Borrowers in an amount equal to the Incremental Commitment of such Lender that becomes effective on such date and (ii) each Incremental Lender of such Class shall become a Lender hereunder with respect to the Incremental Commitment of such Class and the Incremental Loans of such Class made pursuant thereto. Notwithstanding the foregoing, Incremental Loans may have identical terms to any of the Loans and be treated as the same Class as any of such Loans.
(c)Incremental Loan Request. Each Incremental Loan Request from the Borrowing Agent that is provided to the Administrative Agent pursuant to this Section 3.6 shall set forth the requested amount and proposed terms of the relevant Incremental Loans. Incremental Loans may be made by (i) any existing Lenders or any Affiliate of any existing Lender (but no existing Lender or any Affiliate of any existing Lender will have an obligation to make any Incremental Commitment, nor will the Borrowers have any obligation to approach any existing Lender or any Affiliate of any existing Lender to provide any Incremental Commitment), (ii) any Approved Fund or (iii) any Additional Lender (each such existing Lender, Affiliate thereof, Approved Fund or Additional Lender providing such Incremental Commitment or Incremental Loan, an “Incremental Lender” and, collectively the “Incremental Lenders”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to such Additional Lender’s making such Incremental Loans solely to the extent such consent, if any, would be required under Section 12.8(b) for an assignment of Loans to such Additional Lender.
(d)Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:
(i)the representations, warranties of the Loan Parties set forth in Section 6 hereof and in the other Loan Documents shall then be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Effect, in which event they shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 3.6, the representations and warranties contained in Section 6.5 shall be deemed to refer to the most recent statements furnished pursuant to Section 8.1; provided that, in connection with any Incremental Amendment the primary purpose of which is to finance a Limited Condition Transaction, the condition set forth in this clause (i) shall be waived (other than with respect to the Specified Representations) if so agreed to by the Administrative Agent and the Lenders providing the Incremental Loan;
(ii)no Event of Default or Default shall have occurred and be continuing or would result from such Loan or the application of the proceeds thereof; provided that, in connection with any Incremental Amendment the primary purpose of which is to finance a Limited Condition Transaction, the condition set forth in this clause (ii) shall be waived (other than with respect to any Specified Event of Default) if so agreed to by the Administrative Agent and the Lenders providing the Incremental Loan;
(iii)the making of the Incremental Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders;

(iv)no Material Adverse Effect shall have occurred since the date of the last audited financial statements of the Borrowers delivered to the Administrative Agent; and
(v)the Borrowers shall have delivered to the Administrative Agent a certificate dated as of the Incremental Facility Closing Date signed by a Responsible Officer of the Borrowing Agent certifying that, before and after giving effect to the Incremental Commitments (and the Incremental Loans contemplated thereby), certifying to clauses (i) through (iv) above;
(vi)the Borrowers shall have delivered to the Administrative Agent a duly executed Incremental Amendment, in accordance with the terms set forth in this Section 3.6;
(vii)each Incremental Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 3.6(d)(vii)), unless otherwise agreed by the Borrowing Agent and the Administrative Agent;
(viii)the aggregate principal amount of all Incremental Loans and Incremental Equivalent Debt shall not exceed the Incremental Cap; and
(ix)to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (i) customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, in each case, substantially consistent with the those delivered on the Closing Date under Section 7.1 or otherwise reasonably satisfactory to the Administrative Agent, and (ii) customary documents and filings (including amendments to the Security Documents and any intercreditor agreement) as the Administrative Agent may reasonably require to assure that the Incremental Loans are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Lenders in the applicable Incremental Amendment, junior to) the existing Loans.
(e)Required Terms.
(i)The terms, provisions and documentation of the Incremental Loans and Incremental Commitments of any Class, except as otherwise set forth herein, shall be as agreed between the Borrowers and the applicable Incremental Lenders providing such Incremental Commitments; provided that in no event will any Incremental Loans be permitted to be voluntarily or mandatorily prepaid prior to the repayment in full of the ~~Closing Date~~Amendment No. 1 Term Loans, unless accompanied by at least a ratable payment of the ~~Closing Date~~Amendment No. 1 Term Loans (provided that any Refinancing Amendment, Extension Amendment or Incremental Amendment may provide that the applicable Incremental Lenders providing such Incremental Commitments shall receive a less than ratable payment). In any event, Incremental Loans:
(A)shall (I) be unsecured, (II) rank pari passu or junior in right of payment with the Obligations under Loans and shall have the same Guarantors or

(III) shall be secured by the Collateral on a pari passu or junior lien basis with the other Loans and shall have the same Guarantors,
(B)as of the Incremental Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the ~~Closing Date~~Amendment No. 1 Term Loans,
(C)except in the case of a Loan Increase, as of the Incremental Facility Closing Date, shall have amortization (subject to clause (e)(i)(B) above) determined by the Borrowers and the applicable Incremental Lenders but shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~Closing Date~~Amendment No. 1 Term Loans,
(D)subject to clause (e)(ii) below, shall have an Effective Yield determined by the Borrowers and the applicable Incremental Lenders,
(E)subject to clause (e)(ii) below, shall have fees determined by the Borrowers and the applicable Incremental Loan arranger(s), and
(F)may participate on (x) a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary prepayments of Loans hereunder or (y) a pro rata basis or less than a pro rata basis (but not on a greater than pro rata basis (except for prepayments pursuant to Section 5.3(e) and Section 5.3(f)(A)(y))) in any mandatory prepayments of Loans hereunder.
(ii)The Effective Yield (and the components thereof) applicable to any Incremental Loans may be determined by the Borrowing Agent and the Incremental Lenders providing such Incremental Loans; provided that, with respect to any Incremental Loans that are secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, the Effective Yield applicable to such Incremental Loans shall not be greater than the applicable Effective Yield with respect to ~~Closing Date~~Amendment No. 1 Term Loans plus 50 basis points per annum unless the Applicable Margin (and/or, as provided in the proviso below, the Term SOFR Rate or Base Rate floor) with respect to the ~~Closing Date~~Amendment No. 1 Term Loans is increased so as to cause the then applicable Effective Yield of such Loans to equal the Effective Yield then applicable to the Incremental Loans minus 50 basis points; provided, further, that any increase in Effective Yield to any ~~Closing Date~~Amendment No. 1 Term Loan required solely due to the application or imposition of an Term SOFR Rate or Base Rate floor on any Incremental Loan may, at the election of the Borrowers, be effected solely through an increase in (or implementation of, as applicable) any Term SOFR Rate, Daily Simple SOFR or Base Rate floor applicable to such ~~Closing Date~~Amendment No. 1 Term Loan or an increase in the interest rate margin applicable to such Incremental Loans; provided, further, that this Section 3.6(e)(ii) shall not apply to any Incremental Commitments or Incremental Loans incurred on or after the twelve month anniversary of the ~~Closing~~Amendment No. 1 Effective Date.
(f)Incremental Amendment. Commitments in respect of Incremental Loans shall become additional Commitments pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Incremental Lender providing such Commitments and the Administrative Agent. The Incremental Amendment may, without the consent of any other Loan Party or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowing Agent, (i) to effect the provisions of this Section 3.6 and (ii) to modify the terms or conditions applicable to (x) all Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment to the extent reasonably determined by the Administrative Agent and the Borrowing Agent to be beneficial to all of the existing Lenders relative to such terms or conditions as in effect prior to the effectiveness of such Incremental Amendment (provided that such modification must be made to all applicable Classes of Loans) or (y) any one or more Classes of Loans outstanding prior to the effectiveness of such Incremental Amendment (any such Class of Loans, “Existing Loans”) necessary for any such Existing Loans to be “fungible” for U.S. federal income tax purposes with any Class of Incremental Loans or Incremental Commitments incurred pursuant to such Incremental Amendment, by increasing the Effective Yield (or any component thereof) applicable to any such Existing Loans and/or by imposing, increasing the amount of, or extending the period of applicability of, any premiums or fees payable upon the prepayment or repricing of such Existing Loans. The Borrowers will use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(g)Incremental Equivalent Debt. The Borrowers or any Subsidiary may, at any time or from time to time after the Closing Date, issue, incur or otherwise obtain Indebtedness of the Borrowers or any Subsidiary (and any Permitted Refinancing thereof) in respect of one or more series of senior or subordinated notes or loans (which, in each case, may be unsecured, secured on a junior lien basis or on a pari passu basis with the Obligations), in each case, that are issued or made in lieu of Incremental Commitments (the “Incremental Equivalent Debt”); provided that (i) the aggregate principal amount of Incremental Equivalent Debt and any Incremental Loans made shall not exceed the Incremental Cap, (ii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) if such Incremental Equivalent Debt is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrowers or any Subsidiary other than any asset constituting Collateral, (iv) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence; provided that, in connection with any Incremental Equivalent Debt the primary purpose of which is to finance a Limited Condition Transaction, the condition set forth in this clause (iv) shall be waived (other than with respect to any Specified Event of Default), (v) subject to clause (vii) below, such Indebtedness may otherwise have an amortization schedule as determined by the Borrowers and the lenders providing such Indebtedness, (vi) if such Incremental Equivalent Debt is (a) secured on a pari passu basis with the Obligations, then such Incremental Equivalent Debt shall be subject to the First Lien Intercreditor Agreement or (b) secured on a junior basis to the Obligations, then such Incremental Equivalent Debt shall be subject to a Junior Lien Intercreditor Agreement, (vii) such Incremental Equivalent Debt shall have a final maturity date which is no earlier than the Maturity Date of the ~~Closing Date~~Amendment No. 1 Term Loans and a Weighted Average Life to Maturity which is equal to or greater than the Weighted Average Life to Maturity of the ~~Closing Date~~Amendment No. 1 Term Loans, (viii) if such Indebtedness is in the form of term loans that are secured on a pari passu basis with the Obligations, Section 3.6(e)(ii) shall apply to such Indebtedness as if (but only to the extent, including after giving effect to applicable exclusions) such Indebtedness were Incremental Commitments of the type subject to the provisions of Section 3.6(e)(ii), mutatis mutandis and (ix) such Indebtedness may provide for the ability to participate (x) on a pro rata basis or non-pro rata basis in any voluntary prepayment of ~~Closing Date~~Amendment No. 1 Term Loans made pursuant to Section 5.2 and (y) to the extent secured on a pari passu basis with the ~~Closing Date~~Amendment No. 1 Term Loans, on a pro rata basis (but not on a greater than pro rata basis other than in the case of a prepayment with proceeds of Indebtedness refinancing such Incremental Equivalent Debt) in any mandatory prepayment of ~~Closing Date~~Amendment No. 1 Term Loans required pursuant to Section 5.3 or less than a pro rata basis with the then-outstanding ~~Closing Date~~Amendment No. 1 Term Loans.
(h)This Section 3.6 shall supersede any provisions in Sections 5.1, 5.4 and 5.5 or Section 12.1 to the contrary
3.6Refinancing Amendments.
(a)Refinancing Debt. The Borrowing Agent may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (i) a new Class of commitments for term loans under this Agreement or an increase in the Commitments of an existing Class of Loans under this Agreement (any such new commitments, “Refinancing Commitments” and the loans thereunder, the “Refinancing Loans”), or (ii) one or more additional series of senior unsecured or senior subordinated notes or loans or senior secured notes of the Borrowers (any such notes or loans, “Refinancing Notes” and, together with the Refinancing Commitments, the “Refinancing Debt”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class or Classes of existing Loans or Commitments as selected by the Borrowers (such existing Loans or Commitments, the “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.
(b)Refinancing Loan Request. Each Refinancing Loan Request shall specify (i) that all of the Borrowers shall be borrowers or issuers, as applicable, of such Refinancing Debt, (ii) the date (each, a “Refinancing Debt Effective Date”) on which the Borrowing Agent proposes that the Refinancing Loans and/or Refinancing Notes be made, which shall be a date reasonably acceptable to the Administrative Agent, (iii) in the case of Refinancing Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Loans as if it were an assignee)) whom the Borrowing Agent proposes would provide the Refinancing Loans and the portion of the Refinancing Loans to be provided by each such Person, and (iv) the requested amount and the proposed terms of such Refinancing Debt. On each Refinancing Debt Effective Date, each Person with a commitment for a Refinancing Loan (each such Person, a “Refinancing Lender”) or Refinancing Notes (collectively the “Refinancing Note Holders”) shall make a Refinancing Loan to the Borrowers and/or purchase Refinancing Notes from the Borrowers, as applicable, in each case, in a principal amount equal to such Person’s commitment therefor.
(c)Refinancing Commitments.
(i)Any Refinancing Commitments made on a Refinancing Debt Effective Date shall, unless constituting an increase in a previously established Class, be designated a separate Class of Refinancing Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Debt Effective Date on which any Refinancing Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 3.7, (i) each Refinancing Lender shall make a Refinancing

Loan to the Borrowers in an amount equal to its Refinancing Commitment established on such date and (ii) each Refinancing Lender shall become a Lender hereunder with respect to the Refinancing Commitment established on such date and the Refinancing Loans made pursuant thereto.
(ii)Each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $5,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $5,000,000 if such amount is equal to the entire outstanding principal amount of Refinanced Debt that is in the form of Loans) unless otherwise agreed by the Borrowing Agent and the Administrative Agent.
(iii)The Refinancing Commitments shall become additional Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, the other Loan Parties, each Refinancing Lender providing such Commitments, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Loan Party, the Administrative Agent or any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowing Agent, to effect the provisions of this Section 3.7. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction of the other provisions set forth in this Section 3.7 and any other conditions as set forth in the applicable Refinancing Amendment.
(d)Refinancing Notes. The Refinancing Notes shall be established pursuant to documentation which shall be consistent with the provisions set forth in this Section 3.7.
(e)Required Terms. The terms, provisions and documentation of the Refinancing Commitments and Refinancing Notes, as the case may be, of any Class shall be as agreed between the Borrowers and the applicable Refinancing Lenders or the applicable Refinancing Note Holders providing such Refinancing Commitments or such Refinancing Notes, as applicable; provided, that, in any event:
(i)(A) the final maturity date of such Refinancing Loans and/or Refinancing Notes shall be later than the Maturity Date of the Loans being refinanced, (B) the Weighted Average Life to Maturity of such Refinancing Loans and/or Refinancing Notes shall be longer than the then remaining Weighted Average Life to Maturity of each Class of Loans being refinanced and (C) the terms of such Indebtedness shall not contain any mandatory prepayment, repurchase or redemption provisions (except with respect to customary excess cash flow, change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type) prior to the Maturity Date of the Loans being refinanced; except that Refinancing Loans or Refinancing Notes secured on a pari passu basis with the Loans may require mandatory prepayments on a pro rata or less than pro rata basis with the Loans;
(ii)(A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Loans and/or

Refinancing Notes shall be as agreed between the Borrowers and the applicable Refinancing Lenders or the applicable Refinancing Note Holders, so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Loans and/or Refinancing Note Holders do not participate on a greater than pro rata basis in any such prepayments as compared to the Loans and (B) the covenants and other terms applicable to such Refinancing Loans (excluding those terms described in the immediately preceding clause (A)), shall be either: (x) substantially identical to, or are not materially more favorable (when taken as a whole) to such Refinancing Lenders or such Refinancing Note Holders providing such Refinancing Debt than, those applicable to the applicable Loan Facility (when taken as a whole) (as reasonably determined in good faith by the Borrowing Agent), or (y) on current market terms for such type of Indebtedness being incurred at the time of incurrence (as reasonably determined in good faith by the Borrowing Agent), except, in each case for clauses (x) and (y) to the extent such covenant and other terms apply only to periods after the Maturity Date of the applicable Loan Facility at the time of such refinancing; provided that, in any event, (x) such Refinancing Debt shall not contain a financial maintenance covenant and (y) a certificate of a Responsible Officer of the Borrowing Agent shall deliver to the Administrative Agent prior to the incurrence of such Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such indebtedness or drafts of the documentation relating thereto, stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirements, shall be conclusive evidence that such terms and conditions satisfy the requirements of this clause (ii)(B) unless the Administrative Agent notifies the Borrowing Agent that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(iii)such Refinancing Debt shall not have a greater principal amount than (x) the principal amount of the Refinanced Debt plus (y) accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing, and the Administrative Agent and any Person providing any such Refinancing Debt may rely on the Borrowers’ certification of compliance with this clause (iii) (provided that the Administrative Agent has not notified such Person in writing of its objection to such calculation prior to the funding thereof) and, without excusing any Default or Event of Default which may arise from any inaccuracy in such certification, such certification will be deemed accurate for purposes of determining whether the financing provided by any Person relying thereon qualifies as Refinancing Loans or Refinancing Commitments, as applicable;
(iv)any such Refinancing Debt (x) shall not be guaranteed by or otherwise be an obligation of any non-Guarantor, and shall have the same Borrowers as the applicable Refinanced Debt being so refinanced, (y) shall rank pari passu in right of payment with the Obligations under Loans, and (z) shall be secured either on a pari passu basis with the Obligations or on a junior basis to the Obligations, in each case, over the same (or less) Collateral that secures the Loans; provided that, with respect to any Refinancing Debt (1) that is secured by the Collateral on a junior basis to the Obligations, such Refinancing Loans shall be established as a facility separate from Loans provided herein shall be subject to a Junior Lien Intercreditor Agreement, and (2) that is secured by the Collateral on a pari passu basis, shall be subject to the First Lien Intercreditor Agreement;

(v)if such Refinanced Debt is subordinated to the Loan Facility, any such Refinancing Debt shall also be subordinated in right of payment to the Obligations on terms (1) that reflect market terms and conditions (as reasonably determined by the Borrowing Agent and the Administrative Agent) at the time of incurrence or issuance of such Refinancing Debt or (2) otherwise reasonably acceptable to the Administrative Agent;
(vi)the proceeds of such Refinancing Loans and/or Refinancing Notes shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to the pro rata prepayment of all or any portion of any outstanding Loans being refinanced, and to pay accrued interest, fees, premiums (if any) and penalties thereon and fees, expenses, OID and upfront fees associated with the refinancing; and
(vii)the Refinancing Debt may be provided by any existing Lender (or any Affiliate of any Lender) (but no existing Lender or any of its Affiliates will have an obligation to make any Refinancing Debt, nor will the Borrowers have any obligation to approach any existing Lender to provide any Refinancing Debt) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably withheld, conditioned or delayed) to any Lender or Additional Lender’s making such Refinancing Loans or providing such Refinancing Commitments solely to the extent such consent, if any, would be required under Section 12.8 for an assignment of Loans to such Lender or Additional Lender.
3.7Extension of Loans.
(a)Extension of Loans. The Borrowers may at any time and from time to time request that all or a portion of the Loans of a given Class or Classes (each, an “Existing Loan Tranche”) be amended to extend the scheduled Maturity Date with respect to all or a portion of the Loans of such Existing Loan Tranche (any such Loans which have been so amended, “Extended Loans”) and to provide for other terms consistent with this Section 3.8. In order to establish any Extended Loans, the Borrowing Agent shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Loan Tranche) (each, a “Loan Extension Request”) setting forth the proposed terms of the Extended Loans to be established, which shall (i) be identical as offered to each Lender under the same Class in such Existing Loan Tranche (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders of such Class) and offered pro rata to each Lender under the same Class in such Existing Loan Tranche; (ii) except as to interest rates, fees, amortization, final maturity date, “AHYDO” payments, optional prepayments, premium, required prepayment dates and participation in prepayments, which shall be determined by the Borrowers and the Extending Lenders and set forth in the relevant Loan Extension Request, reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Borrowing Agent); (iii) all or any of the scheduled amortization payments of principal of the Extended Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Extended Loans and Refinancing Loans hereunder which have more than five (5) different Maturity Dates; (iv) the Effective Yield with respect to the Extended Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Loans of such Existing Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (v) the Extension Amendment may provide for other covenants (as determined by the Borrowing Agent and Lenders extending) and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Loans); and (vi) Extended Loans may have prepayment terms (including call protection) as may be agreed by the Borrowers and the Lenders thereof; provided, that no Extended Loans may be optionally prepaid prior to the date on which all Loans with an earlier final stated maturity (including Loans under the Existing Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Loans; provided, however, that (A) no Default or Event of Default shall have occurred and be continuing at the time a Loan Extension Request is delivered to Lenders, (B) in no event shall the Maturity Date of any Extended Loans of a given Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of the Existing Loan Tranche, (C) the Weighted Average Life to Maturity of any Extended Loans of a given Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Loan Tranche, (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (E) any Extended Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Loans hereunder, in each case as specified in the respective Loan Extension Request. Any Extended Loans amended pursuant to any Loan Extension Request shall be designated a series (each, a “Loan Extension Series”) of Extended Loans for all purposes of this Agreement; provided that any Extended Loans amended from an Existing Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Class of Loans (in which case scheduled amortization with respect thereto shall be proportionately increased). Each request for Extended Loans proposed to be incurred under this Section 3.8 shall be in an aggregate principal amount that is not less than $10,000,000 (unless otherwise agreed by the Borrowing Agent and the Administrative Agent) (it being understood that the actual principal amount thereof provided by the applicable Lenders may be lower than such minimum amount) and the Borrowing Agent may impose an Extension Minimum Condition with respect to any Loan Extension Request, which may be waived by the Borrowing Agent in its sole discretion.
(b)[Reserved].
(c)Loan Extension Request. The Borrowing Agent shall provide the applicable Loan Extension Request at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Borrowing Agent, in each case, acting reasonably to accomplish the purposes of this Section 3.8. No Lender shall have any obligation to agree to have any of its Loans of any Existing Loan Tranche amended into Extended Loans pursuant to any Loan Extension Request. Any Lender holding a Loan under an Existing Loan Tranche (each, an “Extending Lender”) wishing to have all or a portion of its Loans under the Existing Loan Tranche subject to such Loan Extension Request amended into Extended Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Loan Extension Request of the amount of its Loans under the Existing Loan Tranche which it has elected to request be amended into Extended Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Loans under the Existing Loan Tranche in respect of which applicable Lenders shall have accepted the relevant Loan Extension Request exceeds the amount of Extended Loans requested to be extended pursuant to the Loan Extension Request, Loans subject to Extension Elections shall be amended to Extended Loans on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Loans included in each such Extension Election.
(d)Extension Amendment. Extended Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing an Extended Loan thereunder, which shall be consistent with the provisions set forth in Section 3.8(a) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 3.8 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Loans are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 3.3 with respect to any Existing Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Loans required to be paid thereunder in an amount equal to the aggregate principal amount of the Extended Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Loans required pursuant to Section 3.3), (iii) modify the prepayments set forth in Sections 5.2 and 5.3 to reflect the existence of the Extended Loans and the application of prepayments with respect thereto, (iv) address technical issues relating to funding and payments and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowing Agent, to effect the provisions of this Section 3.8, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.
(e)No conversion or extension of Loans or Commitments pursuant to any Extension in accordance with this Section 3.8 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. This Section 3.8 shall supersede any provisions in Sections 5.1, 5.4 and 5.5 or Section 12.1 to the contrary.
ARTICLE 4
INTEREST RATES
4.1Interest Rates.

(a)Subject to the provisions of Section 4.3, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; provided that if an Event of Default or Default exists and is continuing, the Borrowing Agent may not request, convert to, or renew any Term SOFR Loans and the Required Lenders may demand that all existing Term SOFR Loans be converted immediately to Base Rate Loans, subject in all cases to the obligation of the Borrowers to pay any indemnity under Section 5.10 in connection with any such conversion. The applicable Base Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(b)Except as otherwise provided herein, the Borrowing Agent may from time request that the Lenders convert Loans from one Type to the other or continue Term SOFR Loans, in each case pursuant to Section 3.2.
4.2[Reserved].
4.3Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, automatically with respect to an Event of Default under Sections 10.1(a), 10.1(f) or 10.1(g), and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent with respect to any other Event of Default:
(a)Interest Rate. The rate of interest for each Loan otherwise applicable pursuant to Section 4.1 shall be increased by 2.0% per annum (provided that solely with respect to an Event of Default under Section 10.1(a), such increase shall only be applicable to any past due amounts);
(b)Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Base Rate Loans plus an additional 2.0% per annum from the time such Obligation becomes due and payable until the time such Obligation is paid in full (provided that solely with respect to an Event of Default under Section 10.1(a), such increase shall only be applicable to any past due amounts); and
(c)Acknowledgment. Each Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrowers upon demand by Administrative Agent.
4.4Term SOFR Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.
(a)Term SOFR Rate Unascertainable; Increased Costs. If, on or prior to the first day of an Interest Period:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Term SOFR Rate cannot be determined pursuant to the definition thereof; or (y) a fundamental change has occurred with respect to the Term SOFR Rate (including, without limitation, changes in national or international financial, political or economic conditions), or
(ii)the Administrative Agent or the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that the Term SOFR Rate for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, and, if applicable, the Required Lenders provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(d).
(b)[Reserved]
(c)Illegality. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. If at any time any Lender shall have determined, or any Governmental Authority shall have asserted, that the making, maintenance or funding of any Term SOFR Loan or the determination or charging of interest rates based on the Term SOFR Rate has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(d).
(d)Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4(a) above, the Administrative Agent shall promptly notify the Lenders and the Borrowing Agent thereof, and in the case of an event specified in Section 4.4(c) above, such Lender shall promptly notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowing Agent. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrowing Agent to select, convert to or renew a Term SOFR Loan shall be suspended (to the extent of the affected Term SOFR Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrowing Agent, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4(a) and the Borrowing Agent has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Loan and the Term SOFR Loans has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan. If any Lender notifies the Administrative Agent of a determination under Section 4.4(c), the Borrowing Agent shall, subject to the Borrowers’ indemnification Obligations under Section 5.10, as to any Term SOFR Loan, on the date specified in such notice either convert such Loan to a Base Rate Loan or prepay such Loan in accordance with Section 5.2. Absent due notice from the Borrowing Agent of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.

(e)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Hedge Agreements shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (A) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (B) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowing Agent and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowing Agent of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrowing Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowing Agent may revoke any pending request for a Loan bearing interest based on the Term SOFR Rate, conversion to or continuation of Loans bearing interest based on the Term SOFR Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowing Agent will be deemed to have converted any such request into a request for a Base Rate Loan of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)Definitions. As used in this Section:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.
“Benchmark” means, initially the Term SOFR Rate in the case of any Loan; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event in the case of the replacement of the Term SOFR Rate, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(A)the Daily Simple SOFR;
(B)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowing Agent, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided that if the Benchmark Replacement as determined pursuant to (B) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowing Agent, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(A)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(B)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(A)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(B)a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(C)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.4(e) titled “Benchmark Replacement Setting.”
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
ARTICLE 5
PAYMENTS; TAXES; YIELD MAINTENANCE
5.1Payments. All payments and prepayments to be made in respect of principal, interest, Administrative Agent’s Fee or other fees or amounts due from the Borrowers hereunder or under any Fee Letter shall be payable prior to 2:00 p.m. Eastern Time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowing Agent, and free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff of any nature. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Such payments shall be made to the Administrative Agent at the Administrative Agent’s Office for the ratable accounts of the Lenders with respect to the Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 2:00 p.m. Eastern Time by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.
5.2Voluntary Prepayments.
(a)Right to Prepay. The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.3(c), Section 5.8, Section 5.10 and Section 5.13). Whenever the Borrowers desire to prepay any part of the Loans, the Borrowing Agent shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern Time (x) at least one (1) Business Day prior to the date of prepayment of any Base Rate Loans and (y) at least two (2) Business Days prior to the date of prepayment of any Term SOFR Loans, in each case, setting forth the following information:
(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(ii)a statement indicating the application of the prepayment among Base Rate Loans or Term SOFR Loans; and
(iii)the total principal amount of such prepayment, which shall not be less than (x) with respect to Base Rate Loans, $100,000 and (y) with respect to Term SOFR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof.
(b)All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Loan prepayments permitted pursuant to this Section 5.2 shall be applied to the unpaid installments of principal of the Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4(d), if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Base Rate Loans and then to Term SOFR Loans. Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 5.10.
(c)If, prior to the date which is six (6) months after the ~~Closing~~Amendment No. 1 Effective Date, (x) there shall occur any amendment, amendment and restatement or other modification of this Agreement the primary purpose of which is to reduce the Effective Yield then in effect for the Loans, (y) all or any portion of the Loans are voluntarily prepaid pursuant to Section 5.2(a) or mandatorily prepaid pursuant to Section 5.3(b), or the Loans are refinanced substantially concurrently with the incurrence of, conversion or exchange of the Loans into, new senior secured term loans that have an Effective Yield lower than the Effective Yield for the Loans so prepaid or (z) any Lender must assign its Loans as a result of its failure to consent to an amendment, amendment and restatement or other modification of this Agreement (that has been consented to by the Required Lenders) that would have the effect of reducing the Effective Yield then in effect for the Loans (any of the preceding clause (x), (y) or (z), a “Repricing Transaction”), then in each case, the Borrowing Agent shall pay to the Administrative Agent, for the ratable account of each of the Lenders, (I) in the case of clause (y) a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid or refinanced and (II) in the case of clause (x) and (z), a fee equal to 1.00% of the aggregate principal amount of the applicable Loans outstanding immediately prior to such amendment, amendment and restatement or other modification. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. Any determination by the Administrative Agent of the Effective Yield for purposes of this Section 5.2(c) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.
5.3Mandatory Prepayments.

(a)If any Loan Party or any Subsidiary Disposes of any property or assets (other than inventory in the ordinary course of business), the Borrowers shall prepay on or prior to the date which is five (5) Business Days after the date of such receipt, an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (f) below); provided, that so long as no Default or Event of Default exists, (i) the Loan Parties and the Subsidiaries may receive Net Cash Proceeds in an aggregate principal amount of up to (x) until the occurrence of the TLA Termination Date, $10,000,000, and (y) on and following the occurrence of the TLA Termination Date, the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA, in each case, in the aggregate for all such transactions in any Fiscal Year without making the prepayment described in this Section 5.3(a), and (ii) any Borrower or Subsidiary may reinvest all or any portion of the Net Cash Proceeds received by such Person from any such Disposition in fixed capital or operating assets, including real property (which reinvested amount shall not count against the respective threshold set forth in clause (i) above), so long as (A) if any of the property or assets Disposed of constitute Collateral, the reinvestment must be in fixed capital or operating investments that also constitute Collateral and the Administrative Agent must have a perfected Lien in such assets, (B) within (x) until the occurrence of the TLA Termination Date, 180 days, and (y) on and following the TLA Termination Date, twelve (12) months, in each case, after receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (C) if a definitive agreement to so reinvest has been executed within such period referenced in clause (B) above, then such reinvestment shall have been consummated within (x) until the occurrence of the TLA Termination Date, 180 days, and (y) on and following the TLA Termination Date, six (6) months, in each case, after the entering into of such definitive agreement; and provided, further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be, upon the conclusion of the applicable period, immediately applied to the prepayment of the Loans (such prepayments to be applied as set forth in clauses (f) below) in an amount equal to such Net Cash Proceeds as set forth in this Section 5.3(a); provided, however, that, notwithstanding the foregoing, on and following the TLA Termination Date, if such Net Cash Proceeds are received on account of the sale or other Disposition of any property or assets having a fair market value, for any individual sale or series of related sales, of less than $5,000,000 then no prepayment shall be required in respect of such Net Cash Proceeds.
(b)Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 9.2 ~~(including, without limitation, Section 9.2(h))~~), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the date of such receipt thereof by any Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (f) and (g) below).
(c)Upon the receipt of any settlement of or payment to any Loan Party or Loan Parties with respect to any property or casualty insurance, or receipt by any Loan Party or Loan Parties of any other Extraordinary Receipt, which in each case results in the realization by such Person or Persons of Net Cash Proceeds in excess of (x) until the TLA Termination Date, $500,000, and (y) on and following the TLA Termination Date, the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA, in each case, in the aggregate for any Fiscal Year, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is three (3) Business Days after the date of such receipt by such Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (f) and (g) below); provided that with respect to any Net Cash Proceeds of an Extraordinary Receipt, at the election of the Borrowers, and so long as no Event of Default shall have occurred and be continuing, such Borrower or such Subsidiary may (A) utilize any Net Cash Proceeds constituting proceeds of casualty insurance to promptly repair or rebuild, as applicable, any property damaged to the comparable state of such property prior to the casualty event, or (B) reinvest all or any portion of such Net Cash Proceeds in fixed capital or operating assets, in each case of clause (A) or (B) so long as (x) within (1) until the occurrence of the TLA Termination Date, 180 days, and (2) on and following the TLA Termination Date, twelve (12) months, in each case, after receipt of such Net Cash Proceeds, such repair, rebuilding or reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), and (y) if a definitive agreement to so repair, rebuild or reinvest has been executed within such applicable period set forth in clause (x), then such repair, rebuilding or reinvestment shall have been consummated within (x) until the occurrence of the TLA Termination Date, 180 days, and (y) on and following the TLA Termination Date, six (6) months, in each case, after the entering into of such definitive agreement; and provided further that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 5.3(c) (such prepayments to be applied as set forth in clauses (f) below).
(d)If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, then the Borrowers shall, on the relevant Excess Cash Flow Application Date (as defined below), apply toward the prepayment of the Loans in an amount equal to the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) solely to the extent not funded with the proceeds of long-term Indebtedness, the aggregate amount of all optional prepayments of the Loans and other Pari Passu Secured Indebtedness made during such Excess Cash Flow Period. Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten (10) Business Days after the earlier of (i) the date on which the financial statements of the Borrowers referred to in Sections 8.1(a), for the Excess Cash Flow Period with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered, in each case, together with the delivery of the related Compliance Certificate pursuant to Section 8.2(a), thereby calculating the amount of the Excess Cash Flow Amount for such applicable Excess Cash Flow Period. Notwithstanding the foregoing, prepayments under this clause (d) shall only be required to the extent such prepayments would result in the payment of an amount greater than $50,000,000 in any fiscal year (and only amounts in excess of $50,000,000 shall be required to be prepaid in any fiscal year) (such prepayments to be applied as set forth in clause (f) below).
(e)If the Borrower incurs or issues any Refinancing Loans resulting in Net Cash Proceeds (as opposed to such Refinancing Loans arising out of an exchange of any existing Loans for such Refinancing Loans), the Borrowing Agent shall cause to be prepaid an aggregate principal amount of the applicable Refinanced Debt in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by the Borrower of such Net Cash Proceeds; provided that prepayments pursuant to this Section 5.3(e) in connection with a Repricing Transaction shall be accompanied by any fees payable with respect thereto pursuant to Section 5.2(c).
(f)Each prepayment of Loans pursuant to (I) Section 5.3(a) through (d) above, from Net Cash Proceeds or Excess Cash Flow, as applicable, (A) shall be applied either (x) ratably to each Class of Loans then outstanding or (y) as requested by the Borrowing Agent in the notice delivered pursuant to clause (g) below, and to the extent permitted pursuant to sub-clause (2) of clause (g) hereof, to any Class or Classes of Loans with a Maturity Date preceding the Maturity Date of the other Classes of Loans then outstanding, (B) shall be applied, with respect to each such Class for which prepayments will be made, in a manner determined at the discretion of the Borrowing Agent in the applicable notice and, if not specified, in direct order of maturity to repayments thereof and (C) shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentage (or other applicable share provided by this Agreement) of each such Class of Loans, subject to this clause (f) of this Section 5.3; provided that if, at the time that any such prepayment would be required hereunder, the Borrowers or any of their respective Subsidiaries are required to repay or repurchase with the Net Cash Proceeds any other Indebtedness (or offer to repay or repurchase such Indebtedness) that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness, including, without limitation the Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (such Indebtedness required to be so repaid or repurchased (or offered to be repaid or repurchased), the “Other Applicable Indebtedness”), then the relevant Person may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Loans and the Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time) (it being understood that (1) the portion of the Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of the Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, in each case, determined by the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Other Applicable Indebtedness and (B) the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness and the outstanding principal amount of all Classes of Loans (and the remaining amount, if any, of the Net Cash Proceeds shall be allocated to the Loans in accordance with the terms hereof), and the amount of the prepayment of the Loans that would have otherwise been required pursuant to this Section 5.3 shall be reduced accordingly and (2) to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof); it being understood and agreed that pending the reinvestment of such Net Cash Proceeds, such Net Cash Proceeds shall be held by the Borrower or its applicable Subsidiary and available for use for any purpose not expressly prohibited by this Agreement, and for general working capital purposes), and (II) Section 5.3(e) above from the Net Cash Proceeds, shall be applied in accordance with this clause (f) solely to the applicable Refinanced Debt and ~~(2)~~ any Incremental Amendment, Refinancing Amendment or Extension Amendment may provide (including on an optional basis as elected by the Borrowing Agent) for a less than ratable application of prepayments to any Class of Loans established thereunder; subject to Section 3.5, such prepayments shall be paid to the Lenders pro rata in accordance with Section 5.4.
(g)The Borrowing Agent shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made by the Borrower pursuant to this Section 5.3 at least two (2) Business Days prior to the date of such prepayment (or on the date such prepayment is owed if such prepayment is owed on the same date the prepayment event occurred). Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrowers. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrowing Agent’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment.
5.4Pro Rata Treatment of Lenders. Each selection of, conversion to or renewal of any Loans and each payment or prepayment by the Borrowers with respect to principal and interest (but excluding the Administrative Agent’s Fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4(d) in the case of an event specified in Section 4.4, 5.13 or 5.8) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal and interest as specified in this Agreement.
5.5Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery; and
(b)the provisions of this Section 5.5 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 5.5 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.
5.6Administrative Agent’s Clawback.
(a)Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 3.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 3.2) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowing Agent the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrowing Agent with respect to any amount owing under this Section 5.6(a) shall be conclusive, absent manifest error.
(b)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause 5.6(b) shall be conclusive, absent manifest error.
5.7Interest Payment Dates. Interest on Base Rate Loans shall be due and payable in arrears on each Payment Date. Interest on the Term SOFR Loans shall be due and payable on the last day of each Interest Period and, if such Interest Period is longer than three (3) months, also at the end of each three-month period during such Interest Period. Interest on mandatory prepayments of principal under Section 5.3 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the Maturity Date, upon acceleration or otherwise). Interest shall be computed to, but excluding, the date payment is due.
5.8Increased Costs.

(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate);
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and reflecting in reasonable detail the basis for determining such amounts (including the calculation of such amount or amounts and the assumptions on which such calculation was based, but excluding, in each case, any requirement to disclose any confidential or proprietary information), and delivered to the Borrowing Agent shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrowing Agent of the Change in

Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.9Taxes.
(a)FATCA. For purposes of this Section 5.9, the term “applicable Law” includes FATCA.
(b)Payments Free of Taxes. All payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by any applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) each Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrowing Agent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9(e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrowing Agent and the Administrative Agent, at the time or times reasonably requested by the Borrowing Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowing Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowing Agent or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)Without limiting the generality of the foregoing,
(1)any Lender that is a U.S. Person shall deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(2)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), two of whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Documents are effectively connected with such Lender’s conduct of a trade or business within the United States (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);
(3)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), two executed originals of any other documentation prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction, if any, required to be made;
(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request by the Borrower or the Administrative Agent) such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowing Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(5)notwithstanding Section 5.9(g)(ii) above, if the Administrative Agent is a U.S. Person, it shall deliver to the Borrowing Agent on or prior to the date on which it becomes the Administrative Agent under this Agreement two duly completed copies of IRS Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Borrowing Agent on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent) (A) two executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) two executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of any Lender, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States, and that it is using such form as evidence of its agreement with the Borrowers to be treated as a U.S. Person with respect to such payments (and the Borrowing Agent and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).
Each Lender agrees that if any documentation it previously delivered pursuant to this Section 5.09 expires or becomes obsolete or inaccurate in any respect, it shall update documentation or promptly notify the Borrowing Agent and the Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.9. Notwithstanding any other provision of this Section 5.9, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(h)Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Loan Party, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this Section 5.9(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.9(h)), in no event will any Recipient be required to pay any amount to a Loan Party pursuant to this Section 5.9(h) the payment of which would place such Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.9(h) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Party or any other Person.
(i)Survival. Each party’s obligations under this Section 5.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
5.10Indemnity. In addition to the compensation or payments required by Section 5.8 or Section 5.9, the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(a)payment, prepayment, conversion or renewal of any Term SOFR Loan on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due); or
(b)attempt by the Borrowing Agent to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 3.2 or notice relating to prepayments under Section 5.2 or failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowing Agent, or
(c)any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowing Agent pursuant to Section 5.13.
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowing Agent of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.
5.11Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in Article III, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the making of Loans set forth in Article 7 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
5.12Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Sections 5.9(e) and 12.3(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 5.9(e) or Section 12.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Sections 5.9(e) and 12.3(c).

5.13Replacement of a Lender. If any Lender requests compensation under Section 5.8, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowing Agent may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(a)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.8;
(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 5.8 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with applicable Law; and
(e)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowing Agent to require such assignment and delegation cease to apply.
5.14Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8, or a Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9, then such Lender shall (at the request of the Borrowing Agent) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 or Section 5.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES
Each Borrower and each other Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders that:
6.1Existence, Qualification and Power; Compliance with Laws. Each of the Loan Parties and each of their respective Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent the concept of good standing exists in such jurisdiction), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals and any other permits or accreditations necessary to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing (to the extent the concept of good standing exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws (such compliance to include compliance with all Environmental Laws, all Anti-Money Laundering Laws and with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and with the USA PATRIOT Act and all other applicable Laws and regulations relating to money laundering and terrorist activities) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in each case referred to in clauses (a) (other than with respect to Loan Parties), and (b)(i), (c) or (d), to the extent that failure to do so would reasonably be expected to have a Material Adverse Effect.
6.2Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary limited liability company, corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law. No Loan Party nor any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.
6.3Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, license, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (ii) the filing of UCC-1 financing statements pursuant to the Security Agreement naming the Administrative Agent, as secured party, and each Loan Party, as debtor in the appropriate filing offices (iii) any other filings that are necessary under applicable Law to perfect Liens in certain Collateral, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transactions have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transactions or the rights of the Loan Parties or their respective Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.
6.4Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject only to the effect of bankruptcy, moratorium or Debtor Relief Laws or similar Laws or the application of equitable principles by a court of competent jurisdiction.
6.5Financial Statements; No Material Adverse Effect.
(a)The most recent audited financial statements delivered on or prior to the Closing Date or, if later, pursuant to Section 8.1(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Borrowers and each of their respective Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrowers and each of the Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(b)The most recent unaudited financial statements of the Borrowers and each of their respective Subsidiaries delivered on or prior to the Closing Date (together with the audited financial statements delivered pursuant to Section 6.5(a) above, the “Statements”) or, if later, pursuant to Section 8.1(b) and the related statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date each (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject, in the case of the financial statements delivered on or prior to the Closing Date and any financial statements delivered pursuant to Section 8.1(b), to changes resulting from normal year-end adjustments and the absence of footnotes, and (ii) fairly present in all material respects the financial condition of the Borrowers and each of the Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the most recent financial statements delivered pursuant to Section 8.1(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)The financial projections and other consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrowers and each of their

Subsidiaries delivered to the Lenders (the “Projections”) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Borrowers to be reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrowers’ best estimate of its future financial performance, it being understood that projections and forecasts as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.
(e)The pro forma balance sheets and income statements of the Borrowers and their respective Subsidiaries delivered to the Administrative Agent and the Lead Arrangers on or prior to the Closing Date, in each case giving effect to the Transactions, fairly present in all material respects the pro forma financial condition and results of operations of the Borrowers and the Subsidiaries for the periods ended on such date, all in accordance with GAAP.
6.6Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party or its Subsidiaries, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transactions, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
6.7No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation, that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the Transactions.
6.8Ownership of Property; Liens; Investments.
(a)Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary or used in the ordinary conduct of its business, except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of each Loan Party and each of its Subsidiaries subject thereto, as of the Closing Date. As of the Closing Date, the property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 9.1.
(c)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
(i)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state or province, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.
(ii)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessor as of the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state or province, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.
(iii)The operations and income derived from all leases of real property under which any Borrower is the lessor are immaterial, and there are no defaults under any such leases that would reasonably be expected to have, individually, or in the aggregate, a Material Adverse Effect.
(d)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all material Investments held by each Loan Party and each of its Subsidiaries as of the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof., in each case except to the extent such information is publicly disclosed and then available via EDGAR on the SEC website.
6.9Environmental Compliance.
(a)The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)(i) None of the properties currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of any Loan Party proposed, for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial, territorial or local list or, to the knowledge of any Loan Party, is adjacent to any such property; (ii) there are no, and to the knowledge of any Loan Party, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries except, in each case of this clause (ii), in material compliance with Environmental Law or otherwise known to applicable regulatory authorities and subject to (and in compliance with) the direction of applicable regulatory authorities in connection with remedial measures or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries where, given the condition of such asbestos or asbestos-containing material, there is a present obligation to remove such material under Environmental Law and such obligation or any failure to comply therewith would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except in material compliance with Environmental Law or otherwise known to applicable regulatory authorities and subject to (and in compliance with) remedial measures or the assumption of indemnity obligations by such authorities or as otherwise would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)Except as would not reasonably be expected to result in a Material Adverse Effect, no Loan Party, nor any of its Subsidiaries is undertaking, or has undertaken, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
6.10Insurance.
(a)The properties of each Loan Party and each of their respective Subsidiaries are insured with financially sound (rated A- or better by A.M. Best’s Company) and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. Each such insurance company shall be licensed in states or jurisdictions where such Loan Party, or such Subsidiary has operations.
(b)The Captive Insurance Company is duly licensed or authorized as a captive insurance company in the State of Alabama. The Captive Insurance Company is not licensed to do insurance business in or subject to the insurance Laws of any jurisdiction other than the State of Alabama. The Captive Insurance Company constitutes a captive insurance company for the purposes of U.S. federal income tax, in accordance with the Code and regulations promulgated thereunder. ~~The insurance~~The insurance premiums payable to the Captive Insurance Company are based on market conditions based on the premiums that would have been charged had the coverage been provided by a commercial insurance policy and such premiums have been approved by the Alabama Insurance Department.
6.11Taxes. Each Loan Party and each of its Subsidiaries, including the Captive Insurance Company, has filed all federal, state, foreign and other material tax returns and reports required to have been filed, and has paid all federal, state, foreign and other material Taxes, assessments, fees and other governmental charges that have been levied or imposed upon them or their properties, income or assets and have become due and payable (including in its capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There are no proposed tax assessments against any Loan Party or any of its Subsidiaries, which assessments, individually or in the aggregate, would, if made, have a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is party to any tax sharing agreement.
6.12ERISA Compliance.

(a)No Loan Party and none of its Subsidiaries has underlying assets, or will be deemed to hold, which, in each case, constitute “plan assets” within the Plan Asset Rules.
(b)No ERISA Event has occurred, is occurring or is reasonably expected to occur that, individually or in the aggregate, has resulted in, results or will reasonably be expected to result in a Material Adverse Effect.
(c)Set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of each Pension Plan of any Loan Party and any of its Subsidiaries as of the Closing Date.
6.13Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, Construction Partners has no Subsidiaries other than the remaining Loan Parties and the Captive Insurance Company, and no other Loan Party has any Subsidiaries. All of the outstanding Equity Interests in each Loan Party have been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except those created under the Collateral Documents. As of the Closing Date, no Loan Party has any other material equity investments in any other corporation or entity, except to the extent set forth on the Collateral and Diligence Questionnaire. As of the Closing Date, the jurisdiction of formation of each Loan Party is as reflected in the preamble to this Agreement. For each Loan Party, the address of its principal place of business and chief executive office (if different) and, where applicable, its U.S. taxpayer identification number is set forth in the Collateral and Diligence Questionnaire. The copy of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 7.1 is a true and correct copy of each such document, each of which is valid and in full force and effect as of the Closing Date. As of the Closing Date, Schedule 6.13 hereto (and as of the date of any supplement thereto, as to Schedule 6.13 as so supplemented) identifies each Subsidiary, noting whether such Subsidiary is a Guarantor or a Borrower, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its Equity Interests owned by the Borrowers and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.
6.14Changes in Name, Jurisdiction of Formation and Structure; Tradenames. The exact legal name and jurisdiction of organization of each Loan Party as of the Closing Date is as set forth on the Collateral and Diligence Questionnaire. Except as set forth on the Collateral and Diligence Questionnaire, no Loan Party has during the five years preceding the Closing Date (a) changed its legal name, (b) used a tradename, (c) changed its jurisdiction of formation or (d) been party to a merger, amalgamation, consolidation or other change in structure.
6.15Margin Regulations; Investment Company Act.
(a)No Loan Party is engaged in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loans will be used directly or indirectly to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
(b)No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
6.16Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries, is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (in each case as modified or supplemented by other information so furnished from time to time) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties and each of their respective Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
6.17Intellectual Property; Licenses, Etc.
Each Loan Party and each of its Subsidiaries, owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, industrial designs, industrial design rights, franchises, licenses, domain names, URLs and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person, and set forth on the Collateral and Diligence Questionnaire is a complete and accurate list of all such material IP Rights owned or used by each Loan Party and its Subsidiaries as of the Closing Date. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person, except where such infringement would not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
6.18Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.
6.19Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.
6.20Collateral Matters. When executed and delivered, the Security Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral and (a) when any Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent (or the Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement) as agent or bailee pursuant to the First Lien Intercreditor Agreement), together with instruments of transfer duly endorsed in blank, each of the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, which Lien shall be (subject to the First Lien Intercreditor Agreement) prior and superior in right to any other Person and (b) when financing statements in appropriate form are filed in the offices of the Secretary of State of the state in which such Loan Party is organized and existing or filed under the applicable jurisdiction, the Security Agreement will constitute a fully perfected first priority Lien on and security interest in, all right, title and interest of the Secured Parties in the Collateral (as defined therein) to the extent perfection can be obtained by filing

UCC financing statements, prior and superior to the rights of any other Person, except in the case of this clause (b) (and solely with respect to priority) for rights secured by Liens expressly permitted by Section 9.1.
6.21Labor Matters. There are no strikes or other labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened. Hours worked by and payment made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act, where applicable, or any other applicable Law dealing with such matters, except for any such violations which would not reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the applicable Loan Party.
6.22Deposit or Securities Accounts. The Collateral and Diligence Questionnaire sets forth the name and location of each institution maintaining a deposit or securities account of any Loan Party and the account number, name, authorized signatories and balance for each such deposit or securities account as of the end of the month immediately preceding the Closing Date.
6.23Material Contracts. All Material Contracts of each Loan Party are in effect as of the Closing Date and the Loan Parties have no current actual knowledge of any breach or default thereunder that would reasonably be expected to result in a Material Adverse Effect.
6.24Sanctions, International Trade Laws and Anti-Corruption Laws; Compliance with Laws.
(a)Sanctions and International Trade Laws. Each Covered Entity, and its directors and officers, and to the knowledge of any Loan Party, any employee, agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, since April 24, 2019, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of applicable International Trade Laws. No Covered Entity nor any of its directors or officers, or to the knowledge of any Loan Party, its employees, agents or affiliates acting on behalf of such Covered Entity has, since April 24, 2019, received any written notice or communication that such Person is the subject of an investigation by a Governmental Authority regarding compliance with International Trade Law. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. Each Loan Party represents and warrants that there is no Blocked Property pledged as Collateral.
(b)Anti-Corruption Laws. Each Covered Entity, and its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that would reasonably be expected to cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors or officers, or to the knowledge of any Loan Party, its employees, agents or affiliates acting on behalf of such Covered Entity has, during the past five

(5) years, received any written notice or communication that such Person is the subject of an investigation by a Governmental Authority regarding compliance with Anti-Corruption Laws. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws.
(c) Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.25Use of Proceeds. (a) The proceeds of the Closing Date Loans shall be used, together with shares of Class A common stock of the Borrowing Agent to be issued to the Sellers (as defined in the LSP Acquisition Agreement), to finance (i) the consummation of the LSP Acquisition, (ii) the Revolver Repayment, (iii) the Target Debt Refinancing, (iv) the payment of fees and expenses incurred in connection with the Transactions and (v) working capital, Permitted Acquisitions, permitted Investments, dividends and distributions permitted hereunder, the construction of the Specified Liquid Asphalt Terminals contemplated hereunder and other general corporate purposes.  No proceeds of any of the Loans are to be used in any way that will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System~~.~~, (b) the proceeds of the Amendment No. 1 Refinancing Term Loans shall be used to consummate the Amendment No. 1 Refinancing and (c) the proceeds of the Amendment No. 1 Incremental Term Loans shall be used for repayment of certain outstanding borrowings under the revolving credit facility of the Existing Credit Agreement, working capital and general corporate purposes.
6.26Beneficial Ownership Certification. As of the Closing Date, the information included in the Certificate of Beneficial Ownership with respect to all applicable Loan Parties that qualify as a “legal entity customer” under the Beneficial Ownership Regulation, is true and correct in all respects.
6.27Affected Financial Institution and Covered Entity /Bank/FSI. No Loan Party is an Affected Financial Institution or a Covered Entity/Bank/FSI.
6.28Loan Party ERISA Status. On and as of the Closing Date, no Loan Party, Subsidiary is or will be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, or (c) a “governmental plan” within the meaning of ERISA.
6.29Holding Company. The Borrowing Agent is a holding company and does not have any material liabilities, own any material assets, or engage in any operations or business other than as permitted under Section 9.7.
ARTICLE 7
CONDITIONS OF LENDING
The obligation of each Lender to make Loans hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:
7.1Closing Date Loans.

(a)Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
(i)A certificate of each of the Loan Parties signed by a Responsible Officer, dated as of the Closing Date, stating that (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder and under the Loan Documents, (y) the conditions stated in this Section 7.1 have been satisfied, and (z) certifying as to compliance with the requirements of clauses (c), (d), and (e) of this Section 7.1;
(ii)A certificate dated as of the Closing Date and signed by a Responsible Officer of each of the Loan Parties, certifying as appropriate as to: (x) all action taken by each Loan Party to validly authorize, duly execute and deliver this Agreement and the other Loan Documents and attaching copies of such resolution or other corporate or organizational action; (y) the names, authority and capacity of the Responsible Officers authorized to sign the Loan Documents and their true signatures; and (z) copies of its Organization Documents, in each case, as in effect on the Closing Date, to the extent applicable, certified as of a sufficiently recent date prior to the Closing Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of each Loan Party in the state of its organization and in each state where conduct of business or ownership or lease of properties or assets requires such qualification;
(iii)This Agreement, the First Lien Intercreditor Agreement, the Security Agreement, the Guaranty Agreement and each of the other Loan Documents, in each case, duly executed by the applicable parties thereto, and shall have become effective, and the Administrative Agent shall have received evidence satisfactory to it of such execution and delivery and effectiveness;
(iv)The Existing Credit Agreement Amendment, duly executed by the Borrowers, the guarantors party thereto, the lenders party thereto and PNC Bank;
(v)The LSP Acquisition Agreement, duly executed by Construction Partners, the Target and the individual sellers party thereto;
(vi)Written opinions of (x) Haynes and Boone, LLP, as Delaware, Texas and North Carolina counsel for the Loan Parties and (y) Johnston Hinesley PC, as Alabama, Florida, Georgia and South Carolina counsel to the Loan Parties, in each case, as of the Closing Date, addressed to the Administrative Agent and the Lenders and in form and substance satisfactory to the Administrative Agent;
(vii)All material consents, licenses and approvals required for the delivery and performance by any Loan Party of any Loan Document and the enforceability of any Loan Document against such Loan Party, certified by a Responsible Officer that each is in full force and effect and none other is so required or necessary;
(viii)Other than as set forth in Section 8.20(g), evidence that, prior to or substantially simultaneously with the funding of the Closing Date Loans on the Closing Date, (a) all Indebtedness not permitted under Section 9.2 shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent), and (b) the Target Debt Refinancing shall have been consummated;
(ix)(a) the Collateral and Diligence Questionnaire, together with all attachments contemplated thereby, (b) recent Lien, bankruptcy, tax, copyright, patent and trademark and judgment searches in each jurisdiction and/or office reasonably requested by the Administrative Agent with respect to the Loan Parties, (c) proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement, (d) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral, and (e) other than as set forth in Section 8.20(f), appropriate transfer powers and stock or other certificates evidencing the pledged Collateral referred to in the Security Agreement and then owned by such Loan Parties, along with evidence that all other actions necessary to perfect (to the extent required by the Security Agreement) the security interests in pledged Collateral purported to be created by the Security Agreement have been taken; provided, that the requirements of this clause (ix)(e) shall not apply to any transfer powers and stock or other certificated securities that were previously delivered to and are held by, or are otherwise on the Closing Date delivered to, the Existing Credit Agreement Administrative Agent as Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement) in accordance with the First Lien Intercreditor Agreement;
(x)A certificate of the chief financial officer of the Borrowing Agent as to the Solvency of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Agreement, that is substantially in the form attached hereto as Exhibit I;
(xi)The Statements and the Projections;
(xii)To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and any Lender delivers a written request to such Loan Party at least five (5) days prior to the Closing Date, then the Administrative Agent and the Lenders shall have received at least three (3) days prior to the Closing Date, and be reasonably satisfied in form and substance with, a Certificate of Beneficial Ownership in relation to such Loan Party;
(xiii)Upon the reasonable request of any Lender made in writing at least five (5) days prior to the Closing Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including, without limitation, the USA PATRIOT Act, in each case at least three (3) days prior to the Closing Date; and

(xiv)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.
(b)Payment of Fees. The Borrowers shall, jointly and severally, have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Fee Letters, the Engagement Letter, and any other Loan Document.
(c)Representation and Warranties. (i) The Specified Acquisition Agreement Representations shall be true and correct as of the Closing Date, and (ii) the Specified Representations shall be true and correct in all material respects as of the Closing Date; provided that any such Specified Representation that is qualified by materiality or a reference to “Material Adverse Effect” shall be true and correct in all respects.
(d)No Material Adverse Effect. Since December 31, 2023, there has not been any Circumstance (as defined in the LSP Acquisition Agreement as in effect on the date hereof) that has had or would reasonably be expected to have a Company Material Adverse Effect (as defined in the LSP Acquisition Agreement ~~(~~as in effect on the first date of execution thereof).
(e)No Default. On the date hereof, immediately after giving effect to the Transactions on the date hereof, no event of default or default shall have occurred and be continuing under the Existing Credit Agreement (as amended by the Existing Credit Agreement Amendment) or this Agreement.
(f)LSP Acquisition. The LSP Acquisition shall have been or, substantially concurrently with the initial funding of the Closing Date Loans, shall be, consummated in accordance with the terms of the LSP Acquisition Agreement (as in effect on the first date of execution thereof) without giving effect to any amendments, modifications, supplements or waivers thereto or consents thereunder that are materially adverse to the Lenders, the Administrative Agent or the Lead Arrangers (in their respective capacities as such) without the Lead Arrangers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that any amendment or modification to the definition of the term “Material Adverse Effect” in the LSP Acquisition Agreement (as in effect on the first date of execution thereof) will be deemed to be materially adverse to the interests of the Lenders, the Administrative Agent and the Lead Arrangers (in their respective capacities as such).
(g)Loan Request. Prior to making of the Closing Date Loans on the Closing Date, the Administrative Agent shall have received a Loan Request meeting the requirements of Section 3.2 hereof, duly executed by each of the Borrowers.
Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
7.2Conditions Precedent to all Borrowings after the Closing Date. The obligation of each Lender to make Loans after the Closing Date shall be subject to the satisfaction or waiver of the conditions set forth in Section 3.6 or Section 3.7, as applicable.

ARTICLE 8
AFFIRMATIVE COVENANTS
Until the Termination Date, each Borrower and each other Loan Party shall, and shall (except in the case of the covenants set forth in Sections 8.1, 8.2, 8.3 and 8.11) cause each other Subsidiary to:
8.1Financial Statements. Deliver to the Administrative Agent (and, if requested in writing by the Administrative Agent, with copies for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:
(a)as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrowing Agent and its respective Subsidiaries, a consolidated balance sheet of the Borrowing Agent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income and operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such statements to be certified by a Responsible Officer of the Borrowing Agent to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrowing Agent and its Subsidiaries;
(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowing Agent and its Subsidiaries, a consolidated balance sheet of the Borrowing Agent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income and operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Borrowing Agent’s and its Subsidiaries’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, the corresponding portion of the previous Fiscal Year and the corresponding portion of the projections and forecasts for such Fiscal Year delivered pursuant to Section 8.1(c), all in reasonable detail and certified by a Responsible Officer of the Borrowing Agent as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrowing Agent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)as soon as available, but in any event no later than sixty (60) days after the end of each Fiscal Year, an annual projection, budget and forecast prepared by management of the Borrowing Agent, in a reasonably detailed and consolidated form consistent with the Financial Model, of consolidated balance sheets, income statements and cash flow statements of the Borrowing Agent and its Subsidiaries for the Fiscal Year following such Fiscal Year;
(d)as soon as available and in any event not later than 120 days after the end of each Fiscal Year, an annual Borrowing Agent-prepared report of jobs in progress, in form satisfactory to the Administrative Agent;

(e)as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrowing Agent and its respective Subsidiaries, (i) a balance sheet of the Captive Insurance Company as at the end of such Fiscal Year, ~~(i)~~and the related statements of income and operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and such statements to be certified by a Responsible Officer of the Captive Insurance Company to the effect that such statements are fairly stated in all material respects when considered in relation to the financial statements of the Captive Insurance Company, and (ii) reconciling statements, showing the contribution of the Captive Insurance Company to the consolidated financial statements of the Borrowing Agent and Subsidiaries for such Fiscal Year delivered pursuant to paragraph (a) of this Section 8.1, such reconciling statements to be in form and detail acceptable to the Administrative Agent;
(f)as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowing Agent and its Subsidiaries, (i) a balance sheet of the Captive Insurance Company as at the end of such Fiscal Quarter, and the related statements of income and operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Borrowing Agent’s and its Subsidiaries’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year, the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Captive Insurance Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Captive Insurance Company in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) reconciling statements, showing the contribution of the Captive Insurance Company to the consolidated financial statements of the Borrowing Agent and Subsidiaries for such Fiscal Quarter delivered pursuant to paragraph (b) of this Section 8.1, such reconciling statements to be in form ad detail acceptable to the Administrative Agent; and
(g)notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 8.1 may be satisfied with respect to financial information of the Borrowers by furnishing (A) the applicable consolidated financial statements of the Borrowing Agent or (B) the Borrowing Agent’s Form 10-K or 10-Q, as applicable, filed with the SEC or published in accordance with the conditions of Section 8.2(i).
8.2Certificates; Other Information. Deliver to the Administrative Agent (and, if requested in writing by the Administrative Agent, with copies for each Lender), in form and detail reasonably satisfactory to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrowing Agent, which Compliance Certificate shall ~~state~~ (i) state whether any Disposition was made, or any settlement or payment was received, during such Fiscal Quarter that required a prepayment pursuant to Section 5.3(a) or (c) the amount of such required prepayment and whether such prepayment was made, and (ii) state the Excess Cash Flow for the applicable Excess Cash Flow Period, and whether any prepayment was required pursuant to Section 5.3(d), and if so, the amount of such required prepayment and whether such prepayment was made and (iii) set forth a list of each Subsidiary of Borrowing Agent that is an Immaterial Subsidiary as of the date of such Compliance Certificate;
(b)promptly after any reasonable written request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors), the manager, general partner or equivalent governing body of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Subsidiary, or any audit of any of them;
(c)promptly after the written assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any Subsidiary thereof with or arising under any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(d)promptly after the same are available and to the extent not publicly disclosed and then available via EDGAR on the SEC website, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 8.1 or any other clause of this Section 8.2;
(f)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof ,to the extent not publicly disclosed and then available via EDGAR on the SEC website;
(g)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation;
(h)promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and
(i)Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the Internet at the website address listed in Section 12.5; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowing Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
8.3Notices. Promptly after a Responsible Officer of any Loan Party having notice or having obtained knowledge thereof, notify the Administrative Agent and (if requested in writing by the Administrative Agent, with copies for each Lender):
(a)of the occurrence of any Default;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any of the following (to the extent it would reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;
(c)if any Loan Party has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules;
(d)if an ERISA Event occurs or is reasonably expected to occur, that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect;
(e)of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary;
(f)of the (i) occurrence of any Disposition of property or assets for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(a), (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(b) and (iii) receipt of any Extraordinary Receipt for which the Borrowers are required to make a mandatory repayment pursuant to Section 5.3(c);
(g)of any change of legal name, place of business or jurisdiction of formation of any Loan Party;
(h)of the occurrence of any material damage or casualty to, or condemnation of, any material property of any Loan Party;
(i)of the sale of any Equity Interests of any Loan Party that causes a Change of Control; and
(j)of the acquisition or formation of any Subsidiary.
Each notice pursuant to this Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrowing Agent setting forth details of the occurrence referred to therein and, if applicable, stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
8.4Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all federal, national, state and material local Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (including in its capacity as a withholding agent), (b) all material lawful claims which, if unpaid, would by Law become a Lien upon its property, and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; provided that, in the case of (a) and (b) above, no Loan Party shall be required to pay and discharge any Tax liability, assessment, governmental charge, levy or lawful claim to the extent that the Loan Party is contesting such item in good faith and by appropriate proceedings if appropriate reserves have been established in accordance with GAAP.
8.5Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, copyrights, industrial designs, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
8.6Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (b) make all necessary repairs thereto and renewals and replacements, and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
8.7Insurance and Disaster Recovery .
(a)Keep all of its properties covered by insurance with insurance companies reasonably acceptable to Administrative Agent (or with respect to the Captive Insurance Company, in accordance with the terms and conditions of this Agreement). Such insurance shall protect against customary hazards insured by Persons engaged in the same or similar business, as appropriate, such as liability, fire, flood, business interruption, workmen’s compensation, and other material risks to its property and business and shall include professional liability defense insurance, in each case in such amounts and with such deductibles as are customary in the industry by Persons engaged in the same or similar business under the same circumstances and reasonably acceptable to the Administrative Agent. If any Loan Party or any Subsidiary fails or refuses to obtain or maintain any such insurance coverage, then the Administrative Agent (at its election) may (but is not obligated to) obtain and maintain such insurance coverage on behalf of such Loan Party or such Subsidiary, and the premiums and other costs thereof (a) will be included in the Indebtedness hereunder secured by the Collateral and (b) will be due and payable by the Borrowers to the Administrative Agent promptly, but in any event within three (3) Business Days, upon demand. Upon request, Loan Parties shall promptly furnish the Administrative Agent copies of all such insurance policies or certificates evidencing such insurance and such other documents and evidence of insurance as Administrative Agent shall request (including copies of any policy provided by the Captive Insurance Company or any Sponsored Captive Insurance Company and any re-insurance agreement between the Captive Insurance Company and any Sponsored Captive Insurance Company). Each such policy for liability insurance must name the Administrative Agent (for the benefit of itself as the Administrative Agent and each Secured Party) as additional insured, and each such other policy for insurance must name the Administrative Agent (for the benefit of itself as the Administrative Agent and each Secured Party) as lender’s loss payee and as additional insured. Each policy will be primary and non-contributory and shall include a waiver of subrogation in favor of the Administrative Agent. Each such policy must also require the insurer to furnish the Administrative Agent with written notice at least thirty (30) calendar days prior to any termination, cancellation or lapse of coverage and must provide the Administrative Agent with the right (but not the obligation) to cure any non-payment of premium. The Borrowers and their respective Subsidiaries shall, and shall cause the Captive Insurance Company and Risk Services Subsidiary, as applicable, to, preserve and maintain: (i) the licensing and certification of the Captive Insurance Company and Risk Services Subsidiary pursuant to all applicable insurance and surety bonding Laws; (ii) all certifications and authorizations necessary to ensure that the Captive Insurance Company is eligible for all reimbursements available under all applicable insurance Laws; and (iii) all material licenses, permits, authorizations and qualifications required under all applicable insurance and surety bonding Laws in connection with the existence and operation of the Captive Insurance Company and Risk Services Subsidiary. Each of Captive Insurance Company and Risk Services Subsidiary shall conduct its business in compliance with all applicable Laws and, with respect to the Captive Insurance Company, using sound actuarial principles. The premiums and other expenses charged by any Captive Insurance Company and Risk Services Subsidiary to the Borrowers and their respective Subsidiaries shall be reasonable and customary and in accordance with all applicable insurance and surety bonding Laws. If requested by the Administrative Agent, the Borrowers and their respective Subsidiaries will provide the Administrative Agent copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of the Captive Insurance Company promptly. The Captive Insurance Company shall not be permitted to have, acquire or form any direct or indirect Subsidiary.
(b)To the extent required by the applicable Law of its jurisdiction, maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses such Person’s plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such Person’s primary computer systems, information databases, software applications, business records and operations facility. Such contingency plan at all times must be in form and substance reasonably acceptable to the Administrative Agent. Upon request, but, unless an Event of Default has occurred and is continuing, not more than once per calendar year, provide the Administrative Agent with a current copy of such plan.
8.8Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except (a) in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and (b) if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
8.9Books and Records. Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
8.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably required, upon reasonable advance notice to the Borrowing Agent; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. So long as no Event of Default exists, the Administrative Agent shall give the Borrowing Agent at least five (5) Business Days’ notice prior to any discussions with the Borrowing Agent’s independent public accountants, and, if the Borrowing Agent desires to participate in such discussions, the Borrowing Agent shall so notify the Administrative Agent during such five-Business-Day period; provided that the Administrative Agent shall not be required to postpone such discussions in order to permit the Borrowing Agent to participate. Notwithstanding anything to the contrary in this Section 8.10, no Loan Party will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.
8.11Use of Proceeds. Use the proceeds of the Loans as described in Section 6.25 and not in contravention of any Law or of any Loan Document. The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall ensure that its Subsidiaries shall not use, directly or indirectly, the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or any other Person (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Jurisdiction, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
8.12Covenant to Guarantee Obligations and Give Security. Upon (a) the formation or acquisition by any Loan Party of any new direct or indirect Subsidiary (other than (i) the Captive Insurance Company~~)~~  or (~~b)~~ii) any Immaterial Subsidiary), (b) any Immaterial Subsidiary that is not already a Loan Party becoming a Material Subsidiary or (c) the acquisition of any personal property (including Equity Interests) by any Loan Party (in each case, including, without limitation, upon the formation of any Subsidiary that is a Division Successor), and if such property, pursuant to the terms of the Collateral Documents, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then in each case at the Borrowers’ expense:
(i)within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such formation or acquisition cause each such Subsidiary, and cause each parent of any such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guarantor Joinder;
(ii)within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, furnish to the Administrative Agent a description of the personal properties of the Loan Parties and their respective Subsidiaries, in detail reasonably satisfactory to the Administrative Agent;
(iii)within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent pledges, assignments, Security Agreement Supplements, intellectual property security agreement and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent consistent with the Security Agreement, intellectual property security agreements and other security agreements in effect on the Closing Date (including delivery of all certificated Equity Interests in and of such Subsidiary, duly endorsed for transfer), securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, except for certain immaterial assets (including motor vehicles) in Administrative Agent’s sole discretion;
(iv)within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such request, formation or acquisition, take, and cause such Subsidiary or the parent(s) of such Subsidiary (if it has not already done so) to take, whatever action (including, without limitation, the filing of UCC financing statements, and other lien documents, the giving of notices) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, Security Agreement Supplements, intellectual property security agreements and security agreements delivered pursuant to this Section 8.12, enforceable against all third parties in accordance with their terms;
(v)as promptly as practicable (i) notify the Administrative Agent (on the Closing Date or thereafter with respect to later properties and locations) of (A) the location of each Loan Party’s headquarters or any location that contains material books and records (or any change in any such headquarters or other such location) and (B) any parcel or unit of real property leased by any Loan Party from any Person that is not a Loan Party having Collateral with a net book value in excess of the greater of $500,000 and one percent of Consolidated Adjusted EBITDA for the Test Period most recently ended as of such date, stored or located therein or thereon, or that is otherwise material to the operations of the Loan Parties and their respective Subsidiaries (as reasonably determined by the Administrative Agent (after such notice) and the Borrowing Agent), and (ii) after request of the Administrative Agent in its sole discretion, use commercially reasonable efforts to deliver to the Administrative Agent Landlord Waivers, estoppels and/or collateral access letters with respect to each location described in clause (i) above;
(vi)promptly following the date of lease (as lessee) of any real property of any Loan Party after the Closing Date, notify the Administrative Agent in writing thereof and, if requested in writing by the Administrative Agent in its sole discretion, within 90 days after such request (as such time period may be extended by the Administrative Agent in its sole discretion), cause to be delivered to the Administrative Agent a copy of such lease, and cause the respective landlord to provide (or, in the case of a landlord that is not a Loan Party or Affiliate thereof, use commercially reasonable efforts to cause such landlord to provide) to the Administrative Agent, estoppel letters, non-disturbance agreements and similar agreements, for such leased real property;
(vii)within sixty (60) days (as such time period may be extended by the Administrative Agent in its sole discretion) after such formation or acquisition upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii), (iv) and (vi) above, and as to such other matters as the Administrative Agent may reasonably request; and
(viii)at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative

Agent may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, Security Agreement Supplements, intellectual property security agreements and security agreements.
8.13Compliance with Environmental Laws. Except to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
8.14Further Assurances and Security.
(a)Promptly upon reasonable written request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
(b)Concurrently with any perfection steps or similar actions being taken to secure any obligations under the Existing Credit Agreement, or to otherwise benefit the agents or holders of such obligations under the Existing Credit Agreement, take corresponding perfection steps or similar actions, as applicable, to secure the Obligations and to benefit the Secured Parties (unless otherwise agreed in writing by the Administrative Agent in its sole discretion).
8.15Cash Management Systems and Bank Accounts. At all times:
(a) maintain all primary deposit accounts (including operating accounts~~, but excluding~~) with the Existing Credit Agreement Administrative Agent or any Affiliate of the Existing Credit Agreement Administrative Agent; provided that other deposit accounts ~~which contain no more than $10,000,000 in the aggregate for all such~~ may be maintained as follows:

(i) deposit accounts ~~at any point in time and any deposit account which is either~~not maintained with the Existing Credit Agreement Administrative Agent or any Affiliate of the Existing Credit Agreement Administrative Agent so long as such deposit accounts are subject ~~(i)~~ to a deposit account control agreement to which the Administrative Agent is a party (and which may ~~also~~ include any other agent party to the First Lien Intercreditor Agreement) in form and substance reasonably acceptable to the Administrative Agent providing the Administrative Agent (or the Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement)) with control over such account ~~or~~ (each a “Controlled Account”);
(ii)~~ii)~~deposit accounts subject to a mandatory requirement to transfer funds on deposit periodically (~~and~~or in any event when funds on deposit in such account exceed $~~200,000)(collectively, “Local Bank Accounts”) into a Collection~~500,000) into a Controlled Account ~~(“Collection Accounts”))~~or a deposit account maintained with the Administrative Agent or ~~an~~any Affiliate of the Administrative Agent ~~or as otherwise approved by Administrative Agent in its sole discretion~~; and
(iii)other deposit accounts, which contain no more than $1,000,000 individually and, the greater of $20,000,000 and 5% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries as of the most recent date of determination, in the aggregate for all such deposit accounts at any point in time.
~~(b) provide the Administrative Agent with the account name and number with respect to each deposit account of a Loan Party not held with the Administrative Agent or an Affiliate of the Administrative Agent, except to the extent that each such account does not have a balance in excess of $250,000 in any time within two (2) Business Days after opening or acquiring any such account, along with the authorized signatories on each such account;~~
(b)~~(c)~~ direct all account debtors or other payment obligors of any Loan Party that pay by wire, ACH or other electronic funds transfer to directly remit all payments on each Loan Party’s accounts directly to a ~~Collection Account~~deposit account permitted by this Section 8.15 and immediately deposit into ~~a Local Bank Account or a Collection Account~~any such account all payments received from account debtors or made for inventory or other payments constituting proceeds of Collateral received in the identical form in which such payment was made, whether by cash or check;
(c)~~(d)~~ irrevocably direct all account debtors or other payment obligors of any Loan Party that pay such Loan Party by cash or check to directly remit all payments on such Loan Party’s accounts to a ~~Collection Account or Local Bank Account~~deposit account permitted by this Section 8.15 and otherwise deposit all such cash or checks received into ~~a Collection Account or Local Bank Account~~any such account; and
(d)~~(e)~~ ensure that no Person other than the Administrative Agent, for the benefit of the Secured Parties, or the depository bank where such account is maintained has “control” (within the meaning of Section 9-104 of the UCC) or dominion over any deposit account of the Loan Parties.

8.16Material Contracts. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon the reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract.
8.17Anti-Corruption Laws; Anti-Money Laundering Laws; and International Trade Laws.
(a)Promptly (but in any event no later than five (5) Business Days) notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event;
(b)Conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws; and
(c)Maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity, and its directors and officers, and any employee, agent or affiliate acting on behalf of such Covered Entity in connection with this Agreement.
8.18Maintenance of Ratings. The Borrowing Agent will use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) (a) a public corporate family rating of the Borrowers and a rating of the Loan Facility, in each case from Moody’s, and (b) a public corporate credit rating of the Borrowers and a rating of the Loan Facility, in each case from S&P.
8.19Lender Calls. The Borrowing Agent will participate in quarterly conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed to by the Borrowing Agent and the Administrative Agent within a reasonable period of time following such request, with such calls including members of senior management of the Borrowing Agent as the Borrowing Agent deems appropriate, to discuss the state of the Borrowers’ business, including recent performance, operational activities, current business and market conditions and material performance changes; provided that, in no event shall more than one such call be required in any fiscal quarter; provided further, that, the requirements set forth in this Section 8.20 may be satisfied with a public earnings call open to all Lenders for the applicable period.
8.20Post-Closing.
(a)Within forty-five (45) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent, on behalf of the Secured Parties, as additional insureds and as lender loss payee;

(b)Within ninety (90) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), (i) use commercially reasonable efforts to deliver an executed Landlord’s Waiver or other lien waiver agreement, estoppels and/or collateral access letters from the lessor, warehouse operator or other applicable Person for any leased location of the Loan Parties and their respective Subsidiaries in which a similar landlord waiver, lien waiver agreement, estoppel and/or collateral access letter has been delivered in connection with the Existing Credit Agreement and (ii) if required by the Administrative Agent, use commercially reasonable efforts to deliver an executed Landlord’s Waiver or other lien waiver agreement, estoppels and/or collateral access letters (in each case, as required by the Administrative Agent) from the lessor, warehouse operator or other applicable Person for any leased location with Collateral in excess of $500,000 or that otherwise contains material books and records or is otherwise material to the operations of the Loan Parties and their respective Subsidiaries, but excluding borrow pits, short-term material laydown yards and properties subject to long-term mining leases, in each case on which the Loan Parties do not regularly store or maintain material amounts of Collateral not to exceed $500,000 in the ordinary course of business;
(c)Within ninety (90) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver any negative pledges with respect to owned real property of the Borrowers and their Subsidiaries in which a negative pledge has been given in connection with the Existing Credit Agreement;
(d)Within one-hundred twenty (120) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), deliver fully executed deposit account control agreements with respect to deposit accounts of the Loan Parties to the extent required pursuant to Section 8.15 or the Security Agreement, each such deposit account control agreement to be in form and substance reasonably acceptable to the Administrative Agent and to provide the Administrative Agent (or the Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement)) with control over such account;
(e)On or before December 31, 2024 (as such date may be extended by the Administrative Agent in its sole discretion), deliver evidence that SJ&L General Contractor, LLC, which as of the date hereof is a wholly-owned subsidiary of Wiregrass Construction, has been dissolved and its affairs wound up and terminated;
(f)Within ~~(i)~~ thirty (30) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion),  cause to be executed and delivered to the Existing Credit Agreement Administrative Agent, as gratuitous bailee for the benefit of the Administrative Agent, the undated stock power(s), duly executed in blank, relating to King Asphalt, as the issuer~~, and (ii) one-hundred fifty (150) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), cause to be executed and delivered to the Existing Credit Agreement Administrative Agent, as gratuitous bailee for the benefit of the Administrative Agent, (x) the stock certificate(s) and undated stock power(s), duly executed in blank, relating to Ferebee, as the issuer, and (y) the stock certificate(s) and undated stock power(s), duly executed in blank, relating to Ferebee Asphalt, as the issuer~~; provided, that the covenants set forth in this clause (f) shall not apply to any such stock certificates or stock powers that were previously delivered to, and are held by, the Existing Credit Agreement Administrative Agent as Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement) in accordance with the First Lien Intercreditor Agreement; and

(g)Within forty-five (45) days of the Closing Date (as such time period may be extended by the Administrative Agent in its sole discretion), the Borrowing Agent shall deliver evidence to the Administrative Agent that satisfactory release documentation with respect to the mortgages (and a related subordination, non-disturbance and attornment agreement) securing the obligations under that certain Amended and Restated Credit Agreement, dated as of October 29, 2021, by and between the Target and Wells Fargo Bank, National Association has been recorded and/or filed in the applicable counties.
ARTICLE 9
NEGATIVE COVENANTS
Until the Termination Date, each Borrower and each other Loan Party shall not, nor shall they permit any other Subsidiary to, directly or indirectly:
9.1Liens. Create, assume or suffer to exist any Lien on any property now owned or hereafter acquired by it, except:
(a)Liens on any property or asset of the Borrowers or any Subsidiary existing on the date hereof and set forth in Schedule 9.1; provided that (i) such Lien shall not apply to any other property or asset of the Borrowers or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except by the amount of any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement);
(b)Liens for Taxes or similar charges that are not yet due and payable or are being properly contested in good faith pursuant to appropriate proceedings promptly commenced and diligently pursued and for which appropriate reserves have been established in accordance with GAAP;
(c)pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation (or to participate in any fund in connection with workers’ compensation), unemployment insurance, old-age pensions or other social security programs which in no event shall become a Lien prior to any Lien of the Administrative Agent pursuant to the Collateral Documents;
(d)Liens of mechanics, materialmen, warehousemen, carriers or other like Liens, securing obligations incurred in the ordinary course of business so long as, in each case, such Liens secure amounts not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (and which in no event shall become a Lien prior to any Lien of the Administrative Agent pursuant to the Collateral Documents);
(e)good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, ~~or~~ surety, obligations, or appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(f)any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Indebtedness is not secured by any additional assets and (ii) the amount of such Indebtedness secured by any such Lien is not increased;
(g)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real estate, none of which materially impairs the use of such property by any Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(h);
(i)leases, licenses, subleases or sublicenses of Collateral, in an amount not to exceed in the aggregate the greater of (x) $1,000,000, and (y) one percent (1%) of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable (including the provision of software or the licensing of other intellectual property rights) and terminations thereof, in each case granted to others in the ordinary course of business and which (i) do not interfere in any material respect with the business of the Loan Parties, taken as a whole, (ii) do not secure any Indebtedness and (iii) are otherwise permitted hereunder;
(j)any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by any Loan Party in the ordinary course of business, so long as such Lien is limited to the property leased, sub-leased, licensed or sub-licensed;
(k)Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of any Loan Party in the ordinary course of business;
(l)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary to the extent such Equity Interests are owned by a Loan Party); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property of such Person and not of any other Loan Party or Subsidiary, subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 9.2(d);
(m)Liens on margin stock;
(n)any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under Governmental Authority;

(o)Liens securing reasonable and customary fees of banks and other depository institutions on cash and Cash Equivalents held on deposit with such banks and institutions, provided that such Liens are subordinated to the Liens described in Section 9.1(k);
(p)Liens granted to or created in favor of one or more Secured Parties under any of the Loan Documents;
(q)Liens securing Indebtedness permitted by Section 9.2(e), provided that (i) such Liens do not at any time encumber any property other than property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being financed on the date of the financed acquisition or lease, or the date of completion of the financed construction, repair or improvement, as applicable, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after (A) the financed acquisition thereof, or (B) the date of commencement of the financed lease, construction, repair or improvement thereof, as applicable;
(r)financing statements filed by equipment lessors, which identify specific equipment leased to a Borrower by such lessor;
(s)minor defects in title that do not materially interfere with the applicable Loan Party or Subsidiary’s ability to conduct its business or to utilize such assets for such Loan Party or Subsidiary’s intended purposes;
(t)other Liens; provided that at the time of the granting thereof and after giving pro forma effect thereto the aggregate outstanding Indebtedness secured by Liens existing in reliance on this clause (t) shall not exceed the greater of (i) $30,000,000 and (ii) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries at any time outstanding;
(u)Liens on Collateral securing obligations in respect of Indebtedness permitted under Section 9.2(n); provided that (x) if such Indebtedness ranks pari passu in right of security with the Obligations, any such Liens are subject to the First Lien Intercreditor Agreement and (y) if such Indebtedness ranks junior in right of security with the Obligations, any such Liens are subject to a Junior Lien Intercreditor Agreement;
(v)(i) other Liens with respect to property or assets of the Borrowers or any Subsidiary securing Indebtedness permitted under Section 9.2(k); provided that (i) (x) if such Indebtedness ranks pari passu in right of security with the Obligations, any such Liens are subject to the First Lien Intercreditor Agreement and (y) if such Indebtedness ranks junior in right of security with the Obligations, any such Liens are subject to a Junior Lien Intercreditor Agreement, and (ii) Liens securing Permitted Refinancing Indebtedness in respect of this Section 9.1(v); and
(w)Liens securing obligations under the Existing Credit Agreement on an equal and ratable basis with the Loans and any Permitted Refinancing Indebtedness in respect thereof, in each case, to the extent such liens are subject to the First Lien Intercreditor Agreement.
Notwithstanding anything contained in this Section 9.1 to the contrary, no Loan Party or any Subsidiary of a Loan Party shall create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Administrative Agent for the benefit of Secured Parties under the Collateral Documents and the Permitted Liens (other than Permitted Liens described in clause (a) above).
9.2Indebtedness. Directly or indirectly issue, assume, create, incur or suffer to exist any Indebtedness or the equivalent (including obligations under Capitalized Leases), except for:
(a)the Obligations and other Indebtedness owed to Lenders (or any applicable Affiliates thereof) under the Loan Documents;
(b)Indebtedness incurred between or among Loan Parties in the ordinary course of business, provided that if and to the extent requested by the Administrative Agent in writing all such Indebtedness shall be (i) evidenced by promissory notes and all such notes, (ii) subject to a first priority Lien pursuant to the Security Agreement, and (iii) unsecured and subordinated in right of payment to the full payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which, in either such case, is reasonably satisfactory to the Administrative Agent;
(c)Indebtedness existing on the date hereof and set forth in Schedule 9.2;
(d)Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed the greater of (x) $45,000,000 and (y) 15% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries at any time outstanding, and any Permitted Refinancing thereof;
(e)Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by a Borrower prior to or within 90 days after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset in an aggregate amount not to exceed the greater of $15,000,000 and 5% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries, in each case determined as of the date of incurrence, at any time outstanding;
(f)Indebtedness incurred by a Borrower in a Permitted Acquisition, in each case, constituting earnouts, holdbacks (including, without limitation, the Holdback Amount) or other similar adjustments to the purchase price;
(g)Indebtedness of the Loan Parties under Cash Management Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof, or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 15 Business Days of its incurrence; provided that such Loan Parties shall not guarantee or otherwise be responsible under such agreements, arrangements, protections or programs for obligations of any Person that is not a Loan Party;

(h)obligations in respect of performance, bid, appeal and surety bonds, surety-backed letters of credit and performance and completion guarantees and similar obligations provided by the Borrowers or any Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(i)any Hedge Agreements and guarantees of Hedge Agreements of any Borrower entered into in the ordinary course of business to hedge or mitigate interest rate risks, commodity price risks or other risks to which Loan Parties are exposed in the conduct of their business or the management of their liabilities, and not for speculative purposes;
(j)Indebtedness of the Borrowers or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries;
(k)other Indebtedness incurred by the Borrowers or any other Loan Party; provided that (A) (x) in the event any such Indebtedness that is secured on a pari passu or a junior lien basis with the Loans, the Consolidated Secured Net Leverage Ratio shall not exceed ~~3.00~~3.25 to 1.00 after giving pro forma effect to such Indebtedness, or (y) in the event any such Indebtedness is unsecured, the Consolidated Net Leverage Ratio shall not exceed ~~4.00~~4.25 to 1.00 after giving pro forma effect to such Indebtedness, and (B) in each case, the Specified Debt Conditions are satisfied with respect thereto;
(l)Indebtedness of the Loan Parties in respect of the Existing Credit Agreement (including all amendments, increases and other modifications from time to time as set forth in the definition of Existing Credit Agreement) and any Permitted Refinancing thereof;
(m)the Obligations and Indebtedness under any Refinancing Amendment;
(n)Incremental Equivalent Debt; ~~and~~
(o)unsecured Indebtedness not included in any other paragraph of this Section 9.2; provided that in the case of the incurrence of such unsecured Indebtedness (i) no Event of Default shall have occurred and be continuing at the time of the incurrence of such unsecured Indebtedness or would result therefrom, (ii) such unsecured Indebtedness shall have a final maturity date that shall not be prior to the date that is six (6) months after that applicable to any Indebtedness under this Agreement and such unsecured Indebtedness shall have a Weighted Average Life to Maturity that shall not be shorter than that applicable to any Indebtedness under this Agreement and (iii) the terms and conditions of such unsecured Indebtedness (other than pricing) shall be no more restrictive in any material respect on the Borrowing Agent and its Subsidiaries than the Indebtedness under this Agreement~~.~~; and
(p)any Permitted Convertible Indebtedness of Construction Partners in an aggregate principal amount outstanding not to exceed, at any one time, $575,000,000; provided, that in the case of each incurrence of such Permitted Convertible Indebtedness:
(i)no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Permitted Convertible Indebtedness;

(ii)the Administrative Agent shall have received satisfactory written evidence certifying that the Consolidated Net Leverage Ratio will be at least 0.25 to 1.00 less than the maximum Consolidated Net Leverage Ratio in effect as of the date of issuance of such Permitted Convertible Indebtedness pursuant to Section 9.16(a) on a pro forma basis (based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b), as applicable) after giving effect to the issuance of any such Permitted Convertible Indebtedness (but without netting proceeds from any such Permitted Convertible Indebtedness);
(iii)[reserved];
(iv)the terms of such Permitted Convertible Indebtedness reflect market terms (taken as a whole) at the time of issuance and (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions), taken as a whole, are not materially more restrictive (as determined by Construction Partners in good faith) on the Construction Partners and its Subsidiaries than the terms and conditions of this Agreement, taken as a whole; and
(v)are not supported by guaranties that are more favorable than the guaranties supporting the Obligations.
9.3Investments. Make or hold any Investments in any Person, except:
(a)Investments by one Loan Party in another Loan Party and Investments permitted by Section 9.5;
(b)Investments in cash and Cash Equivalents;
(c)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;
(d)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(e)Investments with respect to any Hedge Agreements permitted under Section 9.2;
(f)promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted hereunder;
(g)Investments of a Subsidiary acquired after the Closing Date or of a Person merged, amalgamated or consolidated into a Borrower or merged, amalgamated or consolidated with a Subsidiary in accordance with Section 9.4 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(h)employee loans or advances that do not exceed $1,000,000 in the aggregate at any one time outstanding and are made in the ordinary course of business consistent with practices existing on the Closing Date;
(i)cash deposits required by Governmental Authorities or public utilities;
(j)loans or advances made between or among Loan Parties in the ordinary course of business, provided that, if and to the extent requested by the Administrative Agent in writing, all such loans or advances shall be (i) evidenced by promissory notes, (ii) subject to the Administrative Agent’s first priority Lien pursuant to the Security Agreement, and (iii) unsecured and subordinated in right of payment to the full payment of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement which, in either such case, is satisfactory to the Administrative Agent;
(k)Investments in the Captive Insurance Company in an aggregate amount not to exceed at any time outstanding the greater of (x) $10,000,000, and (y) five percent (5%) of Consolidated Adjusted EBITDA for the four consecutive Fiscal Quarters of the Borrowers most recently ended as of such date of determination for which financial statements have been delivered pursuant to Section 8.1(a) or (b), as applicable, provided that the Investments pursuant to this clause shall be for the purpose of meeting the insurance requirements of the Captive Insurance Company to the extent required by applicable Laws;
(l)Investments by the Captive Insurance Company in Sponsored Captive Insurance Companies, in an aggregate amount not to exceed $500,000, which Investments are made on or before November 1, 2021;
(m)loans or advances not otherwise permitted by this Section 9.3, which do not exceed $1,000,000 in the aggregate outstanding;
(n)other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (n) that are at the time outstanding, not to exceed the greater of (x) $60,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries;
(o)Investments in Persons that are not Loan Parties which are organized for the purpose of performing joint venture projects to the extent that such projects are otherwise permitted pursuant to Section 9.13;
(p)investments in an aggregate amount not to exceed the Available Amount at such time; ~~and~~
(q)other investments as long as at the time of and immediately after giving effect to any such investment, the Consolidated Net Leverage Ratio calculated on a pro forma basis does not exceed ~~2.00~~2.25 to 1.00; and
(r)the purchase of any Permitted Bond Hedge Transaction or the sale of any Permitted Warrant Transaction by Construction Partners and the performance of its obligations thereunder;

provided, however, that after giving effect to the making of any loans, advances or deposits permitted by clauses (d), (g),(h), (i), (j), (k), (l), (m), (p) or (q) of this Section, no Default or Event of Default shall have occurred and be continuing or would result therefrom.
9.4Fundamental Changes and Dispositions. Consolidate or merge with or into, or make any Disposition of (or enter into any agreement to make any Disposition of), or sell, lease or otherwise transfer all or any substantial part of its properties (including, in each case, pursuant to an LLC Division) to, any Person (other than to a Loan Party), or discontinue or eliminate any material business line or segment or suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any of its own Equity Interests or that of any Subsidiary of a Loan Party, except:
(a) Restricted Payments permitted by Section 9.6; provided, however, that (I) a Loan Party may merge with another Person if (a) such Person was organized under the laws of the United States of America or one of its states, (b) a Loan Party is the Person surviving such merger, (c) immediately after giving effect to such merger, no Default or Event of Default shall exist or would result therefrom, and (d) if a Borrower merges with another Loan Party or another Person (other than another Borrower), such Borrower is the Person surviving such merger and (II) a Loan Party may make Dispositions of property (other than a Disposition of all or substantially all of the assets of the Borrowers and their respective Subsidiaries on a consolidated basis); provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition, (ii) the consideration received for such property shall be in an amount at least equal to the fair market value thereof (as determined by the Borrowing Agent in good faith) and (iii) with respect to any Disposition pursuant to this clause (II) for a purchase price in excess of the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries, as determined at the time a legally binding commitment to make such Disposition is entered into, or if there is no such legally binding commitment, at the time of such Disposition, the Borrowers or any of their respective Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (II), the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrowers’ most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrowers or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (i) are assumed by the transferee with respect to the applicable Disposition or (ii) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Borrowers or their respective Subsidiaries) and, in each case, for which the Borrowers and all of their Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Borrowers or the applicable Subsidiary from such transferee that are converted by the Borrowers or such Subsidiary into Permitted Investments (to the extent of the Permitted Investments received) within twelve (12) months following the closing of the applicable Disposition, (C) any assets received by the Borrowers or such Subsidiary to the extent used or useful in the business of the Borrowers and their respective Subsidiaries and (D) aggregate non-cash consideration received by the Borrowers or any Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of (x) $30,000,000 and (y) 10% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the

Borrowers and their respective Subsidiaries (net of any non-cash consideration converted into Permitted Investments)~~.~~; and
(b)the liquidation or dissolution of any Immaterial Subsidiary if the Borrowing Agent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and their Subsidiaries, is not materially disadvantageous to the Administrative Agent or the Lenders and the Borrowers or any Subsidiary receives any assets of the relevant dissolved or liquidated Immaterial Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 9.3.
Notwithstanding the foregoing, or anything contrary in this Agreement, no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, contribute, transfer, assign or dispose of any Material Intellectual Property, in any such case, to a Subsidiary that is not a Loan Party.
9.5Acquisitions. Make any Acquisition, or take any action to solicit the tender of Equity Interests or proxies in respect thereof in order to effect any Acquisition, unless such Acquisition is a Permitted Acquisition.
9.6Restricted Payments. Declare or make any Restricted Payment or incur any obligation (contingent or otherwise) to do so except:
(a)a Subsidiary of a Loan Party may declare and pay dividends ratably with respect to such Subsidiary’s Equity Interests;
(b)Borrowers and other Loan Parties may make Restricted Payments, not exceeding $~~2,000,000~~5,000,000 during any Fiscal Year pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Borrowers;
(c)Borrowers may make any “net down payments” involving the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrowers held by any employee in connection with vesting of equity awards, in order to satisfy any tax withholding obligations in connection therewith;
(d)Borrowers may pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrowers held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Loan Party or make Restricted Payments in the form of distributions to allow the Borrowers to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of such Borrowers in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests of the Borrowers held by such Persons; provided that the aggregate amount of Restricted Payments pursuant to this clause (d) shall not exceed $1,000,000;
(e)with respect to any taxable period ending after the Closing Date in which Construction Partners and/or any of its Subsidiaries is a member of a consolidated, combined or similar income or similar tax group (a “Tax Group”) of which a direct or indirect parent of

Construction Partners is the common parent, Borrowers may distribute to the common parent any amount needed to pay any consolidated, combined or similar federal, state and local income or similar taxes, as applicable, of such Tax Group with respect to such taxable period to the extent attributable to the taxable income of Construction Partners and/or its applicable Subsidiaries, as applicable; provided that the amount of such distributions made in the aggregate with respect to each such taxable period shall not exceed the amount that Construction Partners and/or its applicable Subsidiaries, as applicable, would have been required to pay with respect to such taxable period if Construction Partners and/or such Subsidiaries, as applicable, had been a stand-alone corporate taxpayer or stand-alone Tax Group, as applicable, for all taxable periods ending after the Closing Date;
(f)Borrowers may pay management fees pursuant to the Management Services Agreement as long as no Default or Event of Default exists or would result therefrom and Borrowers have cash and/or Cash Equivalents of at least $20,000,000 in the aggregate after giving effect to such payment;
(g)Borrowers may declare and make dividend payments or other Restricted Payments payable solely in the form of common Equity Interests of such Person;
(h)Borrowers and other Loan Parties may make any other Restricted Payments, so as long as, at the time of and immediately after giving effect to any such Restricted Payment, (x) the Consolidated Net Leverage Ratio calculated on a pro forma basis does not exceed ~~2.00~~2.25 to 1.00 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(i)Borrowers and other Loan Parties may make any other Restricted Payments in an aggregate amount not to exceed the Available Amount at such time; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (i), (x) the Consolidated Net Leverage Ratio calculated on a pro forma basis does not exceed ~~3.00~~3.25 to 1.00 and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom; ~~and~~
(j)Borrowers and other Loan Parties may make any other Restricted Payments in an aggregate amount not to exceed the greater of (x) $60,000,000 and (y) 20% of Consolidated Adjusted EBITDA for the most recent period of four fiscal quarters of the Borrowers and their respective Subsidiaries; provided that at the time of and immediately after giving effect to any such Restricted Payment made in reliance on this clause (j), no Default or Event of Default shall have occurred and be continuing or would result therefrom~~.~~;
(k)Construction Partners may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof);
(l)Construction Partners may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction;
(m)Construction Partners may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction

(including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof); and
(n)Construction Partners may make payments of dividends or distributions made to repurchase, redeem, retire or otherwise acquire Equity Interests of Construction Partners or any direct or indirect parent of Construction Partners under any share repurchase plan; provided, that (i) the aggregate amount of Restricted Payments made under this clause (n) shall not exceed $50,000,000 in the aggregate during any Fiscal Year and (ii) at the time when any such Restricted Payment is to be made, no Event of Default exists or would result therefrom.
9.7Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their respective Subsidiaries on the Closing Date or any business substantially related or incidental thereto. In addition, the Captive Insurance Company shall not engage in any business other than the provision of commercial general liability, commercial automobile liability, commercial auto physical damage, representation and warranty insurance or workers compensation, employers liability insurance and bonding and surety services to the Borrowers and the Guarantors.
9.8Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Borrower, whether or not in the ordinary course of business, other than:
(a)Transactions among Loan Parties or between a Loan Party and an entity that becomes a Loan Party as a result of such transaction;
(b)Restricted Payments permitted under Section 9.6;
(c)transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and publicly disclosed and then available via EDGAR on the SEC website, or any amendment thereto to the extent such an amendment is not adverse to the Administrative Agent or the Lenders in any material respect;
(d)on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to the Captive Insurance Company and the Risk Services Subsidiary and any premiums paid thereto);
(e)the issuance of Equity Interests or equity-based awards to any officer, director, employee of the Borrowers or any of their Subsidiaries in the ordinary course of business consistent with past practices;
(f)employment or severance or benefit related arrangements between the Borrowers and their Subsidiaries and their respective officers and employees in the ordinary course of business and consistent with past practices, and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business and consistent with past practices; and
(g)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Borrowing Agent and

Subsidiaries of Borrowing Agent in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowing Agent and its Subsidiaries.
9.9Burdensome Agreements.
(a)Enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of Restricted Payments or other distributions in respect of Equity Interests of the Loan Party or any Subsidiary, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible; or
(b)directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement limiting the ability of any Subsidiary to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise transfer assets to or make investments in, any Loan Party or any Subsidiary of a Loan Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) as provided in this Agreement, (ii) any agreement in effect at the time a Person first became a Subsidiary of a Loan Party, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of a Loan Party, (iii) by reason of customary negative pledges or provisions restricting assignments, licenses, subletting or other transfers contained in leases, licenses, joint venture agreements, purchase and sale or merger agreements and other similar agreements entered into in the ordinary course of business so long as such restrictions do not extend to assets other than those that are the subject of such lease, license or other agreement, (iv) any securitization transactions to the extent set forth in the documents evidencing such transactions so long as such restrictions do not extend to assets other than those that are the subject of such transactions, or (v) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses so long as the terms and conditions of any such agreement are not materially less favorable to the Loan Parties, the Administrative Agent or the Lenders, in each case, with respect to such dividend and payment restrictions than those under or pursuant to the agreement that is amended, extended, refinanced, renewed or replaced.
9.10Amendments of Organization Documents and Management Services Agreement.
(a)Amend (i) any of its Organization Documents (other than to change its name as permitted by Section 9.15) in a manner that would reasonably be expected to (A) impair the enforceability of any Loan Document in any material respect or the perfection or priority of any Lien created thereunder, (B) impair in any material respect its ability to perform its obligations under the Loan Documents or (C) otherwise have a Material Adverse Effect or (ii) the Management Services Agreement, in each case, without the prior written consent of the Administrative Agent; or
(b)amend the organizational documents of the Captive Insurance Company in any material respect without (in the case of this clause (b)) the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

9.11Accounting Changes. Make any change in (i) accounting policies or reporting practices, except as required by GAAP or applicable generally accepted accounting principles, or (ii) Fiscal Year, in each case, without the prior written consent of the Administrative Agent.
9.12[Reserved].
9.13Partnerships, Etc. Become a general partner in any general or limited partnership or a joint venturer in any joint venture; provided, however, that the Loan Parties may, in the aggregate, participate in joint ventures on individual contracts not exceeding $30,000,000 in price individually or $50,000,000 in price in the aggregate at any one time outstanding, and in joint ventures for construction contracts in the ordinary course of business requiring a surety bond in any amount that is bonded by a surety company. Notwithstanding the foregoing, at the written request of a Loan Party, and with the prior written approval of the Administrative Agent and the Required Lenders in their discretion, any such transaction may be excluded from the foregoing requirements of this Section 9.13.
9.14Formation of Subsidiaries. Organize or invest in any new Subsidiary, unless such Investment is permitted pursuant to the terms hereof (including Section 9.3) and, with respect to any such action, the Borrowers cause such Subsidiary to comply with Section 8.12.
9.15Changes in Locations; Name, etc. Change the location of its chief executive office/chief place of business or change its legal name, type of organization or jurisdiction of organization or change the location where it maintains its records unless it shall have given the Administrative Agent at least fifteen (15) days prior written notice thereof and shall have delivered to the Administrative Agent all UCC financing statements and amendments thereto as the Administrative Agent shall request and taken all other actions deemed reasonably necessary by the Administrative Agent to continue its perfected security interest in the Collateral.
9.16[Reserved].
9.17ERISA.
(a)Permit the affairs of any Loan Party to be conducted so that the underlying assets of the Loan Party constitute “plan assets” within the meaning of the Plan Asset Rules.
(b)Permit the occurrence of an ERISA Event that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect.
9.18Cash Management. Modify, or permit any change to, the cash management systems described in Section 8.15.
9.19OFAC; USA Patriot Act. Permit its directors and officers, and any employee, agent, or affiliate acting on behalf of such Loan Party in connection with this Agreement to: (a) become a Sanctioned Person; (b) directly or indirectly, provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person of Anti-Corruption Law, Anti-Money Laundering, or International Trade Laws (including the Administrative Agent, Lead Arrangers, any Lender, underwriter, advisor, investor, or otherwise) or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-

Money Laundering Law or International Trade Law; (c) repay the Loans with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property.
9.20Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction.
9.21Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (including Subordinated Indebtedness), except (a) the prepayment of the Loans in accordance with the terms of this Agreement, (b) the prepayment of the Loans under the Existing Credit Agreement in accordance with the terms thereof, and subject to the limitations set forth in this Agreement and the First Lien Intercreditor Agreement, (c) in the case of Subordinated Indebtedness, as permitted by the Administrative Agent in its sole discretion, ~~and~~ (d) the prepayment of Incremental Equivalent Debt or Refinancing Notes, in each case, in accordance with the terms of this Agreement~~.~~ and (e) (i) the payment upon maturity (or otherwise required pursuant to customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, fundamental change or asset sale) of any Permitted Convertible Indebtedness, and (ii) in the case of Construction Partners the (x) conversion or exchange of any Permitted Convertible Indebtedness in accordance with its terms into or for Class A common stock (or other securities or property following a merger event, reclassification or other change of the Class A common stock) of Construction Partners and make a payment of cash in lieu of fractional shares deliverable upon any such conversion, redemption or exchange or (y) delivery of cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Permitted Convertible Indebtedness not to exceed the sum of (1) the principal amount of such Permitted Convertible Indebtedness, as applicable, and (2) the amount of any payments required to be made to Construction Partners upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such relevant Permitted Convertible Indebtedness.
9.22Amendment of Indebtedness. Amend, modify or change in any manner any term or condition of any Subordinated Indebtedness, except for any refinancing, refunding, renewal or extension thereof permitted by the terms of this Agreement.
ARTICLE 10
DEFAULT
10.1Events of Default. Any of the following shall constitute an Event of Default hereunder:
(a)Non-Payment. Any Borrower or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee due or other amount payable hereunder or under any other Loan Document (other than an amount referred to in clause (a)(i) of this Section 10.1);
(b)Specific Covenants. Any Borrower or any Loan Party (i) fails to perform or observe any term, covenant or agreement contained in any of Section 8.1(a), 8.1(b), 8.2, 8.3(a), 8.5, 8.10, 8.11, 8.12, 8.16 or Article 9, or (ii) fails to comply with the financial covenants set forth in Section 9.16 of the Existing Credit Agreement; provided that failure to comply with either financial covenant set forth in Section 9.16 of the Existing Credit Agreement shall not constitute a Default or Event of Default with respect to any Loans or Commitments hereunder unless and until the Required Revolving Lenders (as defined in the Existing Credit Agreement) have actually declared all Revolving Loans (as defined in the Existing Credit Agreement) and all related obligations to be immediately due and payable in accordance with the Existing Credit Agreement and such declaration has not been rescinded on or before the date the Lenders declare an Event of Default with respect to such financial covenant;
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 10.1(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the first day on which any Loan Party has knowledge of such failure or (ii) written notice thereof has been given to any Loan Party by the Administrative Agent;
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or any such representation, warranty, certification or statement that is qualified by materiality or Material Adverse Effect shall be incorrect or misleading in any respect) when made or deemed made;
(e)Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under any Swap Contracts) that constitutes Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded, in each case after expiration of any applicable notice or cure period, provided that this clause (B) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder ~~or~~, (y)(1) any event that permits holders of any Permitted Convertible Indebtedness to convert or exchange such Permitted Convertible Indebtedness or (2) the conversion or exchange of any Permitted Convertible Indebtedness, in either case, into Class A common stock of Construction Partners (or other securities or property following a merger event, reclassification or other change of the Class A common stock of Construction Partners), cash or a combination thereof or (z) any Indebtedness under the Existing Credit Agreement, unless and until the earlier of (1) any failure to observe or perform any agreement or condition under the Existing Credit Agreement or any other event occurs thereunder that, in each case, has resulted in an event of default under the Existing Credit Agreement and has continued for thirty (30) days after the expiration of any applicable notice or cure period, or (2) any failure to observe or perform any agreement or condition under the Existing Credit Agreement, or any other event occurs thereunder, which has caused the lenders under the Existing Credit Agreement to have actually declared all loans and all related obligations thereunder to be immediately due and payable and such declaration has not been rescinded on or before the date the Lenders declare an Event of Default under this clause (B) as a result therefrom, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any of its Subsidiaries is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that clause (ii) shall not apply to the occurrence of any early termination or cancellation and payment (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.
(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;
(h)Judgments. There is entered against any Loan Party or any of its Subsidiaries (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount, or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, in either case, to the extent not covered by independent third-party insurance (or insurance provided by the Captive Insurance Company) as to which the insurer has been notified of such judgment or order and has not denied coverage and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(i)ERISA. Any Loan Party has underlying assets which constitute “plan assets” within the Plan Asset Rules;

(j)ERISA Event. An ERISA Event shall occur that, individually or in the aggregate, results or will reasonably be expected to result in a Material Adverse Effect;
(k)Invalidity of Loan Documents. Any payment provision, any financial covenant or any other material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or following the occurrence of the Termination Date, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the occurrence of the Termination Date), or purports to revoke, terminate or rescind any Loan Document;
(l)Change of Control. There occurs any Change of Control; or
(m)Collateral Document. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms hereof or thereof) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee requirements hereunder or results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or take other required actions.
(n)Intercreditor Agreements. The First Lien Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Existing Credit Agreement Administrative Agent or any other agent or lender with respect to the Existing Credit Agreement, enforceable in accordance with its terms (to the extent that any such Indebtedness remains outstanding).
10.2Remedies Upon Event of Default.
(a)Generally. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)declare the Commitments of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower (to the extent permitted by applicable Law); and
(iii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
(iv)provided, however, that upon the occurrence of any Event of Default described in either of Section 10.1(f) or (g), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
(b)Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.5, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, Affiliate or participant, irrespective of whether or not such Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness, provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.5 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates and participants may have. Each Lender agrees to notify the Borrowing Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
(c)Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 10.2 for the benefit of all the Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.2(b) (subject to the terms of Section 5.5), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party, including any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 10.2(c), and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.5), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.3[Reserved].
10.4Application of Funds. Subject to the First Lien Intercreditor Agreement, after the exercise of remedies provided for in Section 10.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 10.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
(a)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)Second, to payment of that portion of the Obligations (excluding Obligations under any Hedge Agreements and Secured Cash Management Agreements) constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article V), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
(c)Third, to payment of that portion of the Obligations (excluding Obligations under any Hedge Agreements and Secured Cash Management Agreements) constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
(d)Fourth, to payment of that portion of the Obligations (excluding Obligations under any Hedge Agreements and Secured Cash Management Agreements) constituting unpaid principal of the Loans ratably among the Lenders, in proportion to the respective amounts described in this clause Fourth held by them;
(e)Fifth, payment of that portion of the Obligations constituting any amounts owed under any Hedge Agreement and any Secured Cash Management Agreements, ratably among the Lender Counterparties in proportion to the respective amounts described in this clause Fifth held by them;
(f)Sixth, to the payment of all other Obligations owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
(g)Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. Each Lender Counterparty not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a

“Lender” party hereto. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.
ARTICLE 11
THE ADMINISTRATIVE AGENT
11.1Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
11.2Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
11.3Exculpatory Provisions.
(a)The Administrative Agent or any Lead Arranger, as applicable, shall not have any duties or obligations except those expressly specified herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or any Lead Arranger, as applicable:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, any Lead Arranger or any of their respective Affiliates in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent as set forth herein and the other Loan Documents.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 10.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrowing Agent or a Lender.
(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition specified in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
11.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loan Facility and any other credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
11.6Resignation of Administrative Agent.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowing Agent (so long as no Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowing Agent and such Person remove such Person as Administrative Agent and, in consultation with the Borrowing Agent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.6). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
11.7Non-Reliance on Administrative Agent, any Lead Arranger and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law.
11.8No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Managers or the Lead Arrangers listed on the cover page hereof shall have any obligations, powers, duties or responsibilities under this Agreement or any of the other Loan Documents and shall incur no liability hereunder or thereunder in such capacity, except, in each case, in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
11.9Administrative Agent’s Fee. The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of the Administrative Agent Fee Letter, as amended from time to time.
11.10Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.3) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.3.
The Loan Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders but otherwise subject to the terms and conditions of the First Lien Intercreditor Agreement, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.1 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Loan Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Loan Party or any acquisition vehicle to take any further action.
11.11Collateral and Guaranty Matters.
(a)Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion,
(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (w) upon the Termination Date, (x) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents to a Person that is not a Loan Party, (y) pursuant to the First Lien Intercreditor Agreement, or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Lenders;
(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under this Agreement;
(iii)to release any Guarantor or any Borrower (other than Construction Partners) from its obligations under the Guaranty Agreement (x) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents and (y) pursuant to the First Lien Intercreditor Agreement; and
(iv) to execute and deliver the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any other intercreditor agreement, in each case, to provide that any Lien on any property granted to or held by the Administrative Agent under any Loan Document to secure the Obligations has the same or a senior priority to the Liens of any holder of another Lien on such property that secures Indebtedness permitted hereunder to the extent such Lien priority is expressly permitted by Section 3.6, Section 3.7, Section 9.1(u), (v) or (w) or Section 9.2(k), as applicable.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, with respect to any Liens that secure, or any Guarantors that guarantee or are otherwise obligors with respect to, obligations in connection with the Existing Credit Agreement or any other obligations subject to the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement, the Administrative Agent shall not be required to release or subordinate such Liens, or to release such Guarantors, in the case that such Liens are not concurrently released or subordinated, or such Guarantors are not concurrently released, in connection with the Existing Credit Agreement and each such other agreement that is subject to the First Lien Intercreditor Agreement or any Junior Lien Intercreditor Agreement, as applicable.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement, or to execute and deliver any intercreditor agreement, pursuant to this Section 11.11.
(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
11.12No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their respective Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
11.13Secured Cash Management Agreements and Hedge Agreements. No Lender Counterparty that obtains the benefits of Section 10.4, the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Hedge Agreements and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. Each Lender Counterparty that is a counterparty to a Secured Cash Management Agreement or a Hedge Agreement, in its capacity as such, agrees to be bound by this Article 11 to the same extent as a Lender hereunder.
11.14ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Lead Arrangers and their respective Affiliates, and not for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding Section 11.14(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 11.14(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that:
(i)none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)no fee or other compensation is being paid directly to the Administrative Agent or Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
The Administrative Agent and each Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
11.15Erroneous Payments.
(a)If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the

Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.15(b).
(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under preceding clause (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with each Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowing Agent or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency.
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine
(g)Each party’s obligations, agreements and waivers under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE 12
MISCELLANEOUS
12.1Modifications, Amendments or Waivers. With the written consent of the Required Lenders (or as expressly provided by Section 3.6), the Administrative Agent, acting on behalf of all the Lenders, and the Borrowing Agent, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
(a)Conditions to Closing Date Loans. Waive any condition set forth in Section 7.1 without the written consent of all of the Lenders;

(b)Conditions to Specific Credit Extensions. Waive any condition set forth in Section 3.6 as to the making of any Loan without the written consent of the Required Lenders;
(c)Extend or increase of Commitment. Extend or increase or reinstate the amount of any Commitment of any Lender hereunder without the written consent of such Lender;
(d)Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, (i) extend the Maturity Date or the time for payment of principal or interest of any Loan (it being understood that a waiver of any condition precedent or the waiver of any default or mandatory prepayment shall not constitute an extension or increase) or any interest, fee or amount payable to any Lender, (ii) reduce the principal amount of or the stated rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates), (iii) reduce the stated rate of any fee or amount payable to any Lender, in each case, without the written consent of each Lender directly affected thereby (provided that (x) any amendment or modification of defined terms related to financial terms used in this Agreement shall not constitute a reduction in the stated rate of interest or fees for purposes of this clause (d), and (y) it being understood that the waiver of (or amendment to the terms of) Section 3.6(e)(ii) and the application thereof shall not constitute a reduction of the amount of interest or other amounts);
(e)Release of Collateral or Guarantor. Except for sales of assets to Persons that are not Loan Parties permitted by Section 9.4, release all or substantially all of the Collateral or release all or substantially all the value of the Guarantors from their Obligations under the Guaranty Agreement, in each case without the written consent of all Lenders (other than Defaulting Lenders);
(f)Release of Borrower. Release of any Borrower without the written consent of all Lenders;
(g)Subordination of Obligations and Liens. (i) Subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case without the consent of each Lender directly affected thereby or (ii) subordinate, or have the effect of subordinating, the Liens securing the Obligations hereunder to Liens securing any other Indebtedness or other obligation, in each case without the written consent of each Lender directly affected thereby;
(h)Miscellaneous. Amend Section 3.5, Section 5.4, , Section 5.5, Section 10.4, Section 11.3 or this Section 12.1, to alter any provision regarding (i) the pro rata treatment of the Lenders, including any provision that would alter the pro rata sharing of payments or pro rata reduction of Commitments required thereby or (ii) the payment waterfall provisions set forth herein, in each case, without the written consent of each Lender affected thereby;
(i)Assignments. Impose any greater restriction on the ability of any Lender under the Loan Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; or
(j)Voting Requirements. Amend any of the provisions of this Section 12.1 or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
provided that (i) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent may be made without the written consent of the Administrative Agent and (ii) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 12.1(a) through (d) above, there is a Non-Consenting Lender, then the Borrowing Agent shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Maturity Date with respect to applicable Lenders that agree to such extension with respect to their Loans with the written consent of each such approving Lender, the Administrative Agent and the Borrowing Agent (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Loan Facility with respect to the portion thereof with a Maturity Date so extended; provided that any such proposed extension of the Maturity Date shall have been offered to each Lender with Loans or Commitments under the Loan Facility, and if the consents of such Lenders exceed the portion of Commitments and Loans the Borrowing Agent wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Loans in the same manner as it applies to the Loan Facility; provided that any such offer may, at the Borrowing Agent’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Loans and/or any Loan Facility without being made to any other tranche of Incremental Loans or the Loan Facility, as the case may be.
In addition, notwithstanding the foregoing, with the consent of the Borrowing Agent, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole). Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is expressly contemplated by the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement; provided, further, that no such agreement shall amend, modify or otherwise adversely affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.
12.2No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this

Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.
12.3Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, disbursements and other charges of (A) one primary U.S. counsel for the Administrative Agent, the Lead Arrangers and the Lenders, (B) if reasonably requested by the Administrative Agent, one local counsel in each relevant jurisdiction, (C) one reasonably necessary special or regulatory counsel in each relevant specialty and (D) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (C) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant specialty)) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 12.3, or in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.
(b)Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), the Co-Managers, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all losses, claims, damages, liabilities and related expenses (including the fees, disbursements and other charges of (A) one primary counsel for the Indemnitees (taken as a whole), (B) if reasonably requested by the Administrative Agent, one local counsel in each relevant jurisdiction, (C) one reasonably necessary special or regulatory counsel in each reasonably necessary specialty and (D) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (C) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant specialty)), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party, or any affiliate of any such party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 5.9), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any affiliate of any such party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Ratable Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 12.3(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(e)Payments. All amounts due under this Section 12.3 shall be payable not later than ten (10) days after demand therefor.
(f)Survival. Each party’s obligations under this Section 12.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
12.4Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Maturity Date if the Maturity Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
12.5Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, electronic mail or sent by facsimile as follows:
(i)if to the Borrowing Agent, any Borrower or any other Loan Party, to it at:
Construction Partners, Inc.
701 Corporate Center Drive, Suite 101
Raleigh, NC 27607
Attention: [*****]
Telephone: [*****]
Electronic Mail: [*****]

With a copy to:

Construction Partners, Inc.
200 Grove Park Lane, Suite 630
Dothan, AL 36305
Attention: [*****]
Telephone: [*****]
Electronic Mail: [*****]

(ii)if to the Administrative Agent to make a payment or to request Extended Loans, to:
Bank of America, N.A.
Dedicated Servicing
7105 Corporate Dr
~~900 West Trade Street~~
~~Gateway Village – 900 Building~~
Mail Code: ~~NC1-026-06-04~~TX2-981-02-29
~~Charlotte, NC 28255~~
Plano TX 75024
Attn: [*****]
Phone: [*****]
Email: [*****]

(iii)if to the Administrative Agent for any other purpose, to:
Bank of America, N.A.
Agency Management
900 West Trade Street
Gateway Village – 900 Building
Mail Code: NC1-026-06-03
Charlotte, NC 28255
Attn: [*****]
Phone: [*****]
Email: [*****]
(iv)if to a Lender, to it at its address (or facsimile number) specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 or Article 3 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowing Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform.
(i)The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.
(ii)The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to this Agreement or any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
12.6Severability. The provisions of this Agreement and the other Loan Documents are intended to be severable. If any provision of this Agreement or any other Loan Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section 12.6, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

12.7Duration; Survival. All representations and warranties of the Loan Parties contained herein and in any other Loan Document or other document delivered pursuant hereto or made in connection herewith or therewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Termination Date. All covenants and agreements of each Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those specified in the Notes, Article 5 and Section 12.3, shall survive the Termination Date. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the Closing Date and until the Termination Date.
12.8Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(1)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(2)in any case not described in clause (i)(1) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Loan of such assigning Lender, unless, in each case, each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:
(1)the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(2)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of~~, or (ii)~~  any Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to a Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowing Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(viii)Effectiveness; Release. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 5.8, 5.9 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own Commitments and Loans), at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowing Agent or the Administrative Agent, sell participations to any Person (other than a Defaulting Lender or its Lender Parent, a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 12.1(a), 12.1(b), or 12.1(c) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.4 , 5.8, 5.9 and 5.10 (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) (it being understood that the documentation required under Section 5.9(g) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the provisions of Section 5.13 as if it were an assignee under to paragraph (b) of this Section 12.8; and (B) shall not be entitled to receive any greater payment under Sections 5.8 or 5.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowing Agent’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 5.13 with respect to any Participant. To the extent permitted by Law, each Participant shall be subject to Section 5.5 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowing Agent, the Administrative Agent and such Lender.
(g)Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger, bookrunner, co-manager and/or documentation agents listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.
(h)Auctions by Borrowing Agent. Notwithstanding anything to the contrary contained in this Section 12.8 or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Commitment or Loans owing to it to the Borrowers on a non-pro rata basis subject to the following limitations:
(i)The Borrowing Agent may conduct one or more modified Dutch auctions (each, an “Auction”) to repurchase all or any portion of the Loans; provided that, (A) notice of the Auction shall be made to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 12.8(h) and the Auction Procedures set forth on Exhibit J and are otherwise reasonably acceptable to the Auction Manager and the Administrative Agent;
(ii)With respect to all repurchases made by the Borrowing Agent pursuant to this Section 12.8(h), (A) the Borrowing Agent shall deliver to the Auction Manager a certificate of an Responsible Officer stating that (1) no Default or Event of Default has occurred and is continuing or would result from such repurchase and (2) as of the launch date of the related Auction and the effective date of any Affiliate Assignment Agreement, it is not in possession of any information regarding the Borrowers, their respective Subsidiaries or their respective Affiliates, or their assets, the Borrowers’ ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Affiliate Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, the Administrative Agent and the Lenders, (B) the Borrowing Agent shall not use the proceeds of any revolving credit loans to acquire such Loans and (C) the assigning Lender and the Borrowing Agent shall execute and deliver to the Auction Manager and the Administrative Agent an Affiliate Assignment Agreement; and
(iii)Following any repurchase by the Borrowing Agent pursuant to this Section 12.8(h), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by

Borrowers), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Loans repurchased and cancelled pursuant to this Section 12.8(h), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.
12.9Confidentiality.
(a)General. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating any Borrower or its Subsidiaries or the Loan Facility or any other credit facilities provided hereunder or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the Loan Facility or other credit facilities provided hereunder; (viii) with the consent of the Borrowing Agent; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, (B) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower, or (C) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 12.9. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Co-Managers and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 12.9, “Information” means all information received from any Borrower or any of its Subsidiaries relating to any Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower or any of its Subsidiaries; provided that, in the case of information received from any Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning any Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.
(b)Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 12.9(a).
12.10Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. Except as provided in Article 7, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lenders agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent or any Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent or any Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
12.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
Each Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(b)Waiver of Venue. Each Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.5. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.12Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent that any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(i)the effects of any Bail-In Action on any such liability, including, if applicable:
(ii)a reduction in full or in part or cancellation of any such liability;
(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(b)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.13USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Act.
12.14Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract, Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity/Bank/FSI that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 12.14, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity/Bank/FSI” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(c)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
12.15~~12.15~~    First Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agreement pursuant to the Loan Documents and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien Intercreditor Agreement shall govern and control.
[SIGNATURE PAGES ~~ATTACHED~~INTENTIONALLY DELETED]

    ~~IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.~~
~~THE BORROWERS~~
~~CONSTRUCTION PARTNERS, INC., as the Borrowing Agent and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~WIREGRASS CONSTRUCTION COMPANY, INC., as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~FSC II, LLC, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~C. W. ROBERTS , INCORPORATED, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~KING ASPHALT, INC., as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~THE SCRUGGS COMPANY, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~

~~FEREBEE CORPORATION, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~FEREBEE ASPHALT CORPORATION, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~ASPHALT INC., LLC, as a Borrower and a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~THE GUARANTORS~~
~~CONSTRUCTION PARTNERS RISK SERVICES, INC., as a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~ACE AGGREGATES, LLC, as a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~PELICAN ASPHALT COMPANY LLC, as a Guarantor~~
~~By:~~
~~Name:~~
~~Title:~~
~~LONE STAR MATERIALS & ASPHALT, LLC, as a Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

~~BANK OF AMERICA, N.A.,~~
~~as Administrative Agent~~
~~By:~~
    ~~Name:~~
    ~~Title:~~
~~BANK OF AMERICA, N.A.,~~
~~as a Lender~~
~~By:~~
    ~~Name:~~
    ~~Title:~~